UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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NCR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2013 ANNUAL MEETING

AND PROXY STATEMENT

March 11, 2013

Dear Fellow NCR Stockholder:

I am pleased to invite you to attend NCR’s 2013 Annual Meeting of Stockholders that will be held on April 24, 2013, at 9:00 a.m. Eastern Time, in the Auditorium at NCR Corporation’s office located at 3097 Satellite Boulevard, Duluth, Georgia 30096.

The accompanying notice of the Annual Meeting and proxy statement tell you more about the agenda and procedures for the meeting. They also describe how the Board of Directors operates and provide information about our director candidates, executive officer and director compensation and corporate governance matters. I look forward to sharing more information with you about NCR at the Annual Meeting.

As in prior years, we are offering to our stockholders the option to receive NCR’s proxy materials on the Internet. We believe this option, which we intend to continue to offer in future years, will be preferred by many of our stockholders, as it allows NCR to provide our stockholders the information they need in an environmentally-conscious form and at a reduced cost.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I urge you to authorize your proxy as soon as possible. You may vote by proxy on the Internet or by telephone, or, if you received the proxy materials by mail, you may also vote by mail. Your vote will ensure your representation at the Annual Meeting regardless of whether you attend in person.

Sincerely,

William R. Nuti

Chairman of the Board,

Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF NCR CORPORATION

Time:

9:00 a.m. Eastern Time

Date:

Wednesday, April 24, 2013

Place:

NCR Corporation

Auditorium

3097 Satellite Boulevard

Duluth, Georgia 30096

Purpose:

•

Elect three Class B directors identified in this proxy statement to hold office for three-year terms and one Class C director to hold office for a one-year term, or until his or her respective successor is duly elected and qualified;

•	Consider and vote upon the ratification of the appointment of the Company’s independent registered public accounting firm for 2013;
•	Consider and hold an advisory vote to approve executive compensation (“Say on Pay”) as disclosed in these proxy materials;
•	Consider and vote upon the approval of the NCR Corporation 2013 Stock Incentive Plan;
•	Consider and vote upon a stockholder proposal to repeal the classified Board of Directors if properly presented at the Annual Meeting; and
•	Transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Other Important Information:

•	Registered holders of NCR common stock at the close of business on February 12, 2013 may vote at the meeting.
•	Your shares cannot be voted unless they are represented by proxy or in person by the record holder at the meeting. Even if you plan to attend the meeting, please authorize your proxy.

By order of the Board of Directors,

Jennifer M. Daniels

Senior Vice President, General Counsel

and Secretary

March 11, 2013

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on April 24, 2013

This proxy statement and NCR’s 2012 Annual Report on Form 10-K are available at www.proxyvote.com.

NCR Corporation

3097 Satellite Boulevard

Duluth, Georgia 30096

PROXY STATEMENT

GENERAL INFORMATION

These materials are intended to solicit proxies on behalf of the Board of Directors of NCR Corporation, a Maryland corporation (which we refer to as “NCR,” the “Company,” “we,” or “us”), for the 2013 Annual Meeting of Stockholders, including any adjournment or postponement thereof. The meeting will be convened at 9:00 a.m., Eastern Time, on April 24, 2013, in the Auditorium at NCR’s office at 3097 Satellite Boulevard, Duluth, Georgia 30096.

Delivery of Proxy Materials

We are providing access to our proxy materials (including this proxy statement, together with a notice of meeting and the Company’s annual report) on the Internet pursuant to rules adopted by the Securities and Exchange Commission (“SEC”). Accordingly, beginning on or about March 11, 2013, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders entitled to vote at the meeting. You may also request a printed copy of the proxy materials by mail. If you do so, these materials will also include the proxy card for the Annual Meeting. To request a printed copy of the proxy materials, please contact us via the Internet (www.proxyvote.com), telephone (1-800-579-1639) or by email (sendmaterial@proxyvote.com) on or before April 10, 2013. If requesting material by email, please send a blank email with the 12-digit Control Number (located on the Notice) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

All stockholders will have the ability to access, beginning on March 11, 2013, the proxy materials on the website referred to in the Notice or to request to receive a printed copy of the proxy materials at no charge. If you request a printed copy of the proxy materials, we will mail them to you within three business days of your request, at no cost to you. The Notice includes instructions on how to access the electronic proxy materials, as well as instructions for requesting a printed copy. In addition, stockholders may permanently elect to receive future proxy materials in either electronic form by email or printed form by mail. If you make such an election, we will continue to send you the materials pursuant to your election, until you notify us otherwise.

We are taking advantage of the householding rules adopted by the SEC that permit us to deliver only one Notice to stockholders who share an address, unless otherwise requested. This allows us to reduce the expense of delivering duplicate Notices to our stockholders who may have more than one stock account or who share an address with another NCR stockholder. If you have multiple NCR common stock record accounts and/or share an address with a family member who is an NCR stockholder and have received only one Notice, you may write or call us at 3097 Satellite Boulevard, Duluth, Georgia 30096-5810 (phone: 1-800-225-5627) to request separate copies of the proxy materials at no cost to you. If you have received only one copy of the Notice and you do not wish to participate in the householding program or if you have received multiple copies of the Notice and you do wish to participate in the householding program, please call 1-800-542-1061 to “opt-in”, “opt-out” or revoke your consent.

Stockholders Entitled to Vote at the Meeting

If you were a registered stockholder at the close of business on the record date for the meeting, February 12, 2013, you are entitled to vote at the meeting. There were 163,732,442 shares of common stock outstanding on the record date. You will have one vote on each matter properly brought before the meeting for each share of NCR common stock you own.

Electronic Access to Proxy Materials and Annual Report

The Notice includes instructions regarding how to:

•	view proxy materials for the Annual Meeting on the Internet; and

•	instruct us to send you all future proxy materials by email.

If you choose to receive future proxy materials by email, next year you will receive an email with a link to the proxy materials and proxy voting site. Your election to receive future proxy materials by email will remain in effect until you terminate your election. Choosing to receive your future proxy materials by email will save the Company the cost of producing and mailing these documents and reduce the impact of our Annual Meeting on the environment.

How to Vote Your Shares

Your vote is important. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, we urge you to authorize your proxy in advance. We encourage you to authorize your proxy electronically by going to the www.proxyvote.com website or by calling the toll-free number (for residents of the United States and Canada) listed on your proxy card. Please have your proxy card in hand when going online or calling. If you authorize your proxy electronically, you do not need to return your proxy card. If you received proxy materials by mail and choose to authorize your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided so it is received no later than April 23, 2013.

If you hold your shares beneficially in street name, i.e., through a nominee (such as a bank or broker), you may be able to authorize your proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your broker or other nominee to vote these shares.

How to Revoke Your Proxy

You may revoke your proxy at any time before it is voted at the meeting by:

•	voting again on the Internet or by telephone (only the latest Internet or telephone proxy will be counted);

•	properly executing and delivering a later-dated proxy card;

•	voting by ballot at the meeting; or

•

sending a written notice of revocation to the inspectors of election in care of the Corporate Secretary of the Company at 3097 Satellite Boulevard, Duluth, Georgia 30096-5810 so it is received no later than April 23, 2013.

Voting at the Annual Meeting

The method by which you vote and authorize your proxy will in no way limit your right to vote at the meeting if you later decide to vote in person at the meeting. If you hold your shares in street name, you must obtain a proxy executed in your favor from your nominee (such as your bank or broker) to be able to vote at the meeting.

Your shares will be voted at the meeting as directed by your electronic proxy, the instructions on your proxy card or voting instructions if: (1) you are entitled to vote; (2) your proxy was properly executed or properly authorized electronically; (3) we received your proxy prior to the meeting; and (4) you did not revoke your proxy prior to or at the meeting.

Voting Shares Held in the NCR Savings Plan

If you are a participant in the NCR Savings Plan, your proxy includes any NCR common stock allocated to your plan account. The trustee of this plan will vote the number of shares allocated to your account according to your instructions. If you do not vote your shares in the NCR Savings Plan as instructed above, the trustee will vote unallocated shares, and any allocated shares for which voting instructions are not timely received, in the same proportion of “For” and “Against” votes as the shares for which voting instructions were timely received.

Voting Shares Held Under the NCR Direct Stock Purchase and Sale Plan

If you are a participant in the Direct Stock Purchase and Sale Plan (the “DSPP”) administered by our transfer agent, Wells Fargo Bank, N.A. for NCR, your proxy includes the NCR common stock held in your DSPP account. Wells Fargo Bank, N.A., as the DSPP administrator, is the stockholder of record of that plan and will not vote those shares unless you provide it with instructions, which you may do, by telephone, or the Internet as well as by mail.

Quorum for the Meeting; Votes Required to Approve Each Item

The presence at the meeting (in person or by proxy) of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting as of the close of business on February 12, 2013 constitutes a quorum allowing us to conduct business at the meeting. A majority of all the votes cast (in person or by proxy) is required to elect directors, to ratify the appointment of our independent registered public accounting firm, to approve the non-binding advisory vote on executive compensation, and to approve the stockholder proposal to repeal the classified Board of Directors, if properly presented at the Annual Meeting. Under Maryland law, abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the outcome of the vote for the above items. A broker “non-vote” occurs when a broker returns a properly executed proxy but does not vote on a particular proposal because the broker does not have the discretionary authority to vote on the proposal and has not received voting instructions from the beneficial owner regarding the proposal. A majority of all the votes cast (in person or by proxy) is required to adopt the NCR Corporation 2013 Stock Incentive Plan provided that the total vote cast on the proposal represents over 50% of all securities entitled to vote on the proposal. For purposes of the vote on the proposal to adopt the NCR Corporation 2013 Stock Incentive Plan, abstentions will count as votes cast and have the same effect as votes against the proposal; broker “non-votes” will not count as votes cast and will have no effect on the outcome of the vote provided that holders of more than 50% of our common stock vote on the proposal. Under the rules of the New York Stock Exchange (“NYSE”), brokers have the discretionary authority to vote on the ratification of our independent registered public accounting firm, but not for the election of our directors, the non-binding advisory vote on executive compensation, the approval of the 2013 Stock Incentive Plan or the stockholder proposal to repeal the classified Board of Directors.

Annual Meeting Admission

You may attend the meeting if you are a registered stockholder, a proxy for a registered stockholder, or a beneficial owner of NCR common stock with evidence of ownership. If you plan to attend the meeting in person, please complete and return to NCR’s Corporate Secretary, by mail, the meeting reservation request form provided on the Internet, or, if you received the proxy materials by mail, the form provided on page 91 of this proxy statement. If you are not a registered stockholder, please include evidence of your ownership of NCR stock with the form (such as an account statement showing you own NCR stock as of the record date). If you do not have a reservation for the meeting, you may still attend if we can verify your stock ownership at the meeting.

Annual Meeting Voting Results

We will include the results of the votes taken at the meeting in a current report on Form 8-K filed with the SEC within four business days following the meeting.

The Board’s Recommendations

If you authorize your proxy electronically or send a properly executed proxy without specific voting instructions, your shares represented by that proxy will be voted as unanimously recommended by the Board of Directors:

•	FOR the election of each of the three Class B director nominees and one Class C director nominee;

•	FOR ratification of the appointment of the Company’s independent registered public accounting firm for 2013;

•	FOR the approval, on an advisory basis, of executive compensation as disclosed in these proxy materials;

•	FOR the approval of the NCR Corporation 2013 Stock Incentive Plan; and

•	AGAINST the advisory stockholder proposal to repeal the classified Board of Directors.

STOCK OWNERSHIP

Ownership by Officers and Directors

The following table reflects the NCR common stock beneficially owned, as determined under the applicable SEC rules, as of February 6, 2013 (the “Table Date”) by (i) each current or former executive officer named in the Summary Compensation Table below on page 44 (the “Named Executive Officers” or “NEOs”), (ii) each non-employee director and nominee and (iii) all current directors and executive officers as a group. Except to the extent indicated in the footnotes below, to NCR’s knowledge, each person named in the table below has sole voting and investment power over the shares reported. As of the Table Date, 163,305,807 shares of the Company’s common stock were issued and outstanding.

	Total Shares Beneficially Owned(1)(2)	Percent	Number of Shares Subject to Options Exercisable Within 60 Days of February 6, 2013	Number of RSUs That Vest Within 60 Days of February 6, 2013 (3)
Non-Employee Directors
Edward (Pete) Boykin, Director	170,677	*	74,455
Richard L. Clemmer, Director	101,451	*	51,479
Gary J. Daichendt, Director	107,289	*	58,455
Robert P. DeRodes, Director	94,553	*	51,479
Kurt P. Kuehn, Director	7,522	*
Linda Fayne Levinson, Independent Lead Director	160,268	*	74,455
Deanna W. Oppenheimer, Director	2,842	*

Named Executive Officers
William R. Nuti, Director and Officer	816,047	*	660,812	155,235
Robert P. Fishman, Officer	72,993	*	56,340	8,988
Peter A. Leav, Officer	96,450	*	61,392	20,426
John G. Bruno, Officer	294,560	*	103,810	75,321
Peter A. Dorsman, Officer	238,379	*	138,280	44,671
Current Directors, Named Executive Officers and remaining Executive Officers as a Group (14 persons)	2,350,323	1.4%	1,435,547	331,803

*  Less than one percent.

(1)  The number of shares beneficially owned by each person as of the Table Date includes shares of common stock that such person had the right to acquire on or within 60 days after that date, including, but not limited to, upon the exercise of options and vesting and payment of restricted stock units. This does not include restricted stock units granted as of the Table Date that vest more than 60 days after the Table Date which, in the case of our NEOs is as follows: Mr. Nuti 536,997; Mr. Fishman 99,339; Mr. Bruno 139,818; Mr. Dorsman 87,850; and Mr. Leav 96,164.

(2)  Some of NCR’s executive officers and directors own fractional shares of NCR stock. For purposes of this table, all fractional shares have been rounded to the nearest whole number. This column also includes 76,222 shares granted to Mr. Boykin; 49,972 shares granted to Mr. Clemmer; 14,876 shares granted to Mr. DeRodes, and 5,642 shares granted to Mr. Kuehn, all of which were deferred pursuant to the director’s election until the time of the director’s departure from the Board. No executive officer or director has pledged any shares in their brokerage accounts.

(3)  This column reflects those shares the officers and directors have the right to acquire through restricted stock vesting on or within 60 days after the Table Date, ignoring the withholding of shares of common stock to cover applicable taxes. These shares are also included in the Total Shares Beneficially Owned column.

Other Beneficial Owners of NCR Stock

To the Company’s knowledge, and as reported as of February 14, 2013 (except as otherwise specified), the following stockholders beneficially own more than 5% of the Company’s outstanding stock.

Name and Address of Beneficial Owner	Total Number of Shares	Percent of Class
FMR LLC (1) 82 Devonshire Street Boston, MA 02109	14,582,838	9.12%

Greenlight Entities (2) 140 East 45th Street 24th Floor New York, New York 10017	10,259,790	6.40%

BlackRock(3) 40 East 52nd Street New York, New York 10022	10,140,397	6.34%

The Vanguard Group (4) 100 Vanguard Boulevard Malvern, PA 19355	8,847,236	5.53%

(1)  Information is based on a Schedule 13G filed with the SEC on February 14, 2013 by FMR LLC (“FMR”) and Edward C. Johnson 3d (“Johnson”) reporting beneficial ownership of the Company’s stock as of December 31, 2012, on behalf of its direct and indirect subsidiaries including Fidelity Management & Research Company, Strategic Advisers, Inc., Pyramis Global Advisors, LLC, Pyramis Global Advisors Trust Company and FIL Limited. In this filing, FMR reported sole voting power with respect to 2,556,114 of such shares, and sole dispositive power with respect to all 14,582,838 of such shares. Johnson reported shared voting and dispositive power with respect to all 14,582,838 of such shares as members of the Johnson Family and Johnson, as Chairman of FMR, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, which represent 49% of the voting power of FMR.

(2)  Information is based on a Schedule 13G/A filed with the SEC on February 14, 2013 by Greenlight Capital, L.L.C. (“Greenlight”), Greenlight Capital, Inc. (“Greenlight Inc.”), DME Management GP, LLC (“DME Management”), DME Advisors, LP (“DME Advisors”), DME Capital Management, LP (“DME Capital Management”), DME Advisors GP, LLC (“DME Advisors GP”) and David Einhorn (collectively, the “Greenlight Entities”), reporting beneficial ownership of an aggregate of 10,259,790 shares of the Company’s stock as of December 31, 2012. In this filing Greenlight reported shared voting and dispositive power with respect to 2,648,336 of such shares, which are held for the accounts of certain investment funds for which it is the general partner. Greenlight Inc. reported shared voting and dispositive power with respect to 6,470,264 of such shares, which are held for certain accounts for which it acts as investment manager. DME Management reported shared voting and dispositive power with respect to 1,197,973 of such shares, which are held for the account of an investment fund for which it is the general partner. DME Advisors reported shared voting and dispositive power with respect to 1,416,700 of such shares, which are held for the account of a managed account for which it acts as investment manager. DME Capital Management reported shared voting and dispositive power with respect to 2,372,826 of such shares, which are held for the account of certain investment funds for which it acts as investment manager. DME Advisors GP, as the general partner of DME Advisors and DME Capital Management, reported shared voting and dispositive power with respect to 3,789,526 of such shares, which are held for certain accounts for which either DME Advisors or DME Capital Management acts as investment manager. David Einhorn reported shared voting and dispositive power with respect to all 10,259,790 of such shares as principal of Greenlight, Greenlight Inc., DME Management, DME Advisors, DME Capital Management and DME Advisors GP. Each of the Greenlight Entities disclaims all such beneficial ownership except to the extent of its pecuniary interest in any shares of the Company’s stock.

(3)  Information is based on a Schedule 13G/A filed with the SEC on February 5, 2013 by BlackRock, Inc. (“BlackRock”), reporting beneficial ownership of 10,140,397 shares of the Company’s stock as of December 31, 2012. In this filing, BlackRock reported sole voting and dispositive power with respect to all such shares.

(4)  Information is based on a Schedule 13G filed with the SEC on February 12, 2013 by The Vanguard Group (“Vanguard Group”), reporting beneficial ownership of 8,847,236 shares of the Company’s stock as of December 31, 2012. In this filing, Vanguard Group reported sole dispositive power with respect to 8,734,915 of such shares, sole voting power with respect to 119,688 of such shares, and shared dispositive power with respect to 112,321 of such shares. Vanguard Group also reported that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard Group, may be deemed to have beneficial ownership of 112,321 of such shares as investment manager of certain collective trust accounts, and that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard Fiduciary, may be deemed to have beneficial ownership of 7,367 of such shares as a result of serving as investment manager of certain Australian investment offerings.

ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

The Board of Directors of NCR (the “Board”) is currently divided into three classes. Directors hold office for staggered terms of three years (or less if they are filling a vacancy) and until their successor is elected and qualify. One of the three classes is elected each year to succeed the directors whose terms are expiring. The current terms for the directors in Classes A, B and C of the Board expire at the annual meetings of stockholders in 2015, 2013, and 2014, respectively.

Proxies solicited by the Board will be voted for the election of each of the nominees, unless you withhold your vote on your proxy. The Board has no reason to believe that any of these nominees will be unable to serve. However, if one of them should become unavailable prior to the Annual Meeting, the Board may reduce the size of the Board or designate a substitute nominee. If the Board designates a substitute, shares represented by proxies will be voted for the substitute nominee.

The name, age, principal occupation, other business affiliations and certain other information regarding each nominee for election as a director and each director whose term of office continues is below. The age reported of each director is as of the filing date of this proxy statement.

The Board of Directors recommends that you vote FOR each of the following nominees for election as a director.

Proxies received by the Board will be voted FOR all nominees unless they specify otherwise.

Class B—Current Terms Expiring in 2013 and New Terms Expiring in 2016:

Mr. Boykin and Ms. Levinson are Class B directors whose current terms are expiring at the 2013 annual meeting. In addition, on May 23, 2012, the NCR Board of Directors elected Ms. Oppenheimer as a Class B director, effective August 1, 2012, to serve until the 2013 annual meeting. Mr. Boykin, Ms. Levinson and Ms. Oppenheimer have been nominated to serve until the 2016 annual meeting of stockholders and until their successors have been elected and qualify.

Edward “Pete” Boykin, 74, was Chair of the Board of Directors of Capital TEN Acquisition Corp., a special purpose acquisition company, from October 2007 to May 2008. He served as President and Chief Operating Officer of Computer Sciences Corporation (“CSC”), an information technology services company he joined in 1966, from July 2001 to June 2003. Mr. Boykin is also a director of Teradata Corporation and is Chairman of the Board of Directors of Engility Holdings, Inc. which he joined in July 2012. Mr. Boykin became a director of NCR on June 5, 2002. In recommending Mr. Boykin as a nominee for election as a director of the Company, the Committee on Directors and Governance considered Mr. Boykin’s independence and his previous experience at CSC, a multi-billion dollar international company with complex accounting issues, including among other things, his extensive experience evaluating financial statements in his former position as CSC’s President and Chief Operating Officer, his past experience managing major acquisitions at CSC and his former role on CSC’s disclosure committee. In addition to these attributes, the Committee on Directors and Governance considered Mr. Boykin’s financial literacy and independence in concluding that his abilities would meet the needs of the Board of Directors.

Linda Fayne Levinson, 71, was Chair of the Board of Directors of Connexus Corporation (formerly VendareNetblue), an online marketing company, from July 2006 until May 2010 when it was merged into Epic Advertising. Ms. Levinson was a partner at GRP Partners, a private equity investment fund investing in start-up and early-stage retail and electronic commerce companies, from 1997 to December 2004. Prior to that, she was a partner in Wings Partners, a private equity firm, an executive at American Express running its leisure travel and tour business, and a Partner at McKinsey & Co. Ms. Levinson was a director of DemandTec, Inc. from June 2005 until February 2012 when it was acquired by International Business Machines Corporation. Ms. Levinson is currently a director of Jacobs Engineering Group Inc., Ingram Micro Inc., The Western Union Company and Hertz Global Holdings, Inc. Ms. Levinson became a director of NCR on January 1, 1997 and was appointed the Independent Lead Director of the NCR Board of Directors on October 1, 2007. In recommending Ms. Levinson as a nominee for election as a director of the Company, the Committee on Directors and Governance considered her long experience as a public company director and a committee chair, starting in 1991, as well as her general management experience, including at American Express, her strategic experience at McKinsey & Company and her investment experience at GRP Partners and Wings Partners. Ms. Levinson’s extensive management and leadership experience, her broad industry knowledge, independence, in-depth knowledge of corporate governance issues and diversity of perspective were also skills and attributes that led the Committee on Directors and Governance to conclude that her abilities would meet the needs of the Board of Directors.

Deanna W. Oppenheimer, 54, is Chief Executive Officer of CameoWorks, LLC, a global retail and financial services advisory firm, which she formed in 2005. Prior to rejoining CameoWorks in 2011, she served in a number of roles at Barclays, PLC, from 2005 to 2011, as Chief Executive of U.K. and Business banking and Vice Chair of Global Retail and Business Banking. From 1985 to 2005, Ms. Oppenheimer served in a number of positions at Washington Mutual, Inc., with her last role as President of Consumer Banking, where she helped to transform the lender from a regional to national player. Ms. Oppenheimer is currently a director of Tesco, PLC and Tesco Bank. Ms. Oppenheimer became a director of NCR on August 1, 2012. In recommending Ms. Oppenheimer as a nominee for election as a director of the Company, the Committee on Directors and Governance considered her current role as CEO at CameoWorks and her previous experience at Barclays, PLC, as Chief Executive of U.K. and Business Banking and Vice Chair, her previous experience as President of Consumer Banking at Washington Mutual, Inc., and the responsibilities associated with these positions. Ms. Oppenheimer’s demonstrated management experience, independence, and financial literacy were also attributes that led the Committee on Directors and Governance to conclude that her skills would meet the needs of the Board of Directors.

Class C—Current Term Expiring in 2013 and New Term Expiring in 2014:

On May 23, 2012, the NCR Board of Directors elected Mr. Kurt Kuehn as a Class C director to serve until the 2013 annual meeting. Mr. Kuehn has been nominated for election to serve until the 2014 annual meeting of stockholders and until his successor is elected and qualified.

Kurt P. Kuehn, 58, is Chief Financial Officer at United Parcel Service, Inc. (“UPS”), a global leader in logistics, a position he has held since 2008. Prior to his appointment as CFO, Mr. Kuehn was Senior Vice President Worldwide Sales and Marketing, leading the transformation of the sales organization to improve the global customer experience. Mr. Kuehn was UPS’s first Vice President of Investor Relations, taking the in one of the largest IPOs in U.S. history. Since he joined UPS as a driver in 1977, Mr. Kuehn’s UPS career has included leadership roles in sales and marketing, engineering, operations and strategic cost planning. Mr. Kuehn became a director of NCR on May 23, 2012. In recommending Mr. Kuehn as a nominee for election as a director of the Company, the Committee on Directors and Governance considered his current role as CFO at UPS, his previous experience at UPS as Senior Vice President Worldwide Sales and Marketing and Vice President of Investor Relations, and the responsibilities associated with these positions. Mr. Kuehn’s demonstrated management experience, independence, and financial literacy were also attributes and skills that led the Committee on Directors and Governance to conclude that his abilities would meet the needs of the Board of Directors.

Directors Whose Terms of Office Continue

Class A—Current Terms Expiring in 2015:

William R. Nuti, 49, is NCR’s Chairman of the Board, Chief Executive Officer and President. Mr. Nuti became Chairman of the Board on October 1, 2007. Before joining NCR in August 2005, Mr. Nuti served as President and Chief Executive Officer of Symbol Technologies, Inc., an information technology company. Prior to that, he was Chief Operating Officer of Symbol Technologies. Mr. Nuti joined Symbol Technologies in 2002 following a 10 plus year career at Cisco Systems, Inc. where he advanced to the dual role of Senior Vice President of the company’s Worldwide Service Provider Operations and U.S. Theater Operations. Prior to his Cisco experience, Mr. Nuti held sales and management positions at International Business Machines Corporation, Netrix Corporation and Network Equipment Technologies. Mr. Nuti is also a director of Sprint Nextel Corporation, and is a member of its Finance and Compensation Committees.

Mr. Nuti is also a member of the Georgia Institute of Technology advisory board and a trustee of Long Island University. Mr. Nuti became a director of NCR on August 7, 2005. In determining Mr. Nuti should continue serving as a director of the Company, the Committee on Directors and Governance considered his current role as Chief Executive Officer and President of the Company, his experience as a director of another public company, his previous experience as President and Chief Executive Officer of Symbol Technologies, his previous experience as Senior Vice President at Cisco Systems, and the responsibilities associated with these positions. Mr. Nuti’s demonstrated management and leadership experience and global sales and operations experience, were also skills and attributes that led the Committee on Directors and Governance to conclude that his abilities would meet the needs of the Board of Directors.

Gary J. Daichendt, 61, has been principally occupied as a private investor since June 2005 and has been a managing member of Theory R Properties LLC, a commercial real estate firm, since October 2002. He served as President and Chief Operating Officer of Nortel Networks Corporation, a global supplier of communication equipment, from March 2005 to June 2005. Prior to that and until his retirement in December 2000, Mr. Daichendt served as Executive Vice President, Worldwide Operations for Cisco Systems, Inc. Mr. Daichendt is also Chairman of ShoreTel Inc. Mr. Daichendt became a director of NCR on April 26, 2006. In determining Mr. Daichendt should continue serving as a director of the Company, the Committee on Directors and Governance considered his previous experience as President and Chief Operating Officer of Nortel Networks Corporation, his previous experience as Executive Vice President, Worldwide Operations, for Cisco Systems, and the responsibilities associated with these positions. Mr. Daichendt’s demonstrated management experience, financial literacy and independence were also attributes and skills that led the Committee on Directors and Governance to conclude that his abilities would meet the needs of the Board of Directors.

Robert P. DeRodes, 62, is the founder of DeRodes Enterprises, LLC, a Georgia-based corporation that primarily provides information technology and business operations consulting, as well as management advisory services. Prior to starting this company, Mr. DeRodes served as Executive Vice President, Global Operations & Technology of First Data Corporation, an electronic commerce and payments company, from October 2008 to July 2010. Prior to First Data Corporation, Mr. DeRodes served as Executive Vice President and Chief Information Officer of The Home Depot, Inc., a home improvement retailer, from February 2002 to October 2008 and as President and Chief Executive Officer of Delta Technology, Inc. and Chief Information Officer of Delta Air Lines, Inc., from September 1999 until February 2002. Prior to Delta, Mr. DeRodes held various executive positions in the financial services industry with Citibank (1995-1999) and with USSA (1983-1993). Mr. DeRodes became a director of NCR on April 23, 2008. In determining Mr. DeRodes should continue serving as a director of the Company, the Committee on Directors and Governance considered the scope of his previous experience and the responsibilities associated with the aforementioned positions. Mr. DeRodes’ demonstrated management experience, information technology experience, understanding of the financial services, retail and transportation industries, and independence led the Committee on Directors and Governance to conclude that his abilities would meet the needs of the Board of Directors.

Class C—Current Term Expiring in 2014:

Richard L. Clemmer, 61, is President and Chief Executive Officer of NXP B.V., a semiconductor company, a position he has held since January 1, 2009. Prior to that, he was a senior advisor to Kohlberg Kravis Roberts & Co., a private equity firm, a position he held from May 2007 to December 2008. He previously served as President and Chief Executive Officer of Agere Systems Inc., an integrated circuits components company that was acquired in 2007 by LSI Logic Corporation, from October 2005 to April 2007. Mr. Clemmer became a director of NCR on April 23, 2008. During the past 5 years, Mr. Clemmer was a director of i2 Technologies, Inc. and Trident Microsystems Inc. In determining Mr. Clemmer should continue serving as a director of the Company, the Committee on Directors and Governance considered his experience in his position at NXP B.V. and his former positions with Kohlberg Kravis Roberts & Co. and Agere Systems Inc. Mr. Clemmer’s demonstrated management experience, independence, and financial literacy were also attributes that led the Committee on Directors and Governance to conclude that his skills would meet the needs of the Board of Directors.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

The Board of Directors oversees the overall performance of the Company on your behalf. Members of the Board stay informed of the Company’s business by participating in Board and committee meetings (including regular executive sessions of the Board), by reviewing materials provided to them prior to meetings and otherwise, and through discussions with the Chief Executive Officer and other members of management and staff.

Corporate Governance

NCR’s Board of Directors is elected by the stockholders to govern the affairs of the Company. The Board selects the senior management team, which is charged with conducting the Company’s business. Having selected the senior management team, the Board acts as an advisor to senior management and monitors its performance. The Board reviews the Company’s strategies, financial objectives and operating plans. It also plans for management succession of the Chief Executive Officer, as well as other senior management positions, and oversees the Company’s compliance efforts.

To help discharge its responsibilities, the Board of Directors has adopted Corporate Governance Guidelines on significant corporate governance issues, including, among other things, director independence, committee membership and structure, meetings and executive sessions, and director selection, training and retirement. The Corporate Governance Guidelines, as well as the Board’s committee charters, are found under “Corporate Governance” on the “About NCR” page of NCR’s website at http://www.ncr.com/about-ncr/corporate-governance. You also may obtain a written copy of the Corporate Governance Guidelines, or any of the Board’s committee charters, by writing to NCR’s Corporate Secretary at the address listed on page 16 of this proxy statement.

The Corporate Governance Guidelines reflect, among other things, the belief and policy of the Board of Directors that a substantial majority of its members should be independent, and the Board has established standards to assist it in determining director independence. These standards, which meet, and in some cases exceed, the independence guidelines for directors under the NYSE listing standards, are set forth below and are included as Exhibit B to the Corporate Governance Guidelines.

Under the standards of independence set forth in the Corporate Governance Guidelines, a Board member may not be independent unless the Board affirmatively determines that the Board member has no material relationship with the Company (whether directly or indirectly), taking into account the following factors, in addition to those other factors it may deem relevant:

•	has not been an employee of the Company or any of its affiliates, or affiliated with the Company, within the past five years;

•

has not been affiliated with or an employee of the Company’s present or former independent auditors or its affiliates for at least five years after the end of such affiliation or auditing relationship;

•

has not for the past five years been a paid advisor, service provider or consultant to the Company or any of its affiliates or to an executive officer of the Company or an employee or owner of a firm that is such a paid advisor, service provider or consultant;

•

does not, directly or indirectly, have a material relationship (such as being an executive officer, director, partner, employee or significant stockholder) with a company that has made payments to or received payments from the Company that exceeded, in any of the previous three fiscal years, the greater of $1 million or 2% of the other company’s consolidated gross revenues;

•

is not an executive officer or director of a foundation, university or other non-profit entity receiving significant contributions from the Company, including contributions in the previous three years that, in any single fiscal year, exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues;

•	has not been employed by another corporation that has (or had) an executive officer of the Company on its board of directors during the past five years;

•

has not received compensation, consulting, advisory or other fees from the Company, other than director compensation and expense reimbursement or compensation for prior service that is not contingent on continued service for the past five years; and

•

is not and has not been for the past five years, a member of the immediate family of (i) an officer of the Company, (ii) an individual who receives or has received during any twelve-month period more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service that is not contingent on continued service, (iii) an individual who, with respect to the Company’s independent auditors or their affiliates, is a current partner or a current employee personally working on the Company’s audit or was a partner or employee and personally worked on the Company’s audit, (iv) an individual who is an executive officer of another corporation that has (or had) an executive officer of the Company on its board of directors, (v) an executive officer of a company that has made payment to, or received payments from, the Company in a fiscal year that exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues, or (vi) any director who is not considered an independent director.

Consistent with the Corporate Governance Guidelines, on an annual basis the Board, with input from the Committee on Directors and Governance, determines whether each non-employee Board member is considered independent. In doing so, the Board takes into account the factors listed above, and such other factors as it may deem relevant.

NCR’s Board of Directors has determined that all of the Company’s non-employee directors and nominees, namely Edward (Pete) Boykin, Richard L. Clemmer, Gary J. Daichendt, Robert P. DeRodes, Kurt P. Kuehn, Linda Fayne Levinson and Deanna W. Oppenheimer are independent in accordance with the NYSE listing standards and the Company’s Corporate Governance Guidelines.

The Board of Directors met eight times last year. During 2012, each incumbent member of the Board attended 75% or more (with the exception of Mr. Clemmer who attended 71.43%) of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served). In addition, while the Company has no formal policy regarding director attendance at its annual meeting of stockholders, NCR’s directors are encouraged to attend the Company’s annual meetings. All of the directors then in office attended the Company’s 2012 Annual Meeting.

Board Leadership Structure and Risk Oversight

As set out in the Corporate Governance Guidelines, the Board of Directors does not have a guideline on whether the Chairman and Chief Executive Officer roles should be combined, or whether the role of Chairman should be held by a non-employee director. Instead our Board has the flexibility to select a Chairman as it deems best for the Company from time to time. Under the Corporate Governance Guidelines, if the positions of Chairman and Chief Executive Officer are held by the same person, the Board will select a Lead Director from its independent directors. Additionally, the Board has set out the roles of Chairman and Chief Executive Officer and the independent Lead Director in Exhibit C to the Corporate Governance Guidelines.

Currently the Company’s Board of Directors has an integrated leadership structure in which William R. Nuti serves in the combined roles of Chairman and Chief Executive Officer, and Linda Fayne Levinson serves as the Board’s independent Lead Director. The Board believes that this structure promotes greater efficiency through more direct communication of critical information between the Company and the Board. In addition, the Chief Executive Officer’s extensive knowledge of the Company uniquely qualifies him, in close consultation with the independent Lead Director, to both lead the Board in discussing strategic matters and assessing risks, and focuses the Board on the issues that are most material to the Company. Combining the roles of Chairman and Chief Executive Officer also has allowed the Company to more effectively develop and communicate a unified vision and strategy to the Company’s stockholders, employees and customers.

Consistent with the Corporate Governance Guidelines, the independent Lead Director has broad authority, as follows. The independent Lead Director: presides at the executive sessions of the non-employee directors and at all Board meetings at which the Chairman is not present; serves as liaison between the Chairman and the independent directors; frequently communicates with the Chief Executive Officer; is authorized to call meetings of the independent directors; obtains Board member and management input and, with the Chief Executive Officer, sets the agenda for the Board; approves meeting schedules to assure there is sufficient time for discussion of all agenda items; works with the Chief Executive Officer to ensure that Board members receive the right information on a timely basis; stays current on major risks and focuses the Board members on such risks; molds a cohesive Board to support success of the Chief Executive Officer; works with the Committee on Directors and Governance to evaluate Board and committee performance; facilitates communications among directors; assists in recruiting and retention of new Board members (with the Committee on Directors and Governance and the Chief Executive Officer); in conjunction with the Chairman and Committee on Directors and Governance, ensures that committee structure and committee assignments are appropriate and effective; works with the Committee on Directors and Governance to ensure outstanding governance processes; leads discussions regarding Chief Executive Officer performance, personal development and compensation; and, if requested by major stockholders of the Company, is available for consultation and direct communication with such stockholders. Additionally, the leadership and oversight of the Board’s other independent directors continues to be strong, and further structural balance is provided by the Company’s well-established corporate governance policies and practices, including its Corporate Governance Guidelines. Independent directors account for seven out of eight of the Board’s members, and make up all of the members of the Board’s Compensation and Human Resource Committee, Audit Committee and Committee on Directors and Governance. Additionally, among other things, the Board’s non-employee directors meet regularly in executive session with only the non-employee directors present.

The Board has had several years of successful experience with this leadership structure – in which the roles of Chairman and Chief Executive Officer are combined and an independent Lead Director is selected – and, taking into account these factors, has determined that this leadership structure is most appropriate and effective for the Company at this time.

The Board’s involvement in risk oversight includes receiving regular reports from members of senior management and evaluating areas of material risk to the Company, including operational, financial, legal and regulatory, strategic and reputational risks. The Audit Committee of the Board is responsible for overseeing the assessment of financial risk as well as general risk management programs. In carrying out this responsibility, the Audit Committee regularly evaluates the Company’s risk identification, risk management and risk mitigation strategies and practices. The Audit Committee receives and reviews reports prepared by the Company’s Enterprise Risk Management leader on an annual basis and provides a summary of this risk assessment to the Board. In general, the reports identify, analyze, prioritize and provide the status of major risks to the Company. In addition, the Compensation and Human Resource Committee of the Board regularly considers potential risks related to the Company’s compensation programs as discussed below, and the Committee on Directors and Governance also considers risks within the context of its committee charter responsibilities, including legal and regulatory compliance risks. The Audit Committee, Compensation and Human Resource Committee and Committee on Directors and Governance each report at the next meeting of the Board all significant items discussed at each committee meeting, which includes a discussion of items relating to risk oversight. Finally, in 2011, the Company instituted an Executive Risk Committee comprised of members of senior management. The chair of the Company’s Executive Risk Committee presents its findings annually to the Board. We believe the leadership structure of the Board effectively facilitates risk oversight by the Board as a result of (i) the role of the Board committees in risk identification and mitigation, (ii) the direct link between management and the Board achieved by having one leader serve as Chairman and Chief Executive Officer, and (iii) the role of our active independent Lead Director whose duties include ensuring the Board reviews and evaluates major risks to the Company, as well as measures proposed by management to mitigate such risks. These elements work together to ensure an appropriate focus on risk oversight.

Compensation Risk Assessment

The Company has historically maintained a prudent and appropriately risk-balanced approach to its incentive compensation programs to ensure that these programs promote the long-term interests of our stockholders and do not contribute to unnecessary risk-taking, and will continue to do so. The Compensation and Human Resource Committee of the Board of Directors (the “CHRC Committee”) evaluates whether the Company’s executive and broad-based compensation programs contribute to unnecessary risk-taking to achieve above-target results and has concluded that the risks arising from these programs are not likely to be significant. The CHRC Committee directly engages its independent compensation consultant, Frederic W. Cook & Co., Inc. (“FWC”), to assist the CHRC Committee in its evaluation. In accordance with the CHRC Committee’s direction, FWC performs a compensation risk assessment of the Company’s executive and broad-based compensation programs and makes an independent report to the CHRC Committee. The last risk assessment from FWC was completed in 2011. At that time, FWC concluded that the Company’s executive and broad-based compensation programs do not present any area of significant risk, noting that the plans are well-aligned with the CHRC Committee’s compensation design principles. In 2012 and early 2013, the Company conducted its own compensation risk assessment of the incentive compensation programs and concluded that the Company’s executive and broad-based compensation programs do not present any area of significant risk. The only significant changes to our compensation program since FWC’s 2011 risk assessment was the adoption of the Economic Profit Plan, which the Company and FWC determined did not present an area of significant risk, and the continued transition of the vesting period of our performance-based restricted stock units to 44 months from 36 months.

Committees of the Board

NCR’s Board of Directors has four standing committees: the Audit Committee, the Compensation and Human Resource Committee, the Committee on Directors and Governance and the Executive Committee. The Board has adopted a written charter for each such committee that sets forth the committee’s mission, composition, and responsibilities. Each charter can be found under “Corporate Governance” on the “About NCR” page of NCR’s website at http://www.ncr.com/about-ncr/corporate-governance.

The members of each committee as of the end of fiscal 2012 and the number of meetings held in fiscal 2012 are shown below:

Name	Audit Committee		Compensation and Human Resource Committee		Committee on Directors and Governance		Executive Committee
Edward (Pete) Boykin	X	*			X		X
Richard L. Clemmer	X
Gary J. Daichendt			X		X	*	X
Robert P. DeRodes			X
Kurt P. Kuehn	X
Linda Fayne Levinson			X	*	X		X
William R. Nuti							X	*
Deanna W. Oppenheimer	X
Number of meetings in 2012	13		8		4		0

*Chair

Audit Committee:    The Audit Committee is the principal agent of the Board of Directors in overseeing: (i) the quality and integrity of the Company’s financial statements; (ii) the assessment of financial risk and risk management programs; (iii) the independence, qualifications, engagement and performance of the Company’s independent registered public accounting firm; (iv) the performance of the Company’s internal auditors; (v) the integrity and adequacy of internal controls; and (vi) the quality and adequacy of disclosures to stockholders. The Audit Committee also:

•	selects, evaluates, sets compensation for and, where appropriate, replaces the Company’s independent registered public accounting firm;

•	pre-approves all audit and non-audit services to be performed by the Company’s independent registered public accounting firm;

•	reviews and discusses with the Company’s independent registered public accounting firm its services and quality control procedures and the Company’s critical accounting policies and practices;

•	regularly reviews the scope and results of audits performed by the Company’s independent registered public accounting firm and internal auditors;

•	prepares the report required by the SEC to be included in the Company’s annual proxy statement;

•	meets with management to review the adequacy of the Company’s internal control framework and its financial, accounting, reporting and disclosure control processes;

•	reviews the Company’s periodic SEC filings and quarterly earnings releases;

•

reviews and discusses with the Company’s Chief Executive Officer and Chief Financial Officer the procedures they follow to complete their certifications in connection with NCR’s periodic filings with the SEC;

•	discusses management’s plans with respect to the Company’s major financial risk exposures;

•	reviews the Company’s compliance with legal and regulatory requirements; and

•

reviews the effectiveness of the Internal Audit function, including compliance with the Institute of Internal Auditors’ International Professional Practices Framework for Internal Auditing consisting of the Definition of Internal Auditing, Code of Ethics and the Standards.

Each member of the Audit Committee is independent and financially literate as determined by the Board under applicable SEC and NYSE standards. In addition, the Board has determined that Messrs. Boykin, Clemmer and Kuehn and Ms. Oppenheimer are each an “audit committee financial expert,” as defined under SEC regulations. The Board has also determined that each member of the Audit Committee is independent based on independence standards set forth in the Board’s Corporate Governance Guidelines, which meet, and in some cases exceed, the listing standards of the NYSE and the applicable rules of the SEC. No member of the Audit Committee may receive any compensation, consulting, advisory or other fee from the Company, other than Board compensation described below under the caption “Director Compensation,” as determined in accordance with applicable SEC and NYSE rules. Members serving on the Audit Committee are limited to serving on no more than two other audit committees of boards of directors of public companies, unless the Board evaluates and determines that these other commitments would not impair the member’s effective service to the Company.

Compensation and Human Resource Committee:    The CHRC Committee provides general oversight of the Company’s management compensation philosophy and practices, benefit programs and strategic workforce initiatives and oversees the Company’s leadership development plans. In doing so, the CHRC Committee reviews and approves the Company’s total compensation goals, objectives and programs covering executive officers and key management employees as well as the competitiveness of NCR’s total executive officer compensation practices. The CHRC Committee also:

•	evaluates and reviews the performance levels of the Company’s executive officers and determines base salaries, equity awards, incentive awards and other compensation for such officers;

•	discusses its evaluation of, and determination of compensation to, the Chief Executive Officer at executive sessions of the Board of Directors;

•	reviews and recommends to the Board of Directors for its approval, the Company’s executive compensation plans;

•	oversees the Company’s compliance with compensation-related requirements of the SEC and NYSE rules;

•	reviews and approves employment, severance, change in control and similar agreements and arrangements for the Company’s executive officers;

•	reviews management’s proposals to make significant organizational changes or significant changes to existing executive officer compensation plans;

•	periodically assesses the risk associated with the Company’s compensation programs; and

•	oversees the Company’s plans for management succession and development.

The CHRC Committee may delegate its authority to the Company’s Chief Executive Officer to make equity awards to individuals (other than executive officers) in limited instances.

The CHRC Committee is authorized to and has directly engaged its compensation consultant, FWC, to review the Company’s long-term incentive program, the Stock Incentive Plan (which we refer to as the SIP), the Management Incentive Plan (which we refer to as the MIP), the Economic Profit Plan (which we refer to as the EPP) and other key programs related to the compensation of executive officers. As directed by the CHRC Committee, FWC: provides a competitive assessment of the Company’s executive compensation programs relative to our compensation philosophy; reviews our compensation peer group companies; provides expert advice regarding compensation matters for our executive officers, including the Chief Executive Officer; provides information about competitive market rates; assists in the design of the variable incentive plans and the establishment of performance goals; assists in the design of other compensation programs and perquisites; assists with Section 162(m) and Section 409A compliance, disclosure matters, and other technical matters; and conducts a risk assessment of the Company’s compensation programs and is readily available for consultation with this CHRC Committee and its members regarding such matters. The CHRC Committee has reviewed the independence of FWC in light of new SEC rules and proposed NYSE listing standards regarding compensation consultants and has concluded that FWC’s work for the CHRC Committee is independent and does not raise any conflict of interest.

The Board of Directors has determined that each member of the CHRC Committee is independent based on independence standards set forth in the Board’s Corporate Governance Guidelines, which meet, and in some cases exceed, the listing standards of the NYSE and the applicable rules of the SEC.

Committee on Directors and Governance:    The Committee on Directors and Governance is responsible for reviewing the Board’s corporate governance practices and procedures, including the review and approval of each related party transaction under the Company’s Related Person Transaction Policy (unless the Committee on Directors and Governance determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board of Directors), and the Company’s ethics and compliance program, and:

•	establishes procedures for evaluating the performance of the Board and oversees such evaluation;

•	reviews and makes recommendations to the Board concerning director compensation; and

•

reviews the composition of the Board and the qualifications of persons identified as prospective directors, recommends the candidates to be nominated for election as directors, and, in the event of a vacancy on the Board, recommends any successors.

The Committee on Directors and Governance is authorized to engage consultants to review the Company’s director compensation program.

The Board of Directors has determined that each member of the Committee on Directors and Governance is independent based on independence standards set forth in the Board’s Corporate Governance Guidelines, which meet, and in some cases exceed, the listing standards of the NYSE and the applicable rules of the SEC.

Executive Committee:    The Executive Committee has the authority to exercise all powers of the full Board of Directors, except those prohibited by applicable law, such as amending the Company’s Bylaws or approving a merger that requires stockholder approval. The Executive Committee meets between regular Board meetings if urgent action is required.

Selection of Nominees for Directors

The Committee on Directors and Governance and our other directors are responsible for recommending nominees for membership to the Board of Directors. The director selection process is described in detail in the Board’s Corporate Governance Guidelines. In determining candidates for nomination, the Committee on Directors and Governance will seek the input of the Chairman of the Board and the Chief Executive Officer, and, in the event the positions of Chairman of the Board and Chief Executive Officer are held by the same person, the independent Lead Director, and will consider individuals recommended for Board membership by the Company’s stockholders in accordance with the Company’s Bylaws and applicable law.

The Board’s Corporate Governance Guidelines include director qualification guidelines for directors standing for re-election and new candidates for membership on the Board. All candidates are evaluated by the Committee on Directors and Governance using these qualification guidelines. In accordance with the guidelines, as part of the selection process, the Committee on Directors and Governance examines candidates’ business skills and experience (including financial literacy), independence, demonstrated leadership, personal integrity, judgment, and ability to devote the appropriate amount of time and energy to serving the best interests of stockholders. The Committee on Directors and Governance also considers those other factors it may deem relevant, including the needs of the Board and other attributes of the candidate. In addition, although there is no specific policy on considering diversity, the Board and the Committee on Directors and Governance believe that Board membership should reflect diversity in its broadest sense, including persons diverse in geography, gender, ethnicity, experience, functional background and professional experience. The Board and the Committee on Directors and Governance are committed to finding proven leaders who are qualified to serve as NCR directors and may from time to time engage outside search firms to assist in identifying and contacting qualified candidates.

Stockholders wishing to recommend individuals for consideration as directors should contact the Committee on Directors and Governance by writing to the Company’s Corporate Secretary at NCR Corporation, 3097 Satellite Boulevard, Duluth, Georgia 30096-5810. Recommendations by stockholders that are made in this manner will be evaluated in the same manner as other candidates. Stockholders who want to nominate directors for election at NCR’s next annual meeting of stockholders must follow the procedures described in the Company’s Bylaws, which are available under “Corporate Governance” on the “About NCR” page of NCR’s website at http://www.ncr.com/about-ncr/corporate-governance. See “Procedures for Stockholder Proposals and Nominations” on page 90 of this proxy statement for further details regarding how to nominate directors.

The directors nominated by the Board of Directors for election at the 2013 Annual Meeting were recommended by the Committee on Directors and Governance for election at the 2013 Annual Meeting. All of the candidates for election are currently serving as directors of the Company and have been determined by the Board to be independent.

Communications with Directors

Stockholders or interested parties wishing to communicate directly with NCR’s Board of Directors, the independent Lead Director or any other individual director, the Chairman of the Board, or NCR’s independent directors as a group are welcome to do so by writing NCR’s Corporate Secretary at NCR Corporation 3097 Satellite Boulevard, Duluth, Georgia 30096-5810. The Corporate Secretary will forward appropriate communications. Any matters reported by stockholders relating to NCR’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee as appropriate. Anonymous and/or confidential communications with the Board of Directors may also be made by writing to this address. For more information on how to contact NCR’s Board, please see the Company’s Corporate Governance website at http://www.ncr.com/about-ncr/corporate-governance/contact-corporate-governance.

Code of Conduct

The Company has a Code of Conduct that sets the standard for ethics and compliance for all of its directors and employees. The Code of Conduct is available on the Company’s Corporate Governance website at http://www.ncr.com/about-ncr/corporate-governance/code-of-conduct. To receive a copy of the Code of Conduct, please send a written request to the Corporate Secretary at the address provided above.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company is required to report in this proxy statement any failure to file or late filing occurring during the fiscal year ended December 31, 2012. Based solely on a review of filings furnished to the Company and other information from reporting persons, the Company believes that all of these filing requirements were satisfied by its directors, officers, and 10% beneficial owners.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

NCR continues to strengthen and improve its practice of linking the total compensation of our Named Executive Officers (the “NEOs”) to the strategic and financial success of the Company. Our compensation philosophy requires that a significant portion of total compensation for our NEOs be aligned with our performance. We accomplish this by placing a large portion of our executives’ total compensation “at risk” and by requiring our executives to stretch for internal financial metrics annually that, if achieved, translate into shared value creation with our stockholders and as a result, significant rewards for executives who contributed to that outcome. Fiscal year 2012 was another year of strong results for the Company and continuing financial success for our stockholders and executives alike.

2012 Financial Highlights – A Year of Historic Growth

•   Our revenue grew 8% to $5.73 billion;

•   Gross margin expansion of 190 basis points to 26.9%;

•   Software revenue growth of 35%, or $560M, including SaaS revenue growth of 124%;

•   Our Non-Pension Operating Income (NPOI) grew 22% to $588.9 million, our highest NPOI result for a single year;

•   Our annualized 3-year total return of 31.8% ranks first among our peer group, while our 2012 total shareholder return of 54.8% ranks second among our peer group;

•   Our year-end order backlog grew 11% from our 2011 year-end order backlog to $1.1 billion, our highest year-end order backlog ever; and

•   On November 28, 2012 we signed a definitive agreement to acquire Retalix Ltd. for approximately $800 million and successfully closed that transaction on February 6, 2013 to strengthen our position as a global leader in retail software and services and further our transformation strategy to a hardware-enabled, software-driven business model, delivering solutions that materially improve business processes while enabling seamless consumer experiences across touch points, locations, and channels.

The following charts demonstrate how our 2012 performance compares with our 2011 performance and how our stock price performance compares with the stock price performance of our peer group (the members of our peer group are set forth on page 26 of this proxy statement) and other major indices:

Summary of 2012 Committee Actions – A Year of Pay-for-Performance Refinement

•     We amended one of the Long-Term Incentive (LTI) awards of our Chief Executive Officer (the
“CEO”) to add a performance condition, so that a previously time-based award is now 100% at risk;

•     We adopted a policy that requires all future retention or promotional LTI awards for executive officers to have performance conditions in addition to any time-based restrictions so that they are
100% at risk;

•     We extended the total vesting period for all performance-based LTI awards (beginning with grants made in 2013) from 36 to 44 months so that these awards vest in October to maximize the impact of the retention value of the various incentive programs by staggering the vesting/payout throughout the year;

•     We revised the terms of LTI award agreements to provide more contemporary and competitive features with respect to treatment of equity upon certain separation events, eliminating any special vesting treatment previously associated with retirement; and

•     While performance against our internal annual incentive plan financial metrics resulted in an earned payout of 132.8% of target, the Compensation and Human Resource Committee (the
“Committee”) and our CEO determined that since several key strategic goals fell short of expectations, the earned payout would be reduced to 75% of target (before adjustment for individual performance) and that the Customer Success results fell short of internal expectations.

Our Named Executive Officers

The Committee has the sole authority to make all compensation-related decisions for the Company’s NEOs. This Compensation Discussion and Analysis (“CD&A”) discusses and analyzes compensation decisions for 2012 for the NEOs identified below. For additional information regarding the compensation of the NEOs, refer to the Executive Compensation tables, which begin on page 44 of this proxy statement. For 2012, the following executive officers are our NEOs:

Name	Executive Leadership Role
William R. Nuti	Chairman of the Board, Chief Executive Officer and President
Robert P. Fishman	Senior Vice President and Chief Financial Officer
Peter A. Leav	Executive Vice President and President, Industry and Field Operations
John G. Bruno	Executive Vice President and Chief Technology Officer
Peter A. Dorsman	Executive Vice President and Chief Quality Officer

Executive Compensation Philosophy and Key Components

NCR’s compensation programs reward executives for achieving and exceeding the Company’s strategic business and financial goals. This is accomplished by linking our executive’s compensation to Company-wide metrics and to the operational results of those areas under the direct control of each member of our executive team. The Committee regularly evaluates our compensation programs to ensure they are consistent with the short-term and long-term goals of both the Company and our stockholders given the dynamic nature of our business and the market in which we compete for talent. In determining the compensation structure, the Committee considers:

Response to 2012 Say on Pay Vote. At the 2012 Annual Meeting, the Company’s stockholders approved the compensation program for the NEOs with 79.4% of the votes cast. We believe this vote reflected stockholder confidence in the Committee’s pay for performance philosophy and the absence of pay practices that stockholders consider in conflict with their best interests. Most decisions for our NEOs’ 2012 compensation program were determined by the Committee prior to receiving the results of our “say on pay” vote at the 2012 Annual Meeting. However, the Committee generally continued to apply the same principles in determining the amounts and types of executive compensation for 2012 as outlined below under “2012 Compensation Program Highlights”. Following the 2012 Annual Meeting, the Committee took into account the affirmative stockholder vote on our “say on pay” proposal along with input solicited from our stockholders when determining subsequent compensation actions in 2012, and in refining our compensation programs and goal setting as part of the 2013 planning process, which the Committee first began to consider at its September 2012 regularly scheduled meeting.

Key Components of Executive Compensation. When establishing compensation levels for our NEOs, the Committee considers (i) the executive’s role; (ii) an annual external market study conducted by an independent, third-party compensation consulting firm; and (iii) internal comparable compensation levels.

For each of our compensation programs the Committee approves the design features, performance levels, individual performance objectives and final awards for our NEOs.

Type	Compensation Component	Primary Purpose	How Determined/Award Levels
Fixed	Base Salary	• Provides competitive fixed level of cash income • Promotes appropriate risk-taking	• Committee approves based on role, position against the external market and internal comparable salary levels
	Long-Term Incentive Plan	• Aligns executives’ and stockholders’ interests	• Performance threshold of 20% return on capital must be achieved
Performance Based		• Motivates executives to build multi-year, stockholder value	• Performance award ranges are 0% to 150%
	Annual Incentive Plan	• Aligns executives’ interests with a Company-wide financial metric • Executive-specific objectives motivate our team to achieve goals within their areas of influence

• NPOI performance threshold must be achieved

• Maximum award level as percentage of NPOI is 1.5% for the CEO and 0.75% for other NEOs

• Award Ranges

¡  Financial Metric: 0%-200%

¡  Individual Goals: 0%-150%

¡  Customer Success: 0% or 10%

	Economic Profit Plan	• Links incentive compensation to long-term, sustainable stockholder value • Retention of key executives	• A predetermined percentage of economic profit is deposited into a bookkeeping account for each executive • One-third of the account balance is eligible for annual vesting
Other Benefits	Health/Welfare Benefits	• Provides financial security to executives in case of illness, disability, or death	• Selection from options available to all employees depending on individual needs
	Retirement Benefits	• Provides financial security to executives during their retirement	• Selection of 401(k) contribution levels and investment elections from funds available to all employees
	Other Perquisites	• Attracts and retains executive talent • Allows executives to focus on their NCR roles	• Executive Medical Program • Financial Planning allowance • Standard relocation benefits • Limited CEO personal aircraft usage
	Claw Back Policy	• Discourages excessive risk-taking	• Committee determines if an NEO must repay any performance-based award
	Share Ownership Guidelines	• Ensures that our executives maintain an equity stake in the Company at a level sufficient to align their interests with the interests of our stockholders	• Ownership levels approved by the Committee • Annual internal review of equity value as a percentage of year-end base salary

2012 Compensation Program Highlights.    The Company’s 2012 compensation program was consistent with its philosophy and objectives of paying for performance, aligning the interests of executives with the interests of stockholders, attracting and retaining executive talent, and adopting competitive, best-practice compensation programs that are appropriate for our Company. Specific examples of actions taken by the Company in 2012 to carry out this philosophy include:

•

The Committee once again reinforced the Company’s pay-for-performance philosophy by modifying the vesting terms of a special, one-time retention grant of restricted stock units approved by the Committee for our CEO in January 2011. The original grant provided for time-based vesting on a single date. However, the Committee, with our CEO’s full support, elected to include a performance-based vesting component so that the award is now 100% at risk.

Vesting of the award is now conditioned upon:

¡	The Company achieving a pre-determined 2013 Non-Pension Operating Income after Capital Charge (“NPOICC”) goal as established by the Committee for the 2013 fiscal year;

¡

The Company achieving total stockholder return that equals or exceeds the median total stockholder return of NCR’s defined peer group for the two-year period of January 1, 2012 through December 31, 2013; and

¡	The CEO’s continued employment through the vesting date.

If these time and performance-based conditions are met, the award will vest 100% on February 7, 2014. However, if these conditions are not met, the award will be forfeited completely with no payout.

•

With regard to the Company’s performance-based LTI awards granted under our 2011 Amended and Restated Stock Incentive Plan (the “SIP”), the Committee approved management’s proposal to maintain the performance period of two years while extending the total vesting period from 36 months to 44 months (this extension will be effective beginning in 2013 for grants made in 2013). The Company and the Committee believe that staggering the vesting/payout events of our incentive awards more evenly throughout the year enhances the retention value of our incentive programs by placing a more consistent value “at risk” throughout the year.

Incentive Award Element	Payout Timing
Time-based Restricted Stock Unit Vesting	February/March
Annual Bonus Plan/MIP Payout	March
Economic Profit Plan Payout	August
Performance-based Restricted Stock Unit Vesting	October

•

We established aggressive operating performance goals for 2012 awards granted under our 2011 Amended and Restated NCR Management Incentive Plan (“MIP”), and for the performance-based LTI awards under the 2011 Stock Incentive Plan (“SIP”).

•	We modified the terms of our long-term incentive awards granted under the SIP to eliminate the concept of retirement as a separation event that results in any special/prorated vesting.

Best Practices.    In addition to assuring that a majority of our NEO’s compensation is “at risk”, the Company maintains policies to further strengthen the alignment of interests between our executive compensation practices and our stockholders. Some of these practices include:

•

Instituting challenging performance goals that are approved by the Committee, and, for our performance-based LTI awards under the SIP and EPP, a threshold financial metric (in addition to the performance goals);

•	Engaging an independent consulting firm to conduct an annual compensation study that assists the Committee in their evaluation of appropriate compensation levels and pay mix for our NEOs;

•

Implementing aggressive stock ownership guidelines for our executives and requiring that all NEO stock transactions be conducted solely through a pre-approved 10b5-1 plan that requires among other things a 60-day waiting period between the filing of the 10b5-1 and any transaction. The Company also looks to assure that our NEOs will continue to meet their ownership guidelines following any transaction;

•	Eliminating excise tax gross-ups for new participants in the Company’s Change in Control Severance Policy and on any perquisites other than standard relocation benefits;

•	Continuing the ability of the Committee to exercise negative discretion when determining payouts under our variable compensation programs;

•	Implementing an Economic Profit Plan that rewards our executives for enhancing the value of our business;

•	Eliminating retirement as a unique separation event that entitled the employee to special vesting considerations under the SIP;

•	Maintaining a strong claw back policy; and

•	Prohibiting the repricing of stock options without approval from our stockholders.

Pay for Performance Highlights.    The portion of “at risk” compensation for our senior executives increases directly with the executive’s role and responsibility within the Company, ensuring our senior officers are held most accountable to our stockholders. As shown below, a very significant portion (90%) of our CEO’s target total compensation pay mix is directly linked to the performance of the Company through quantitative internal performance metrics and qualitative goals that support the strategy of the organization and are approved each year by the Committee. This is generally consistent with the pay mix of CEOs in our peer group. The percentage of pay “at risk” for our other NEOs (78%) is also generally consistent with the pay mix of other NEOs in our peer group.

2012 Target Total Direct Compensation Pay Mix:

NCR CEO Target Pay Mix	Peer Group CEO Target Pay Mix

NCR Other NEOs Target Pay Mix	Peer Group Other NEOs Target Pay Mix

Performance-Based vs. Fixed Pay Mix at Target:    For our CEO and our other NEOs, the ratio between performance-based pay (including performance-based equity, stock options and cash incentive compensation) and fixed pay (base salary and time-vested equity) is consistent with the pay mix of other CEOs and NEOs in our peer group. We strongly believe that it is this alignment between our executives’ and shareholders’ interests that helps to drive our relative total shareholder return results presented earlier.

NCR CEO At-Risk vs. Fixed Pay	Peer Group CEO At-Risk vs. Fixed Pay

NCR Other NEOs At-Risk vs. Fixed Pay	Peer Group Other NEOs At-Risk vs. Fixed Pay

Granted vs. Realizable Compensation.    Since such a significant portion of the compensation of our NEOs is performance-based and is considered to be “at risk”, we review the “granted” vs. the “realizable” compensation levels of our CEO and our other NEOs to track the alignment and effectiveness of our pay-for-performance executive compensation design. To complete this analysis, we compare the value of the targeted compensation levels at grant to the value of the realizable compensation levels each calendar year as a result of the performance of the organization in achieving its short and long-term goals and the year-end price of the Company’s stock. By way of example, the following table, which is different than our Summary Compensation Table on page 44 of this proxy statement, shows the “granted” vs. “realizable” compensation for the CEO for the previous three fiscal years:

	Compensation “Granted”(1) ($millions)				Compensation “Realizable”(2) ($millions)				CEO Compensation “Realizable” vs. “Granted”
Year	Base	Target Bonus	LTI	Total	Base	Actual Bonus	LTI	Total
2012	$1.0	$1.5	$7.6	$10.1	$1.0	$1.1	$9.4	$11.5	115%
2011	$1.0	$1.5	$7.9	$10.4	$1.0	$2.7	$12.1	$15.8	152%
2010	$1.0	$1.5	$9.5	$12.0	$1.0	$1.5	$23.5	$26.0	217%

(1)  Compensation “Granted” includes: base salary, target annual incentive, grant date fair market value of all equity awards, plus the EPP payment to be made in the following calendar year. The 2011 granted LTI amount was revised from last year’s proxy statement to include the value of the EPP payment to be made in 2012.

(2)  Compensation “Realizable” includes: base salary, actual bonus received, the fair market value of outstanding awards as of December 31, 2012, and the EPP payment to be made the following August. The 2010 and 2011 annual performance-based LTI awards granted on February 23, 2010 and February 22, 2011, respectively, are currently reflected at “maximum” (150% payout earned). The 2012 annual performance-based LTI award granted on February 28, 2012 is currently reflected at 127.8% of target, subject to 2013 actual results.

A comparison of our CEO’s realizable compensation to the performance of the Company is summarized below:

	CEO Compensation Realizable/Earned			Company Performance

Year	Compensation “Realizable” vs. “Granted”	Bonus Payout Earned	Performance LTI Award Earned(1)	NPOICC Results	NCR 1-Year Total Shareholder Return (TSR)(2)	NCR 1-Year TSR Percentile Rank for Peer Group(2)
2012	115%	70%	127.8%	$488.5M	55%	95%
2011	152%	179%	150%	$297.2M	7%	96%
2010	217%	100%	150%	$229.0M	38%	88%

(1)  The 2010 and 2011 annual performance-based LTI awards granted on February 23, 2010 and February 22, 2011, respectively, are currently reflected at “maximum” (150% payout earned). The 2012 annual performance-based LTI award granted on February 28, 2012 is currently reflected at 127.8% of target, subject to 2013 actual results.

(2)  The TSR Percentile Rank measurement is from year end to year end.

The strong correlation between the compensation realizable by our CEO over the past three years and our performance, as measured by total shareholder return, demonstrates that our pay for performance compensation philosophy achieves the stated objective of linking our CEO’s compensation to our performance.

Role of Compensation Consultant.    The Committee considers advice and recommendations received from its independent compensation consultant, Frederic W. Cook & Co., Inc. (“FWC”) in making executive compensation decisions. FWC is independent of the Company’s management, reports directly to the Committee, and has no economic relationships with the Company other than its role advising the Committee. Representatives of FWC attended all Committee meetings in 2012. Our CEO is not present during discussions between the Committee and FWC regarding the CEO’s compensation and has not been provided a copy of any FWC reports on the CEO’s compensation.

Independence of the Compensation Consultant.    In 2012, the Committee considered the independence of FWC in light of new SEC rules and proposed NYSE listing standards. The Committee requested and received a letter from FWC addressing the consulting firm’s independence, including the following factors: (i) other services provided to the Company by FWC; (ii) fees paid by the Company as a percentage of FWC’s total revenue; (iii) policies or procedures maintained by FWC that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants from FWC involved in the engagement and a member of the Committee; (v) any Company stock owned by the individual consultants of FWC involved in the engagement; and (vi) any business or personal relationships between our executive officers and FWC or the individual consultants involved in the engagement. The Committee concluded that FWC’s work for the Committee is independent and does not raise a conflict of interest.

Role of Company Executives.    The Committee also considers recommendations from our CEO and our Senior Vice President and Chief Human Resources Officer when designing our executive compensation programs, establishing goals for both LTI and annual awards, and making executive compensation decisions for executives other than our CEO. Our CEO attends each Committee meeting and participates in the general discussion at those meetings. However, neither the CEO nor any member of management provides any recommendations, nor do they participate in any discussions with the Committee, with respect to the CEO’s compensation.

External Analysis—Peer Group Analysis and Market Surveys.    We use several methods to examine the various elements of our executive compensation program to determine the competitive market and to understand current compensation practices. In general, the Committee considers the median of the peer group data described below when establishing base salary, annual incentive and long-term incentive opportunities. The Committee retains the flexibility to make adjustments in order to respond to market conditions, promotions, individual performance and internal equity. The Committee also reviews broad-based survey data prepared by FWC and also considers key business decisions that can impact compensation.

Compensation Peer Group.    FWC annually develops and presents a recommended peer group that is approved by the Committee. This independent analysis typically includes an examination of the cash and equity elements of compensation for the five most highly compensated executives in each peer company and a comparison of the Company’s similarly ranked NEOs to the 25th, 50th and 75th percentiles of the peer group. The analysis also includes comprehensive modeling of long-term incentive costs and resulting levels of stockholder value transfer and dilution, which the Committee considers when developing the aggregate annual budget for equity compensation awards.

The unique combination of industries represented by our core business creates challenges in identifying comparable companies for executive compensation analysis. We select our peer group by examining other companies in terms of industry, size and recruiting in our GICS (Global Industry Classification Standard) industry group that are of reasonably similar size based on annual revenue, market capitalization, operating income and number of employees. In addition, we look at variances to these metrics based on unique circumstances (for example, the impact of pension income and/or expense). We also consider other companies outside our GICS industry group with which we compete for talent.

We review our peer group at least once per year to ensure it continues to reflect the parameters originally outlined. The compensation peer group analyzed in setting 2012 executive compensation consisted of the companies listed below. We believe that the size of these companies, as measured by several metrics, makes them appropriate peers. For 2012, the following changes were made: (1) EMC Corporation was removed because its revenue and market capitalization were significantly higher than that of NCR; (2) Imation Corp. and Tellabs, Inc. were removed since both companies were below typical size range and focused generally on the hardware component of the industry; and (3) Fidelity National Information Services and Science Applications International Corporation (SAIC) were both added as they are software/services companies of comparable size to NCR. For 2013 compensation decisions the peer group remained the same.

NCR’s Compensation Peer Group for 2012
Agilent Technologies Inc.	Diebold, Inc.	DST Systems, Inc.	Fidelity National Information Services
Fiserv, Inc.	Harris Corp.	Juniper Networks, Inc.	Lexmark International, Inc.
Logitech International SA	NetApp, Inc.	Pitney Bowes, Inc.	SAIC
SanDisk Corp.	Seagate Technology	Symantec Corp.	Western Digital Corp.

Market Surveys.    FWC prepared a comprehensive analysis and assessment of the competitive position of the compensation pay mix and pay levels for our executives relative to the marketplace using a combination of proxy data from our peer group and general market data provided to FWC by the Company. Market survey data includes surveys concentrated on companies in both general and high-tech industries, which encompasses the Company’s competitors and non-competitors. The broad-based surveys are global in nature which enables us to obtain salary structure market data in numerous countries under a consistent methodology to understand market trends and practices. The three surveys utilized were Towers Watson Compensation Data Base (CDB) – High-Tech Executive Database; Hewitt Total Compensation Management – Executive Survey; and Radford – Global Technology Survey. The surveys covered participating companies with a revenue range of $3 billion to either $7 or $10 billion, depending on the survey. The Committee considers market median levels when setting compensation levels, but retains the flexibility to set compensation above or below the median based on individual considerations. FWC considers the following market survey positions when evaluating the compensation levels of our NEOs:

Name	2012 Compensation Benchmark and Weighting
	Peer Group Proxy Data	General Survey Data
William R. Nuti	Chief Executive Officer (100%)	Not Applicable
Robert P. Fishman	Chief Financial Officer (75%)	Chief Financial Officer (25%)
Peter A. Leav	2nd Highest Paid (50%)	Top Sales Role (50%)
John G. Bruno	3rd Highest Paid (50%)	Chief Technology Officer (50%)
Peter A. Dorsman	4th Highest Paid (50%)	Sector Head (50%)

Internal Analysis—Tally Sheets and Internal Equity.    In addition to reviewing the market data described above, the Committee also reviews various internal analyses described below.

Tally Sheets.    At each regular Committee meeting considering compensation changes, the Committee reviews comprehensive tally sheets that show the total compensation opportunity provided to each executive. The tally sheets allow the Committee to review the degree to which historic, current and projected compensation, including unvested equity awards and separation benefits, support the Company’s pay-for-performance philosophy and retention objectives. The Committee uses the data in the tally sheets to gauge actual and projected wealth accumulation levels. The tally sheets are also used to compare year-over-year compensation as part of the process of establishing competitive compensation levels for the following year.

Internal Equity.    In addition to tally sheets, management prepares an overview of each executive’s base salary, annual incentive targets, and long-term incentive targets in comparison to internal peers. To maintain a fair balance throughout the executive level of the organization, we strive to ensure a level of consistency in compensation with differences based on the degree of judgment and strategic nature of the role of the executive, as well as each executive’s individual performance, as measured both objectively and subjectively. For 2012, the total target direct compensation (base salary, target annual bonus award, target long-term incentive award excluding the EPP) of our CEO was 3.1 times the total target direct compensation of the next highest-paid NEO. The Committee considers this an appropriate ratio, taking into account our CEO’s overall leadership responsibility, the competitive market rate of compensation for CEO talent, the strategic nature of the CEO position as the senior executive leading the organization, the extent and scope of his responsibilities, his performance, and his additional role as Chairman of the Board of Directors.

Details on 2012 Executive Compensation

Annual Base Salary.    We attempt to set base salaries at a level competitive with our peer group. By doing so, we are able to attract and retain top quality executive talent and ensure that our overall fixed costs are kept at a reasonable level. The Committee reviewed and approved the following base salary actions during 2012:

Summary of 2012 Base Salary Actions and Rationale

Name	Base Salary on January 1, 2012	Base Salary Increase %	Effective Date of Recent Base Salary Action	Base Salary on December 31, 2012	Rationale for Base Salary Action
William R. Nuti	$1,000,000		August 8, 2005	$1,000,000	No change – Competitive
Robert P. Fishman	$450,000	+11.1%	February 20, 2012	$500,000	Competitive Position and Individual Performance
Peter A. Leav	$550,000		November 1, 2011	$550,000	No change – Competitive
John G. Bruno	$750,000		November 29, 2008	$750,000	No change – Competitive
Peter A. Dorsman	$550,000		November 1, 2011	$550,000	No change – Competitive

Robert Fishman’s Base Salary Action.    The increase to Mr. Fishman’s base salary in 2012 is part of an adjustment to align Mr. Fishman’s pay to the market median and was taken to improve the competitive position of his total target compensation based on his performance.

Annual Incentive Plan

Management Incentive Plan (MIP) and Customer Success Bonus Description.    The total annual bonus opportunity for our NEOs is comprised of two components: the MIP (which is based on a core financial objective that is multiplied by an individual performance modifier) and the Customer Success bonus. Awards are determined in the following manner:

Total Annual Bonus Opportunity

Management Incentive Plan (MIP)						Customer Success Bonus
Target Bonus %	x	“Core Financial Objective”	x	Individual Performance Modifier	+	Payout Linked to Company’s Overall Customer Success Survey Results	=	Total Annual Bonus Opportunity
		(Range: 0% - 200%)		(Range: 0% - 150%)		(Range: 0% or 10%)

At the beginning of the performance year, the Committee establishes a total target bonus for each NEO as a percentage of his base salary. This total target bonus is comprised of two components: (1) a MIP target bonus that is comprised of a target that is then multiplied by a Company-wide financial performance goal factor (the “Core Financial Objective”) and, a modifier based on the applicable NEO’s individual performance goals (MBOs) and (ii) a Customer Success target bonus.

2012 Management Incentive Plan Threshold and Cap.    Before any MIP award was payable for 2012, the Company had to achieve a threshold NPOI of $550 million. This performance level is 65% greater than the 2011 threshold NPOI of $333 million and 35% greater than the Company’s actual 2011 NPOI of $407 million. This challenging benchmark for MIP eligibility demonstrates that our NEOs were required to significantly further improve the Company’s performance as a condition of receiving the MIP portion of their annual bonus. The annual bonus produced by the application of the formula described above is also subject to a cap based on the Company’s performance. The maximum annual bonus opportunity for the CEO is 1.5% of NPOI. Our other NEOs have a maximum annual bonus opportunity of 0.75% of NPOI.

Core Financial Objective.    As discussed below under “2012 Core Financial Objective Calculations”, the Committee established the Core Financial Objective for 2012 based on NPOICC. The Committee approves threshold, target and maximum levels for NPOICC, which, if achieved, would result in a preliminary determination of the MIP bonus at 25%, 100% or 200% of the MIP target bonus, respectively. Awards are interpolated between these levels. The actual payout can be reduced, but not increased, at the discretion of the Committee.

Individual Performance Modifier.    The Committee establishes individual performance goals (“MBOs”), for the CEO and in conjunction with the CEO for each other NEO, which are discussed below under the “2012 NEO Management by Objectives”. These individual objectives are assigned to our NEOs based on their area of influence and objectives that, if achieved, would be critical for the Company to achieve its overall financial and strategic goals. Based on the extent to which an individual NEO satisfies his MBOs, the Committee determines an “individual performance modifier” that is used to increase or decrease the amount of the preliminary MIP bonus as determined by the Company performance factor. The individual performance modifier can range from 0% for poor performance to 150% for exceptional performance.

Customer Success Bonus.    Because of the critical importance of client retention, client referrals and client relationships, the Customer Success bonus is retained as a separate component of the annual bonus with its own separate award structure. The Customer Success objective is linked to a bi-annual survey of customers conducted by an independent third party where the actual payout is determined at the discretion of the Committee for the CEO and at the discretion of the CEO for the other NEOs.

For 2012, the Committee established incentive targets for the participants in the MIP based on peer group data and positioning within the senior leadership team. The 2012 target annual MIP opportunities for our NEOs were:

Summary of the Management Incentive Plan (MIP) Total Bonus Opportunity for 2012

Name	MIP Bonus Target (as % of base salary)	Customer Success Target (as % of base salary)	Total 2012 MIP Target (as % of base salary)	Total Annual Bonus Opportunity (as % of base salary)
William R. Nuti	140%	10%	150%	0% to 430%
Robert P. Fishman	100%	10%	110%	0% to 310%
Peter A. Leav	100%	10%	110%	0% to 310%
John G. Bruno	100%	10%	110%	0% to 310%
Peter A. Dorsman	100%	10%	110%	0% to 310%

By way of illustration, in the case of the CEO, if the Core Financial Objective had been met at the maximum level, this could have generated a preliminary MIP bonus of 280% (200% of his 140% target bonus). If he had achieved the maximum individual performance modifier of 150%, his bonus could have become 420% (150% of his preliminary MIP bonus of 280%). If the Customer Success objective (10%) also had been met, his total bonus under the MIP could have been 430% of his base salary.

2012 Core Financial Objective Calculations.    We use NPOICC as the Core Financial Objective because it

•	reflects our highest business imperative – driving growth in profit by increasing revenue and controlling operating costs;

•	is balanced with driving a strong focus on asset utilization, working capital and cash flow;

•	is simple to calculate and easily understood by both employees and stockholders;

•	is a measure that we can track throughout the year; and

•	is a critical measure investors use to gauge our execution of annual operations.

NPOICC is comprised of two separate metrics: NPOICC = NPOI – Capital Charge.

•	NPOI is our income (loss) from operations as reported under generally accepted accounting principles, excluding the impact of our pension expense and special items.

•	Capital Charge is our “controllable capital” multiplied by 10%, which represents our 2012 annual weighted average cost of capital (“WACC”)

•

Controllable Capital is our working capital (accounts receivable plus inventory, minus the sum of accounts payable, deferred revenue and customer deposits), plus the sum of property, plant and equipment, other current assets excluding taxes, and capitalized software, minus the sum of accrued payroll and employee benefits liabilities and other current liabilities, excluding taxes and severance.

•	WACC is defined as the sum of:

a)	the product of (i) the cost of equity, and (ii) the weighted market value of the Company’s common shares outstanding, and

b)	the product of (i) the cost of debt, and (ii) the weighted market value of the Company’s long-term and short-term debt.

We exclude the impact of our pension expense and special items since they do not directly relate to an NEO’s performance or the Company’s operational success. We take into consideration capital charges for the year, because these charges represent our cost of capital as used in our operations and corporate activities. By incorporating capital charges into the performance measure, we are able to ensure the NEOs consider the short and long-term impact of their decisions. The long-term impact is based on charging a cost of capital for long-term assets to reflect our investors’ assumed expected return on equity capital. The short-term financial consequence is based on the charge associated with working capital items such as accounts receivable, inventory and other current assets. As a result, we expect the Core Financial Objective to motivate the NEOs to prudently manage our assets as they work to increase revenue and lower operating costs.

The Committee established the 2012 NPOICC Core Financial Objective for threshold, target and maximum performance at $440 million, $460 million and $540 million, respectively. These levels are substantially greater than the threshold, target and maximum performance levels established for 2011, which were $235 million, $270 million and $315 million, respectively. The 2012 threshold NPOICC goal represented a 48% increase over the 2011 actual NPOICC of $297 million, which again aligns the financial performance of our variable pay plans to outstanding results that must be delivered for stockholders.

2012 NEO Individual Performance Modifier.    The Committee established multiple MBOs for each participating NEO as described below. These MBOs were selected because they directly complement our corporate strategic goals of:

•	Revenue growth;

•	Margin expansion;

•	Driving customer success;

•	Becoming a hardware-enabled, software-driven business;

•	Taking advantage of our core competencies and our core assets;

•	Furthering our strategy to grow into market adjacencies and continue to improve the revenue mix with a higher percentage of software and services; and

•	Disruptive innovation.

2012 MIP Performance Results and Payouts.    The following is a summary of the MIP results and the incentive award payouts approved for each participating NEO for the 2012 performance year. NPOI for the year was $588.9 million, which exceeded the threshold NPOI objective of $550.0 million for the 2012 performance year that was a condition to any payout under the MIP. While performance against our internal annual incentive plan financial metrics resulted in an earned payout of 132.8% of target, the Committee and our CEO determined that since several key strategic goals fell short of expectations, the earned payout would be reduced to 75% of target (before adjustment for individual performance).

Summary of the Management Incentive Plan (MIP) Performance Objectives for 2012

	2012 Performance Objectives			2012 Performance Results	2012 MIP Payout Funded
MIP Discretionary Objectives	Threshold (25% funded)	Target (100% funded)	Maximum (200% funded)
Core Financial Objective	$440.0M	$460.0M	$540.0M	NPOI Results $588.9M -Capital Charge ($102.7M) NPOICC Results $486.2M	Calculated at 132.8% of target (Funded at 75.0% of target)
Customer Success Objective	Payout linked to the Company’s overall Customer Satisfaction			Below Expectations	0%

Following is a summary of the MBOs established by the Committee and the MIP payouts approved for each participating NEO for the 2012 performance year.

William Nuti’s 2012 Objectives:

Successful strategic repositioning and corporate transformation as reflected in increased market share, quality of revenue and earnings, increased geographic diversification, capital efficiency and increased stockholder return.

Since the MIP funding was reduced to 75% and the Customer Success bonus was not awarded, Mr. Nuti communicated to the Committee that any adjustment to his MBO over 100% would be inappropriate. Although the Committee determined that Mr. Nuti’s 2012 individual performance modifier deserved to be above 100% because of the outstanding leadership he demonstrated throughout the year and the financial results that his leadership helped produce, the Committee established Mr. Nuti’s individual performance modifier at 100%, as opposed to making a determination based on his individual performance relative to achievement of his stated 2012 MBOs (summarized below).

•	Strategic execution
•	Strong financial performance
•	Shareholder value creation
•	Successful margin expansion
•	Capital structure strategy/pension strategy
•	Risk management
•	Acquisition integration
•	Executive talent development

Robert Fishman’s 2012 Objectives:

•	Days Receivables/Billing Outstanding
•	Loss on Account Receivables
•	Labor Cost Management
•	Forecast Accuracy
•	Free Cash Flow Plan
•	Continuous Improvement Target
•	Enterprise Business Initiative Execution
•	Radiant revenue, synergies, customer success

The Committee determined that Mr. Fishman’s 2012 individual performance modifier is 115% to reflect his individual performance relative to achievement of his stated 2012 MBOs. This determination was based on the following performance factors: exceeded his Continuous Improvement target; achieved the targets on the Free Cash Flow Plan and achieved target performance on most other objectives, except the target of days receivables/billing outstanding

Peter Leav’s 2012 Objectives:

•	Direct Quota-carrying Headcount
•	Book to Bill Target
•	Hospitality Revenue/Operating Income
•	Expense Management
•	Sales Productivity
•	Consumables Gross Margin
•	Software Revenue Plan
•	Global Gross Margin
•	Orders and Backlog Growth
•	Forecast Accuracy

The Committee determined that Mr. Leav’s 2012 individual performance modifier is 85% to reflect his individual performance relative to achievement of his stated 2012 MBOs. This determination was based on the following performance factors: consistently achieved on most objectives throughout the year. There was performance below expectations in the areas of consistent forecast accuracy, achieving the software revenue plan and the Consumables gross margin.

John Bruno’s 2012 Objectives:

•	Research and Development
•	Labor Cost Management
•	Radiant revenue, synergies, customer success
•	Cost Reduction Value Engineering (CRVE)
•	Merger and Acquisition Execution
•	Software Revenue Plan
•	Forecast Accuracy

The Committee determined that Mr. Bruno’s 2012 individual performance modifier is 60% to reflect his individual performance relative to achievement of his stated 2012 MBOs. This determination was based on the following performance factors: consistently achieved on objectives throughout the year. There was performance below expectations in the research and development roadmap execution and the software revenue plan.

Peter Dorsman’s 2012 Objectives:

•	Cost Reduction Value Engineering (CRVE)
•	Continuous Improvement Target
•	Labor Cost Management
•	Radiant revenue, synergies, customer success
•	Inventory Expense
•	Quality
•	Gross Margin Rate
•	Financial/Retail/Travel orders
•	Forecast Accuracy

The Committee determined that Mr. Dorsman’s 2012 individual performance modifier is 100% to reflect his individual performance relative to achievement of his stated 2012 MBOs. This determination was based on the following performance factors: consistently achieved on his objectives throughout the year.

The following is a summary of the total annual bonus payments approved for each participating NEO for the 2012 performance year.

Summary of Management Incentive Plan (MIP) Participation and Payout for 2012

Name	2012 Target MIP	MIP Payout Earned as % of Target	Funded MIP Payout (Before IPM)(1)	Individual Performance Modifier	MIP Payout (After IPM)	Customer Success Payout (10% Target)	Total Bonus Payout
William R. Nuti	$1,400,000	75%	$1,050,000	100%	$1,050,000	$0	$1,050,000
Robert P. Fishman	$500,000	75%	$375,000	115%	$431,250	$0	$431,250
Peter A. Leav	$550,000	75%	$412,500	85%	$350,625	$0	$350,625
John G. Bruno	$750,000	75%	$562,500	60%	$337,500	$0	$337,500
Peter A. Dorsman	$550,000	75%	$412,500	100%	$412,500	$0	$412,500

(1)  Funded MIP was decreased from 132.8% of target to 75% of target.

Annual Long-Term Incentive Plan    Our LTI program ensures that a large portion of total compensation for executives is directly aligned with Company performance and changes in stockholder value. Awards can be made in cash or Company stock with performance-based or time-based vesting and a minimum three-year vesting schedule. LTI awards are made under the SIP, and the EPP.

Equity Award Grant Process.    All equity awards granted as part of annual total compensation for executive officers and other employees are made on specific cycle dates, typically in February, and are approved in advance by the Committee. In addition to annual LTI grants, we also make ad hoc equity award grants to new hires, in connection with promotions, or for retention purposes, generally on the first day of the month following approval of the award. Ad hoc equity awards made to our Section 16 Officers must be approved in advance by the Committee. Ad hoc equity awards for all employees other than Section 16 Officers are approved by our CEO and, in the case of ad hoc equity awards with a value of over $250,000, also by the Senior Vice President and Chief Human Resources Officer. An annual ad hoc award budget and any grants of equity awards made pursuant to this delegation are reviewed annually with the Committee.

The number of shares of restricted stock, restricted stock units or options granted is determined by converting the dollar value approved by the Committee into a specific number of shares. Beginning in 2012, the number of shares of restricted stock or restricted stock units and the number of stock options is determined based on the closing price of NCR common stock on the date of grant. The exercise price for stock option awards is the closing price of NCR common stock on the date of grant. For grants awarded prior to 2012 the number of shares of restricted stock and restricted stock units, the approved dollar value was divided by the average of the closing price of NCR common stock for the 20 trading days preceding the grant date. In the case of options, the approved dollar value was divided by the average of the closing price of NCR common stock for the 20 trading days preceding the grant date and then divided by the current year’s Black-Scholes valuation factor.

2012 Annual LTI Equity Awards.    The use of equity for our long-term incentive plan links our executives and stockholders to a common goal: sustainable stockholder value creation. The combination of performance-based shares, which create commonality of interests with stockholders, and time-based shares, which helps manage our ability to retain our key executives, provides a good balance to our executives and protection to our stockholders since wealth creation can be “realizable” by an executive only when both long-term performance goals and time-based milestones are achieved.

Target Award Levels.    The Committee annually approves a budget for the aggregate long-term incentives to be granted on a Company-wide basis. The accounting expense, stockholder dilution, percentage of shares allocated to the Company’s long-term incentive program and the Company’s usage of allocated shares to the long-term incentive program are all factors in the Committee’s budget decision. In respect to long-term incentive awards to executive officers, the Committee determines the appropriate level of award for each position based on external market data and internal comparisons in order to meet the competitive market for that position, reserving a portion of the total share pool for new hires and promotions that may occur during the year.

Award Mix.    The 2012 annual equity award mix is 75% performance-based restricted stock units and 25% time-based restricted stock units. This mix is consistent with our objective of keeping a significant portion of our variable compensation as performance-based and aligned with stockholder interests, while balancing the need to maintain a certain level of retention through time-based milestones.

Time-based Awards.    Time-based restricted stock units awarded in 2012 vest 100% on February 28, 2015. These equity awards are subject to the executive’s continued employment with the Company on the vesting date along with certain other rules in the event of death, disability, termination without cause, termination for good reason and change in control. These provisions are described in the Potential Payments Upon Termination or Change in Control section beginning on page 54 of this proxy statement.

Performance-based Awards.    Performance-based restricted stock units awarded in 2012 have a two-year performance period with NPOICC as the performance metric. However, the Company must achieve a 2012 return on capital (“ROC”) performance threshold of 20% before any performance-based restricted stock units can be earned. ROC is calculated by dividing NPOI by Controllable Capital, which represents the working capital that the management team has deployed at any given time. A 20% ROC performance threshold is a significant threshold that ensures no performance-based restricted stock units can be earned if the Company does not generate enough ROC during the performance period to sustain and grow the business. This practice serves to mitigate risk in a challenging year and also protects the interests of our stockholders.

Award Levels.    The maximum share award for performance-based restricted stock units is 150% of the target award level. The calculation of the number of shares earned is based on NPOICC. The 2012 performance-based LTI award will be adjusted based on achievement of the actual 2012 NPOICC compared to target. If the payout earned for 2012 is less than 100% of the target award level, this result is interpolated between 25% and

100% of target and becomes the actual award payout that is subject to the time-based vesting requirement that commences following the 2013 performance period. If the payout earned for 2012 is greater than 100% of the target award level, the Company must also achieve NPOICC results for 2013 at least equal to the 2012 NPOICC target to retain the above-target award payout level. If the actual 2013 NPOICC is less than the 2012 target NPOICC, the actual award is reduced to the target award payout level. This two-year performance period structure ensures that if an above-target payout is earned in year one, target results must also be sustained during year two of the performance period in order to protect any above target payout.

Vesting.    Any 2012 performance-based restricted stock unit payout earned following the end of the two-year performance period in 2013 will vest 50% on February 28, 2015 and 50% on October 28, 2015. Beginning with awards granted in 2013, any performance-based restricted stock units earned will vest 44 months after the grant date. All of our equity awards are subject to the executive’s continued employment with the Company on the vesting date along with certain other rules in the event of death, disability, termination without cause, termination for good reason and change in control. These provisions are described in the Potential Payments Upon Termination or Change in Control section beginning on page 54 of this proxy statement.

2012 Results.    The NPOICC result achieved for 2012 was $486.2 million. For our 2011 performance-based restricted stock unit award, the 2011 NPOICC of $297.2 million resulted in a preliminary award of 150% of target. Since the 2012 NPOICC of $486.2 million exceeded the 2011 target NPOICC of $250 million, the performance-based awards granted on February 22, 2011 will be awarded at 150% of target and will vest on March 3, 2014. For our 2012 performance-based restricted stock unit award, the 2012 NPOICC resulted in an earned payout of 127.8% of the target number of performance shares granted on February 28, 2012. Provided that the 2013 NPOICC results achieved are greater than or equal to the 2012 NPOICC target of $450 million, the 2012 performance-based restricted stock units earned will be 127.8% of target and will vest 50% on February 28, 2015 and 50% on October 28, 2015.

Below is a historical view of how the Company has paid out on the annual performance-based restricted stock units awards granted.

	Annual LTI Award Performance Goals, Results and Payouts

LTI Award Year	Annual LTI Award Performance Period	Annual LTI Performance Range (NPOICC)	Return on Capital Results	NPOICC Results	LTI Final Payout(1)
2012	1/1/2012 to 12/31/2013	$420.0M to $515.0M	58.5%	$486.2M	127.8% or 100.0%
2011	1/1/2011 to 12/31/2012	$200.0M to $290.0M	47.8%	$297.2M	150.0%
2010	1/1/2010 to 12/31/2011	$310.0M to $450.0M	34.6%	$526.2M	150.0%

(1)  The payment for the 2012 annual performance-based LTI award is contingent upon the Company’s final NPOICC performance results for 2013, where the final payment will be 127.8% if the 2013 NPOICC results are greater than or equal to $450.0 million. The final payment will be 100% if the 2013 NPOICC results are less than $450.0 million.

2012 Ad Hoc LTI Awards.    The Committee did not approve any equity awards granted outside the annual award process, known as “ad hoc” awards, to any NEO in 2012. Long-term equity incentive awards to the NEOs during 2012 are summarized as follows:

	2012 Annual LTI Award Value(1)
Name	Performance-Based RSU Award Value (75%)	Time-Based RSU Award Value (25%)	Total Annual LTI Award Value
William R. Nuti	$3,375,007	$1,124,995	$4,500,002
Robert P. Fishman	$450,007	$149,995	$600,002
Peter A. Leav	$749,997	$250,006	$1,000,003
John G. Bruno	$749,997	$250,006	$1,000,003
Peter A. Dorsman	$749,997	$250,006	$1,000,003

(1)  Represents the “grant date fair value” of the LTI awards granted in 2012, as summarized on the “Grants of Plan-Based Awards for 2012” table on page 49 of this proxy statement.

Amendment to the 2011 LTI Award to our CEO.    In 2012 the Committee added a performance-based vesting condition for a special, one-time retention award previously made to our CEO, thereby modifying the original grant by converting it to a time-based and performance-based award that is 100% at risk. The original grant provided for time-based vesting on a single date. However, the Committee, with our CEO’s full support, elected to include a performance-based vesting component where the award is 100% at risk. The Committee also adopted a policy for awards such that all subsequent special retention awards to any executive officers will include both time-based and performance-based vesting conditions.

Economic Profit Plan (EPP).    The EPP was approved by stockholders at the 2011 Annual Meeting and is designed to further link the incentive compensation of the participants to the long-term, sustainable creation of stockholder value, and strike a balance with the dilution that can occur with equity based awards.

The financial metric used for the 2012 EPP is the Company’s 2012 “economic profit.” Economic profit is defined as the (1) Company’s NPOI less (2) the Company’s WACC multiplied by controllable capital. The following table outlines the differences in methodology for the calculation of NPOICC used as the performance measure for the MIP and SIP compared to the calculation of economic profit for the EPP:

Calculation Elements	NPOICC Calculation Methodology	Economic Profit Calculation Methodology
NPOI	-Excludes impact of Acquisitions, Divestitures and Discontinued Operations	-Includes impact of Acquisitions, Divestitures and Discontinued Operations
Controllable Capital	-Excludes impact of Acquisitions, Divestitures and Discontinued Operations -Excludes Unfunded Pension Debt	-Includes impact of Acquisitions, Divestitures, and Discontinued Operations -Excludes Unfunded Pension Debt
WACC	-Static (reset “Annually” based on changes in the Company’s capital structure)	-Dynamic (reset “Quarterly” based on changes in the Company’s capital structure)

The Committee chose “economic profit” as the financial metric for the EPP because economic profit is a more accurate way to determine profit over time than NPOICC (which is used in connection with the Company’s annual and long-term incentives that set specific targets). Therefore, the potential impact to a participant’s EPP account from the economic profit or loss that our leaders help to create for the organization in future years closely aligns the interests of our EPP participants with the long-term interests of stockholders.

The EPP does not establish goals or have a “target”. Rather, the EPP allows our senior most executives to share in a portion of the economic profit that they helped to create. Payments under the EPP may be made annually and are subject to adjustment based on future years’ economic profit. As a result, transactions can be included when they are complete and WACC can be averaged each year to more closely align the overall program with the actual transactions and actual costs of capital. The impact of any particular transaction or change in cost of capital is smoothed out over the years through the bonus banking mechanism described in more detail below.

In 2012, the Committee assigned to each executive participating in the EPP a specified percentage of the Company’s economic profit. The maximum percentage of our economic profit that an NEO or other participant may receive for any performance year is 5.0%. This percentage is referred to as a participant’s “carried interest” in the Company’s economic profit and represents the participant’s opportunity to receive annual cash payouts. Each year, a participant receives a “bonus credit” award equal to his or her carried interest percentage of economic profit for that year. The bonus credit is credited to the participant’s account, known as a “Bonus Bank,” under the EPP. This credit may be positive or negative. The EPP provides that participants receive a payout equal to 33% of the balance of their Bonus Banks on August 1 of the following year, provided that the Company also passes a cash flow test annually.

The EPP provides that under this cash flow test, the Company’s annual GAAP “net cash provided by operating activities” must be equal to or exceed 1% of the Company’s total revenue. The EPP further provides that if the Company does not pass this cash flow test, the amount that would otherwise have been paid from a participant’s Bonus Bank will instead remain in the participant’s Bonus Bank, without interest. Additionally, if a participant were to earn a bonus under the EPP in excess of $10 million dollars in the calendar year, the amount of the bonus in excess of $10 million dollars will not be paid in such year. The excess amount will remain in the participant’s Bonus Bank, without interest. The first payment under the EPP was made August 10, 2012.

A participant forfeits the amount held in his or her Bonus Bank in the event of a voluntary termination of employment without good reason or an involuntary termination for cause. However, there are special rules in the event of retirement, death, disability, involuntary termination without cause, termination for good reason, or a termination following a qualifying change in control which are described in the Potential Payments Upon Termination or Change in Control section beginning on page 54 of this proxy statement.

Consistent with Section 162(m) of the Internal Revenue Code (the “Code”), the Committee does not increase the originally established carried interest of a participant during a performance year. However, the Committee retains the discretion to reduce the bonus credit to a participant’s Bonus Bank or to reduce the amount previously credited to a participant’s Bonus Bank. Such reductions could be based on the Company’s performance against its financial and strategic objectives, a business unit’s performance against its annual financial and operational goals, and the executive’s performance against his or her individual MBOs.

There are several advantages to the plan design of the EPP. First, it recognizes that internally established targets are by definition difficult to calibrate given the volatility in the economic environment, whereas EPP pays on absolute economic value created. Additionally, the payouts operate as a retention device with the payments scheduled in August separate from other vesting or award events.

2012 Economic Profit Results, EPP Bonus Credit Awards and Payouts.    Economic profit for the 2012 performance year was $488.5 million. Also, the Company exceeded the cash flow test requirement under the EPP since cash flow from operations, which was adjusted by the Committee to exclude the special pension contribution made in 2012 as part of a larger multi-phase process to fund and de-risk certain of the Company’s pension liabilities, of $420 million was greater than 1% of total revenues for 2012 (or $57.3 million).

Summary of the Economic Profit Calculation and EPP Cash Flow Test Results for 2012

Economic Profit Calculation			EPP Cash Flow Test
NPOI (as reported)		$588.9M	Cash Flow from Operations	($180.0M)
			Pension Funding Adjustment	$600.0M
			Adjusted Cash Flow from Operations	$420.0M
Controllable Capital	$1,004M		Total Revenues	$5,729.5M
WACC (four quarter average)	10.0%		Cash Flow Hurdle Rate (% of Total Revenues)	1.0%
Less: Capital Charge		($100.4)	Cash Flow Hurdle Amount	$57.3M
Economic Profit		$488.5M	Cash Flow Test Passed(1)

(1)  The Committee excluded the special pension contribution described above that was made in 2012 for the purpose of calculating the cash flow metric.

The participation level of each NEO and the amounts earned under the EPP for the 2012 performance year are summarized as follows:

Summary of 2012 Economic Profit Pan Participation, Bonus Credit Awards, and Cash Payout
Name	2012 EPP Carried Interest	2011 Bank Balance (After 2011 Payout)	2012 EP Bonus Credit Award (Before Payout)	Bank Balance (Before 2012 Payout)	2012 EP Cash Payout(1)	2012 EPP Bank Balance (After 2012 Payout)
William R. Nuti	1.25%	$3,229,065	$6,106,250	$9,335,315	$3,080,654	$6,254,661
Robert P. Fishman	0.15%	$322,906	$732,750	$1,055,656	$348,366	$707,290
Peter A. Leav	0.30%	$322,906	$1,465,500	$1,788,406	$590,174	$1,198,232
John G. Bruno	0.30%	$645,813	$1,465,500	$2,111,313	$696,733	$1,414,580
Peter A. Dorsman	0.30%	$322,906	$1,465,500	$1,788,406	$590,174	$1,198,232

(1)  33% of the 2012 EPP Bank Balance (before 2012 payout) will be paid in August 2013 in accordance with the terms and conditions of the EPP.

Update on Prior Performance-Based Restricted Stock Unit Awards

2009 Performance-Based Restricted Stock Unit Retention Awards.    In 2009, the Committee granted performance-based restricted stock units to Messrs. Leav, Bruno and Dorsman. The awards were granted with an eighteen-month performance period that commenced July 1, 2009 and ended December 31, 2010. The awards had a performance target of NPOI of $300 million, which if achieved, would result in 100% of the award vesting. In February 2011, the Committee certified that the performance condition for these awards was achieved. These awards vested on August 1, 2012.

2010 Performance-Based Restricted Stock Units.    In 2010, the Committee granted performance-based restricted stock units to our NEOs. The awards were granted with a two-year performance period that commenced January 1, 2010 and ended December 31, 2011. The number of shares earned could range, according to the level of performance achieved, from a threshold of 25% to a maximum of 150% of the performance-based units granted. In February 2012, the Committee certified that the performance condition for these awards was achieved at 150% of target. The awards also had a threshold performance target of 20% ROC which was also achieved. These awards vested on December 31, 2012.

2011 Performance-Based Restricted Stock Units.    In 2011, the Committee granted performance-based restricted stock units to our NEOs. The awards were granted with a two-year performance period that commenced January 1, 2011 and ended December 31, 2012. The number of shares earned could range, according to the level of performance achieved, from a threshold of 25% to a maximum of 150% of the performance-based units granted. In February 2013, the Committee certified that the performance condition for these awards was achieved at 150% of target. The awards also had a threshold performance target of 20% ROC, which was also achieved. These awards will vest on March 3, 2014, subject to the executive’s continued employment with the Company on the vesting date along with certain other rules in the event of retirement, death, disability, termination without cause, termination for good reason and change in control which are described in the Potential Payments Upon Termination or Change in Control section beginning on page 54 of this proxy statement.

2013 Annual Long-Term Incentive Program

2013 Annual LTI Awards.    The design of the 2013 LTI awards for our NEOs remains consistent with the 2012 design. The 2013 LTI awards are 75% performance-based restricted stock units and 25% time-based restricted stock units. This mix balances our desire to keep a significant portion of pay “performance-based” with the need to maintain a certain level of retention value. The performance-based awards are subject to a two-year performance period. The awards granted in 2013 have a maximum payment of 125% of target, which is a reduction from the 150% of target for awards granted in 2012. The number of shares earned as part of the 2013 LTI award will be determined initially based on the NPOICC achieved during the 2013 fiscal year (between a threshold, target and maximum payout objective) and, to the extent the number of shares earned exceeds 100% (or a payout above target), the number of shares earned will be further adjusted based on the NPOICC achieved during the 2014 fiscal year. In this case, the Company must also achieve NPOICC results for the 2014 fiscal year at least equal to target NPOICC set for the 2013 fiscal year, or the final payout will be reduced to 100% of the target number of shares granted. If a payout is earned for the 2013 performance-based restricted stock units, the shares earned will vest 100% in October 2016. The time-based awards will vest 100% in February 2016. Both the performance-based and time-based portions of the 2013 Annual LTI award are subject to the executive’s continued employment with the Company on the vesting date along with certain other rules in the event of death, disability, termination without cause, termination for good reason and change in control which are described in the Potential Payments Upon Termination or Change in Control section beginning on page 54 of this proxy statement.

2013 Economic Profit Plan.    EPP awards will continue to be a portion of the overall LTI award value granted to the CEO and other executives that would otherwise be granted as restricted stock units under the SIP. Each participating executive will receive a carried interest in the EPP that provides an opportunity for a cash payout based on the economic profit earned under the EPP which will be determined based on NPOI after a reduction for our WACC multiplied by our controllable capital.

The long-term incentive awards granted to each NEO for the 2013 fiscal year are summarized as follows:

	Summary of Long-Term Incentive Awards Granted in 2013

	2013 Annual LTI Award Value(1)

Name	Performance-based RSU Value (75%)	Time-based RSU Value (25%)	Total Annual LTI Award Value	2013 EPP Participation
William R. Nuti	$3,750,000	$1,250,000	$5,000000	1.15% Carried Interest
Robert P. Fishman	$487,500	$162,500	$650,000	0.15% Carried Interest
Peter A. Leav	$750,000	$250,000	$1,000,000	0.25% Carried Interest
John G. Bruno	$487,500	$162,500	$650,000	0.15% Carried Interest
Peter A. Dorsman	$562,500	$187,500	$750,000	0.15% Carried Interest

(1)  Represents the 2013 LTI “dollar value” approved by the Committee for each award.

Executive Perquisites.    Our executives are eligible for a limited offering of perquisites, which do not comprise a significant amount of our executive compensation program. They include financial counseling, executive medical exam, relocation benefits and also with respect to our CEO, occasional hotel accommodation, limited use of corporate aircraft and security expenses. The perquisites we provide support our objective to attract and retain high quality talent and are designed to allow our executives to focus on their business responsibilities with less concern for the situations covered by these perquisites. A more detailed description of these perquisites and the incremental costs to the Company associated with providing each of these perquisites to the NEOs are contained in the Perquisites Table and the footnotes to the Perquisites Table on page 46 of this proxy statement.

The Committee has discontinued all tax reimbursements (or tax gross-ups) with the exception of those provided in connection with relocations required by the Company, which are generally also provided to all non-executive employees, and those that may be provided in the event of a qualifying termination following a change in control of the Company to participants in the Change in Control Severance Plan who entered the plan prior to January 28, 2010 (as discussed below).

Retirement Benefits.    All of our U.S. defined benefit plans were closed to new entrants in 2004 and benefits were frozen as of December 31, 2006. The actuarial present values of the accumulated pension benefits as of the end of 2012 to Messrs. Fishman and Dorsman, our only NEOs who are entitled to benefits under our defined benefit pension plans, as well as other information about each of our plans in which our NEOs participate, are reported in the Pension Benefits Table and the narrative to that table beginning on page 53 of this proxy statement.

The Company maintains the NCR Savings Plan, a 401(k) plan, to which it made matching contributions in 2012 in amounts equal to 50% of the first 4% of each participant’s eligible pay which is currently set at $250,000 per year. In February 2012, the Company also made a special discretionary contribution to the 401(k) plan in an amount equal to 25% of the matching contribution credited to each participant’s account for the 2011 plan year.

Change in Control Arrangements.    If, in the future, the Company considers potential transactions that could result in a change in control of the Company, we want to ensure that key members of management have incentives to remain during this process and evaluate potential transactions in an independent and objective manner that may maximize stockholder value. In 2006, we adopted the Change in Control Severance Plan. As described in the discussion of the “Change in Control Arrangements” on page 54 of this proxy statement, benefits under the Change in Control Severance Plan are paid only if both a qualifying change in control and a qualifying termination of employment occur (a “double-trigger”).

The Change in Control Severance Plan provides for separation payments and benefits to certain of our executives based on the plan tier level assigned by the Committee. For the CEO the cash severance payout multiple is 300% and for the other NEOs it is 200%. There are no tax gross-ups under the plan, except in the case of participants who entered the plan prior to January 28, 2010. The tax gross-up only applies if the aggregate value of all severance and other change in control payments to the participant exceeds 110% of the maximum amount that could be paid under Section 280G of the Code without imposition of an excise tax. If the value of such payments would not exceed the 110% threshold, then the payments would be reduced to the extent necessary to avoid imposition of the excise tax.

Additional details regarding the payments and benefits provided to the NEOs upon satisfaction of the double-trigger are described in the Potential Payments Upon Termination or Change in Control section beginning on page 54 of this proxy statement.

Severance Benefits.    To ensure that we offer competitive executive compensation programs, when appropriate, we believe it is important to provide reasonable severance benefits to our executives, including the NEOs. We do not have individual severance arrangements with our NEOs other than Mr. Nuti. The severance arrangement for

Mr. Nuti was provided as a result of negotiations at the time of his hire in order to attract him to the Company. A description of the severance arrangement with our CEO is described in detail in the “Agreements with our NEOs” section on page 46 of this proxy statement.

Messrs. Fishman, Leav, Bruno, and Dorsman, were covered under the Company’s severance policy that was in effect through December 31, 2012. This policy, available to all U.S. employees, provides severance benefits if the employee’s position is eliminated due to a reduction-in-force pursuant to the NCR Reduction-In-Force Plan (the 2012 U.S. RIF Plan). A description of the 2012 U.S. RIF Plan as well as the estimated payments and benefits payable to the NEOs assuming an event triggering benefits under the plan as of December 31, 2012 are reported in the discussion of Potential Payments Upon Termination or Change in Control section beginning on page 54 of this proxy statement.

After careful review and consideration of our workforce strategy and competitive severance practices, the Company took an action to eliminate the 2012 U.S. RIF Plan for all US employees, including the NEOs, effective April 1, 2013. Instead, the Company will continue to provide reasonable and market-competitive severance benefits to certain employees, including our NEOs (other than the CEO), when appropriate, based on specific guidelines established for each grade/position across the enterprise as opposed to the tenure/service-oriented formula previously provided under the 2012 U.S. RIF Plan. The Company believes this approach is a best practice that provides greater alignment with competitive severance practices.

Compensation Recovery Policy.    Under our Compensation Recovery Policy (or claw back policy), each executive officer must repay or forfeit, as directed by the Committee, any annual incentive, long-term incentive, equity-based award or other performance-based award received by him or her if:

•

the payment, grant or vesting of such compensation was based on the achievement of financial results that were the subject of a restatement of the Company’s financial statements, as filed with the Securities and Exchange Commission;

•	the need for the restatement was identified within 3 years after the date of the first public issuance or filing of the financial results that were subsequently restated;

•	the Committee determines in its sole discretion that the executive officer’s negligence, fraud or misconduct caused or contributed to the need for the restatement; and

•

the Committee determines in its sole discretion that it is in the best interests of the Company and its stockholders for the executive officer to repay or forfeit all or any portion of the compensation.

In addition, if the Committee determines that this policy applies to an executive officer, then in addition to the above provisions, the executive officer must, to the fullest extent permitted by law and as directed by the Committee: (i) forfeit any outstanding equity-based awards; and (ii) repay the amount received upon settlement of any time-based equity awards or any gains realized upon the exercise of stock options.

Stock Ownership Guidelines

We have adopted stock ownership guidelines for our NEO’s to ensure that our NEOs maintain an equity interest in the Company at a level sufficient to assure our stockholders of our NEO’s commitment to value creation. All NEOs have a five year period from the date of hire or, if applicable promotion, to achieve the stock ownership guidelines. For these purposes, stock ownership includes shares owned outright by the NEO, interests in restricted stock and restricted stock units, stock acquired through our employee stock purchase plan, and investments in NCR common stock through the Company’s 401(k) plan. Stock options are not taken into consideration in meeting the ownership guidelines.

As of December 31, 2012 all of our NEOs exceeded these guidelines.

Named Executive Officer	Stock Ownership Guideline (multiple of base salary)	Stock Ownership Achieved (as of December 31, 2012)
William R. Nuti	6.0 times	24.4 times
Robert P. Fishman	2.0 times	7.0 times
Peter A. Leav	2.0 times	6.9 times
John G. Bruno	2.0 times	11.2 times
Peter A. Dorsman	2.0 times	10.2 times

Company Policy on Hedging

The Company’s Insider Trading Policy prohibits employees from trading in derivative securities of the Company. For this purpose, “derivative securities” is defined as including publicly traded options, short sales, puts, calls, strips or similar derivative securities whether or not issued directly by the Company or by any stock exchange.

Tax Deductibility Policy

Under Section 162(m) of the Code, certain compensation in excess of $1 million annually is not deductible for federal income tax purposes unless it is awarded pursuant to a performance-based plan approved by stockholders. While we generally try to ensure the deductibility of the incentive compensation paid to our executives, the Committee has not adopted a policy that requires all compensation to be deductible because we want to preserve the ability to award cash or equity compensation to an executive that is not deductible under Section 162(m) if we believe that it is in our stockholders’ best interests.

BOARD COMPENSATION AND HUMAN RESOURCE COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The Compensation and Human Resource Committee of the Board of Directors (the “Committee”) manages the Company’s compensation programs on behalf of the Board of Directors. The Committee reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this proxy statement. In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and the Company’s proxy statement to be filed in connection with the Company’s 2013 Annual Meeting of Stockholders, each of which will be filed with the Securities and Exchange Commission.

Dated:    February 25, 2013

The Compensation and Human Resource Committee:

Linda Fayne Levinson, Chair

Gary J. Daichendt, Member

Robert P. DeRodes, Member

COMPENSATION TABLES

The Summary Compensation Table below shows the total compensation paid to or earned by each of our Named Executive Officers with respect to the fiscal years ending December 31, 2012, 2011, and 2010.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)(1)	Option Awards ($) (f)(2)	Non-Equity Incentive Plan Compensation ($) (g)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)(4)	All Other Compensation ($) (i)(5)	Total ($) (j)
William R. Nuti	2012	1,000,000	—	4,500,002	—	4,130,654	—	175,350	9,806,006
Chairman of the Board,	2011	1,000,000	—	6,303,479	—	4,272,875	—	129,189	11,705,543
Chief Executive Officer and President	2010	1,000,000	—	8,113,247	1,403,217	1,500,000	—	154,434	12,170,898
Robert P. Fishman	2012	493,151	—	600,002	—	779,616	20,665	22,972	1,916,406
Senior Vice President	2011	443,056	—	680,954	—	817,574	60,709	56,507	2,058,800
and Chief Financial Officer	2010	368,000	100,000	1,003,611	102,054	393,507	18,886	354,193	2,340,251
John G. Bruno	2012	750,000	—	1,000,003	—	1,034,233	—	23,620	2,807,856
Executive Vice President	2011	750,000	—	1,807,251	—	1,475,787	—	23,425	4,056,463
and Chief Technology Officer	2010	750,000	650,000	4,010,740	357,183	737,825	—	23,424	6,529,172
Peter A. Dorsman	2012	550,000	—	1,000,003	—	1,002,674	83,556	88,338	2,724,571
Executive Vice President,	2011	460,417	—	1,257,656	—	795,181	71,170	88,003	2,672,427
Chief Quality Officer	2010	401,250	—	1,072,674	184,970	358,583	32,785	100,368	2,150,630
Peter A. Leav	2012	550,000	—	1,000,003	—	940,799	—	23,080	2,513,882
Executive Vice President	2011	504,861	—	963,855	—	943,707	—	22,983	2,435,406
and President, Industry and Field Operations	2010	471,250	—	1,586,937	184,970	420,560	—	11,876	2,675,593

(1)  This column shows the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”), of the stock awards granted to each Named Executive Officer in the applicable year. See Note 7 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (our “2012 Annual Report”) for an explanation of the assumptions we made in the valuation of these awards. Assuming achievement of the highest level of performance, the aggregate grant date fair value of the performance-based restricted stock units granted in 2012 is as follows: Nuti: $5,062,510; Fishman: $675,010; Bruno: $1,124,995; Dorsman: $1,124,995, and Leav: $1,124,995. For additional information about awards made in 2012, see the Grants of Plan-Based Awards table on page 49 of this proxy statement.

(2)  This column shows the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of the stock options granted to each Named Executive Officer in the applicable year. See Note 7 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K in our “2012 Annual Report” for an explanation of the assumptions we made in the valuation of these awards.

(3)  A significant amount of the compensation for the Named Executive Officers is at-risk and is earned based on Company and individual performance against pre-determined financial and strategic objectives. The amounts reported for 2012 show amounts earned under the MIP and the amounts to be awarded in August 2013 for 2012 performance under the EPP. The amounts reported in 2012 are comprised of MIP: Nuti $1,050,000, Fishman $431,250, Bruno $337,500, Dorsman $412,500 and Leav $350,625, plus EPP: Nuti $3,080,654, Fishman $348,366, Bruno $696,733, Dorsman $590,174 and Leav $590,174. The amounts reported in 2011 are comprised of MIP: Nuti $2,682,440, Fishman $658,530, Bruno $1,157,700, Dorsman $636,137 and Leav $784,663, plus EPP: Nuti $1,590,435, Fishman $159,044, Bruno $318,087, Dorsman $159,044 and Leav $159,044. The amounts reported in 2010 show only payments made under the MIP. For more information regarding the MIP and the EPP see the “Annual Incentive Plan” and “Annual Long-Term Incentive Plan” sections of the Compensation Discussion and Analysis on pages 28 and 33 respectively of this proxy statement.

(4)  The amounts reported in this column consist of the aggregate change in actuarial values of the accumulated pension benefit under the Company’s various qualified and nonqualified defined pension benefit plans, which are applicable only to Messrs. Fishman and Dorsman. For more information regarding pension benefits, see the 2012 Pension Benefits Table on page 53 of this proxy statement.

(5)  The amounts reported in this column consist of the aggregate incremental cost to the Company of the perquisites provided to the Named Executive Officers, contributions made by the Company to the Savings Plan on behalf of the Named Executive Officers, any insurance premiums paid by the Company with respect to life insurance for the benefit of the Named Executive Officers and tax reimbursements made to the Named Executive Officers in connection with relocation expenses. Additional details regarding the amounts are included in the two supplemental tables, 2012 All Other Compensation Table and 2012 Perquisites Table below.

All Other Compensation Table

The table below shows the value of perquisites, tax reimbursements, insurance premiums paid by the Company with respect to life insurance, and Company contributions to the Savings Plan made on behalf of each of the Named Executive Officers.

Name	Year	Perquisites and Other Personal Benefits ($) (a)(1)	Tax Reimbursements ($) (b)	Insurance Premiums ($) (c)(2)	Company Contributions to Retirement and 401(k) Plans ($) (d)(3)	Total ($)
William R. Nuti	2012	168,190	—	2,160	5,000	175,350
	2011	122,195	—	2,280	4,714	129,189
	2010	147,440	—	2,280	4,714	154,434
Robert P. Fishman	2012	17,000	—	972	5,000	22,972
	2011	44,269	9,711	912	1,615	56,507
	2010	254,782	95,769	912	2,730	354,193
John G. Bruno	2012	17,000	—	1,620	5,000	23,620
	2011	17,000	—	1,710	4,715	23,425
	2010	17,000	—	1,710	4,714	23,424
Peter A. Dorsman	2012	82,366	—	972	5,000	88,338
	2011	82,366	—	923	4,714	88,003
	2010	94,788	—	866	4,714	100,368
Peter A. Leav	2012	17,000	—	1,080	5,000	23,080
	2011	17,000	—	1,083	4,900	22,983
	2010	7,118	—	1,083	3,675	11,876

(1)  The amounts in this column reflect the aggregate incremental cost to the Company for the perquisites and other personal benefits described in the Perquisites Table below.

(2)  The amounts in this column reflect the dollar value of life insurance premiums paid by the Company with respect to life insurance for the benefit of each of the Named Executive Officers.

(3)  The amounts in this column reflect contributions made by the Company to the Savings Plan on behalf of each of the Named Executive Officers. The Company also makes such contributions on behalf of its non-executive employees.

Perquisites Table

The table below shows the aggregate incremental cost of perquisites provided to the Named Executive Officers during the years indicated in the table. For additional details on items in this table see the “Executive Perquisites” section in the Compensation Discussion and Analysis on page 40 of this proxy statement.

Named Executive Officer	Year	Corporate Aircraft Usage ($) (a)(1)	Lodging ($) (b)(2)	Security ($) (c)(3)	Relocation ($) (d)(4)	Executive Medical Program ($) (e)(5)	Financial Planning Allowance ($) (f)(6)	Total ($)
William R. Nuti	2012	90,207	5,347	55,636	—	5,000	12,000	168,190
	2011	16,642	4,902	83,651	—	5,000	12,000	122,195
	2010	56,206	4,508	69,726	—	5,000	12,000	147,440
Robert P. Fishman	2012	—	—	—	—	5,000	12,000	17,000
	2011	—	—	—	27,269	5,000	12,000	44,269
	2010	—	—	—	237,782	5,000	12,000	254,782
John G. Bruno	2012	—	—	—	—	5,000	12,000	17,000
	2011	—	—	—	—	5,000	12,000	17,000
	2010	—	—	—	—	5,000	12,000	17,000
Peter A. Dorsman	2012	—	—	—	65,366	5,000	12,000	82,366
	2011	—	—	—	65,366	5,000	12,000	82,366
	2010	3,835	—	8,587	65,366	5,000	12,000	94,788
Peter A. Leav	2012	—	—	—	—	5,000	12,000	17,000
	2011	—	—	—	—	5,000	12,000	17,000
	2010	—	—	—	2,118	5,000	—	7,118

(1)  The amounts in this column reflect the incremental cost to the Company of personal usage of the corporate aircraft. The incremental cost to the Company of personal usage of corporate aircraft was calculated by determining the variable operating cost to the Company, which includes items such as fuel, landing and terminal fees, crew travel expenses and operational maintenance. Expenses that were determined to be less variable in nature, such as general administration, depreciation, and pilot compensation, were not included in the determination of the Company’s incremental cost. On occasion, other individuals traveled with Named Executive Officers on corporate aircraft; however, the Company incurred de minimis incremental costs as a result of such travel and no amounts are reported in the table with respect to such travel.

(2)  The amounts in this column reflect the cost the Company incurred in connection with providing Mr. Nuti with occasional overnight hotel accommodations near the New York City office that were not in connection with Board meetings or monthly executive staff meetings.

(3)  The amounts in this column reflect payments made by the Company for the Company-provided car and driver Mr. Nuti is required to use for security purposes in and around the New York City area, to the extent that such trips were for commuting purposes.

(4)  The amounts in this column reflect the amounts paid to or on behalf of the Named Executive Officers in connection with their respective relocations.

(5)  The amounts in this column reflect the maximum amount of $5,000 that is available to be paid on behalf of each Named Executive Officer to receive medical diagnostic services at a designated medical facility under the Executive Medical Exam Program. Although not all of the Named Executive Officers may use their entire allowance each year, due to privacy considerations associated with the receipt of medical services, the Company has elected to disclose the maximum benefit available to each executive, rather than the amounts actually used by each individual.

(6)  The amounts in this column reflect the payment made by the Company to each Named Executive Officer for financial planning assistance as part of the Company’s Financial Planning Allowance Program.

Agreements with our Named Executive Officers

Our Named Executive Officers are covered by letter agreements with the Company that set forth, among other things, each Named Executive Officer’s initial base salary, initial bonus opportunities, entitlement to participate in the Company’s benefit plans and initial equity awards. As described in the Compensation Discussion and Analysis, changes to the Named Executive Officer’s compensation may be made from time to time. The letter agreements are generally not updated to reflect these changes.

The Company entered into a letter agreement dated as of July 29, 2005 with Mr. Nuti when he became the Company’s President and Chief Executive Officer. The letter agreement which was amended July 26, 2006, and December 18, 2008, sets forth, among other things, Mr. Nuti’s initial base salary, initial incentive and equity award opportunities, and the entitlement to participate in the Company’s benefit plans. The letter agreement also provides that in the event of termination of employment for any reason, Mr. Nuti is subject to an eighteen-month non-competition and non-solicitation provision, and a confidentiality provision. The terms of the arrangement, which were determined through the negotiation process, provide that in the event we terminate his employment (other than for cause) or if he were to voluntarily terminate employment for good reason, he would receive the payments and benefits listed below. The severance-related compensation and benefits listed below to be provided pursuant to the terms of the letter agreement are conditioned upon Mr. Nuti’s execution of a release of claims against the Company and compliance with the restrictive covenants described above.

•	A payment equal to 150 percent of his annual base salary;

•	A payment equal to 150 percent of his targeted bonus opportunity under the Management Incentive Plan;

•	A payment equal to a pro rata portion of the applicable award payout under the Management Incentive Plan for the year in which the severance occurs; and

•	Medical benefits for him and his dependents, equal to the level he received during his employment, for a period of 18 months.

For purposes of the letter agreement with Mr. Nuti, the terms “cause” and “good reason” are defined by reference to the Change in Control Severance Plan, as described on page 54 of this proxy statement, except that the following additional items constitute “good reason” for Mr. Nuti to terminate his employment: (i) a reduction in his job title; (ii) a material adverse change in his position, office or duties (including removal or non-re-election to the Board); or (iii) a material breach of his letter agreement by the Company. In the event Mr. Nuti’s employment was terminated in connection with a change in control, he would receive payments and benefits under the Change in Control Severance Plan described on page 54 of this proxy statement, and not under the letter agreement.

We entered into a letter agreement dated March 17, 2010 with Mr. Fishman in connection with his promotion to Senior Vice President and Chief Financial Officer. The letter agreement sets forth, among other things, Mr. Fishman’s initial base salary, initial bonus opportunities, entitlement to participate in the Company’s benefit plans and initial equity award. This letter agreement also provides that in the event of a termination of employment for any reason, Mr. Fishman is subject to a twelve-month non-competition and non-solicitation provision, and a confidentiality provision. We have not entered into any subsequent letter agreements with Mr. Fishman to reflect changes in his compensation or his position in the Company.

We entered into a letter agreement dated October 27, 2008 with Mr. Bruno in connection with his appointment as Executive Vice President. The letter agreement sets forth, among other things, Mr. Bruno’s initial base salary, initial bonus opportunities, entitlement to participate in the Company’s benefit plans and initial equity award. The letter agreement also provides that in the event of a termination of employment for any reason, Mr. Bruno is subject to a twelve-month non-competition and non-solicitation provision, and a confidentiality provision. We have not entered into any subsequent letter agreements with Mr. Bruno to reflect changes in his compensation or his position in the Company.

We entered into a letter agreement dated April 6, 2006 with Mr. Dorsman in connection with his appointment as Vice President and General Manager of the Company’s Systemedia Division. The letter agreement sets forth, among other things, Mr. Dorsman’s initial base salary, initial bonus opportunities, entitlement to participate in the Company’s benefit plans and initial equity award. We have not entered into any subsequent letter agreements with Mr. Dorsman to reflect changes in his compensation or his position in the Company.

We entered into a letter agreement dated December 28, 2008 with Mr. Leav when he was hired as our Senior Vice President, Worldwide Sales. The letter agreement sets forth, among other things, Mr. Leav’s initial base salary, initial bonus opportunities, entitlement to participate in the Company’s benefit plans and initial equity award. The letter agreement also provides that in the event of termination of employment for any reason, Mr. Leav is subject to a twelve-month non-competition and non-solicitation provision, and a confidentiality provision. We have not entered into any subsequent letter agreements with Mr. Leav to reflect changes to his compensation or his position in the Company.

Grants of Plan-Based Awards Table

The table that follows this discussion shows both non-equity and equity incentive plan awards granted during 2012 by the Committee to each of the Company’s Named Executive Officers. Non-equity awards were made pursuant to the Company’s Management Incentive Plan and Economic Profit Plan. Equity awards were made under the Company’s 2011 Stock Incentive Plan. Each of these plans is described in the Compensation Discussion and Analysis. These awards are described in detail below.

Non-Equity Incentive Plan Awards.    There are a number of non-equity incentive plan awards reflected in the Grants of Plan-Based Awards Table, each of which is briefly described below.

2012 Management Incentive Plan.    In 2012, the Committee approved a total target bonus opportunity for each of the Named Executive Officers pursuant to the Amended and Restated Management Incentive Plan (or MIP), which if earned, is payable in cash. This total target bonus is broken down into two components; (a) the MIP target bonus component (described in the table as “Annual Financial”), which was established for each participant, and (b) the Customer Success target bonus component (described in the table as “Customer Success”), which was established at 10% of base salary for all participants for 2012. Additional details regarding the MIP awards are described in the “Annual Incentive Plan” section of the Compensation Discussion and Analysis.

2012 Economic Profit Plan.    In 2012, the Committee approved a participation percentage for each Named Executive Officer pursuant to the EPP, which will be payable in cash in accordance with the terms of the EPP. This specified percentage is referred to as the participant’s “carried interest” which is outlined in more detail under the “Annual Long-Term Incentive Plan” section of the Compensation Discussion and Analysis and is described in the table as the “Economic Profit Plan”.

Equity Incentive Plan Awards.    There are a number of equity incentive plan awards granted under the 2011 Stock Incentive Plan reflected in the Grants of Plan-Based Awards Table, each of which is briefly described below. Additional details regarding the awards described below are in the “Annual Long-Term Incentive Plan” section of the Compensation Discussion and Analysis.

2012 Annual LTI Awards.    During 2012, the Committee granted LTI awards consisting of 75% performance-based restricted stock units and 25% time-based restricted stock units to all Named Executive Officers as part of the annual awards process. Additional details regarding the LTI awards are described in the “Annual Incentive Plan” section of the Compensation Discussion and Analysis.

2012 Ad Hoc LTI Awards.    During 2012, the Committee did not grant ad-hoc LTI equity awards to any of our NEOs.

Grants of Plan-Based Awards for 2012

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(#)(3)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(b1)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
William R. Nuti	Annual Financial		350,000	1,400,000	4,200,000
	Customer Success		0	100,000	100,000
	Economic Profit Plan		0	3,080,654
	Performance-Based RSU	2/28/2012				39,045	156,178	234,267				3,375,007
	Time-based RSU	2/28/2012							52,059			1,124,995
Robert P. Fishman	Annual Financial		125,000	500,000	1,500,000
	Customer Success		0	50,000	50,000
	Economic Profit Plan		0	348,366
	Performance-Based RSU	2/28/2012				5,206	20,824	31,236				450,007
	Time-based RSU	2/28/2012							6,941			149,995
John G. Bruno	Annual Financial		187,500	750,000	2,250,000
	Customer Success		0	75,000	75,000
	Economic Profit Plan		0	696,733
	Performance-Based RSU	2/28/2012				8,677	34,706	52,059				749,997
	Time-based RSU	2/28/2012							11,569			250,006
Peter A. Dorsman	Annual Financial		137,500	550,000	1,650,000
	Customer Success		0	55,000	55,000
	Economic Profit Plan		0	590,174
	Performance-Based RSU	2/28/2012				8,677	34,706	52,059				749,997
	Time-based RSU	2/28/2012							11,569			250,006
Peter A. Leav	Annual Financial		137,500	550,000	1,650,000
	Customer Success		0	55,000	55,000
	Economic Profit Plan		0	590,174
	Performance-Based RSU	2/28/2012				8,677	34,706	52,059				749,997
	Time-based RSU	2/28/2012							11,569			250,006

(1)  The amounts in columns (c), (d) and (e) reflect the potential award levels for each Named Executive Officers based on the 2012 Management Incentive Plan Objectives for Annual Financial and Customer Success. The Customer Success metric is “make or miss” therefore, there is no specific threshold or maximum award level. The Economic Profit Plan uses a formula to credit or debit participants’ accounts (Bonus Banks) with a percentage (not to exceed 5.0%) of the Company’s economic profit or loss each year and pays out a portion of each participant’s Bonus Bank each year in accordance with the terms and conditions of the EPP. Because awards are determined under a formula and the Committee does not set a target amount under the plan, in accordance with SEC guidelines the target amounts reported in the table above are the amounts that are expected to be paid in August 2013. We have not included a maximum amount since the maximum percent of economic profit that may be credited to any individual as a bonus credit for any particular performance period is 5% of the economic profit.

(2)  The amounts in columns (f), (g) and (h) reflect the minimum, target, and maximum number of performance-based restricted stock units that could be received by each Named Executive Officer under the SIP.

(3)  This column reflects time-based restricted stock units granted to the Named Executive Officers in 2012 under the SIP.

(4)  This column reflects the grant date fair value, as determined in accordance with FASB ASC Topic 718, of each equity award listed in the table. The grant date fair value of each performance-based restricted stock unit award is based on the probable outcome of the performance conditions as of the date of grant. These grants are subject to a two-year performance period.

Outstanding Equity Awards at Fiscal Year-End for 2012

(footnote disclosure to this table begins on page 52 of this proxy statement.)

			Option Awards(1)					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
William Nuti
	02/28/2012	(3)						52,059	1,326,463
	02/28/2012	(4)								234,267	5,969,123
	02/22/2011	(3)						55,432	1,412,407
	02/22/2011	(5)						249,446	6,355,884
	02/07/2011	(6)								107,031	2,727,150
	02/23/2010			127,103		12.81	02/22/2020
	02/08/2010	(7)						155,235	3,955,388
	03/01/2008		281,915			22.16	02/28/2018
	03/01/2007		315,345			21.27	02/28/2017
	02/13/2006		359,346			17.82	02/13/2016
Robert Fishman
	02/28/2012	(3)						6,941	176,857
	02/28/2012	(4)								31,236	795,893
	02/22/2011	(3)						7,795	198,617
	02/22/2011	(5)						35,079	893,813
	02/07/2011	(8)						4,162	106,048
	04/26/2010	(9)						40,393	1,029,214
	02/23/2010			9,244		12.81	02/22/2020
	02/08/2010							4,826	122,966
	03/01/2008		10,963			22.16	02/28/2018
	10/01/2007		10,413			23.93	09/30/2017
	06/01/2007		13,000			24.70	05/31/2017
	05/01/2007		4,195			23.13	04/30/2017
	03/01/2007		5,733			21.27	02/28/2017
	02/13/2006		3,234			17.82	02/13/2016
	03/01/2005		4,180			17.97	03/01/2015

Outstanding Equity Awards at Fiscal Year-End for 2012 (continued)

(footnote disclosure to this table begins on page 52 of this proxy statement.)

			Option Awards(1)					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
John Bruno
	02/28/2012	(3)						11,569	294,778
	02/28/2012	(4)								52,059	1,326,463
	02/22/2011	(3)						23,386	595,875
	02/22/2011	(5)						105,236	2,681,413
	02/23/2010			32,354		12.81	02/22/2020
	02/08/2010	(7)						40,852	1,040,909
	02/08/2010	(7)						34,469	878,270
	12/01/2008		87,633			13.67	11/30/2018
Peter Dorsman
	02/28/2012	(3)						11,569	294,778
	02/28/2012	(4)								52,059	1,326,463
	02/22/2011	(3)						10,394	264,839
	02/22/2011	(5)						46,772	1,191,751
	02/07/2011	(8)						24,082	613,609
	02/23/2010			16,755		12.81	02/22/2020
	02/08/2010	(7)						20,589	524,608
	03/01/2008		43,853			22.16	02/28/2018
	10/01/2007		13,017			23.93	09/30/2017
	03/01/2007		40,135			21.27	02/28/2017
	04/17/2006		32,898			19.05	04/17/2016
Peter Leav
	02/28/2012	(3)						11,569	294,778
	02/28/2012	(4)								52,059	1,326,463
	02/22/2011	(3)						12,472	317,787
	02/22/2011	(5)						56,126	1,430,090
	02/23/2010			16,755		12.81	02/22/2020
	02/08/2010	(7)						20,426	520,454
	02/01/2009			53,015		12.55	01/31/2019

(1)  The awards in this column vest 25% on each anniversary of the grant date and will be fully vested on the fourth anniversary of the grant date.

(2)  The market value was calculated by multiplying the number of shares shown in the table by $25.48, which was the closing market price on December 31, 2012, the last trading day of our fiscal year.

(3)  Cliff vesting on third anniversary of the grant date.

(4)  Performance-based award with one year of a two-year performance period satisfied. Shown at 150% of target. If performance goal achieved, 50% vests on February 28, 2015 and 50% vest on October 28, 2015.

(5)  Performance-based award where the performance period is satisfied. Vests on March 3, 2014.

(6)  Special retention grant. If performance goals are achieved, full vesting on February 7, 2014.

(7)  A portion vested in February 2012 and the remaining outstanding portion vested on February 8, 2013.

(8)  Cliff vesting on second anniversary of the grant date.

(9)  Performance-based awards where the performance period is satisfied. Vests on April 26, 2013.

The table below sets forth information for each Named Executive Officer with respect to: (i) the exercise of stock options in 2012; (ii) the vesting of restricted stock and stock unit awards during 2012; and (iii) the vesting of performance-based restricted stock units during 2012.

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
William R. Nuti	1,537,111	14,098,457	910,009	21,490,210
Robert P. Fishman	9,244	80,192	48,223	1,175,523
John G. Bruno	103,810	1,086,270	330,794	7,757,726
Peter A. Dorsman	24,760	243,429	117,926	2,897,215
Peter A. Leav	118,593	888,248	175,074	4,176,786

Pension Benefits

The table following this discussion summarizes the present value of accrued benefits for the pension plans in which Messrs. Fishman and Dorsman participate. Effective December 31, 2006, our U.S. pension plans were frozen. Freezing the plans means that, while participants retain the pension benefits already accrued, no additional contributions will be made by the Company after the effective date of the freeze. Since Messrs. Nuti, Bruno and Leav joined the Company after the plans had been closed to new participants, they are not eligible for benefits under our defined benefit pension plans. In 2004, we began transitioning our U.S. retirement program from a defined benefit to a defined contribution structure. In 2004, the Company closed its U.S. pension plans to new participants and froze pension benefits for existing U.S. participants under the age of 40.

NCR Pension Plan.    The NCR Pension Plan is a non-contributory, qualified pension plan that previously covered all NCR employees based in the U.S. The NCR Pension Plan pays a monthly pension benefit and also provides monthly interest credits on the participant’s account balance. These interest credits will continue despite the plan being frozen until commencement of payment of the PensionPlus benefit to a participant. Messrs. Fishman and Dorsman are the only Named Executive Officers who participate in the NCR Pension Plan.

NCR Nonqualified Excess Plan.    The Company also maintains the NCR Nonqualified Excess Plan (the “Excess Plan”), which pays the additional pension benefits that would be paid under the NCR Pension Plan if certain federal limits on the amount of pay that may be considered under the NCR Pension Plan were not in effect. Benefits are calculated in the same way as under the NCR Pension Plan, and the benefits vest after the earlier of three years of service or attaining age 65. However, if the participant terminates from the Company prior to reaching age 55, the entire benefit is forfeited. Mr. Dorsman is the only Named Executive Officer who is a participant in the Excess Plan.

Supplemental Retirement Plan.    The Company also maintains a supplemental retirement plan for senior managers called the Retirement Plan for Officers of NCR (the “Officer Plan”). This plan covers senior managers appointed to specified executive levels after November 30, 1988. The Officer Plan pays monthly benefits in an amount equal to 2.5 percent of career average monthly pay for service after becoming a plan participant minus any monthly benefit under the NCR Pension Plan, other than PensionPlus, and any other NCR defined benefit plans determined as of December 31, 2006. A participant is vested in the Officer Plan upon the earlier of completion of five years of service and death while employed by the Company. The full monthly pension benefit under the Officer Plan may begin at age 62, but may be started between age 55 and 62 in a reduced amount at the option of the participant after the participant has terminated employment. Mr. Dorsman is the only Named Executive Officer who is a participant in the Officer Plan.

Termination of Excess Plan and Officer Plan.    On February 25, 2013, the Compensation and Human Resource Committee terminated the Excess Plan and the Officer Plan. In connection with the termination, Mr. Dorsman will be eligible to receive a lump sum payment of $142,492 which will be paid at the same time payments are made to other participants.

2012 Pension Benefits Table

Named Executive Officer	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(3)
William R. Nuti(1)		N/A	N/A
Robert P. Fishman	NCR Pension Plan	14.6	249,735
John G. Bruno(1)		N/A	N/A
Peter A. Dorsman(2)	NCR Pension Plan	19.3	257,046
	Officer Plan	2.6	95,952
	Excess Plan	2.6	71,833
Peter A. Leav(1)		N/A	N/A

(1)  Messrs. Nuti, Bruno and Leav are not participants in, nor eligible with respect to, any of the Company’s pension plans because all of the U.S. plans were closed to new participants prior to their respective employment dates.

(2)  Pursuant to the terms of the Officer Plan and Excess Plan, Mr. Dorsman has been credited with fewer years of service under these plans than his years of service with the Company because he did not become eligible for plan participation until the attainment of executive status.

(3)  See Note 8 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the relevant assumptions used in quantifying the present value of the current accrued benefit as reported in the Pension Benefits Table.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below show the amount of compensation that would have been paid, and/or benefits that would have been provided, to each of the Named Executive Officers in the event of specific types of terminations of each such executive’s employment on December 31, 2012. The tables also show the “full walk-away” number for each Named Executive Officer.

A description of potential payments and benefits and treatment of equity upon termination or change in control is provided below. See “Retirement Benefits”, “Change in Control Arrangements” and “Severance Benefits” sections in the Compensation Discussion and Analysis for additional information about such items.

Change in Control Severance Plan

Under the Amended and Restated NCR Change in Control Severance Plan, (the “Change in Control Severance Plan”), benefits are paid only if both a Change in Control and a qualifying termination of employment occur. The compensation and/or benefits provided to each participant are based upon a “tier” level and conditioned upon such participant’s execution of a restrictive covenant and release agreement that includes confidentiality provisions and eighteen-month non-competition and non-solicitation provisions. Each Named Executive Officer participated in the Change in Control Severance Plan in 2012. Under this plan, if the executive’s employment is terminated by the Company other than for “cause”, death or disability, or if the executive resigns for “good reason” within two years after a “change in control” (or within six months prior to a change in control, if the executive can demonstrate that the termination occurred in connection with a change in control), then the Company or its successor will be obligated to pay or provide the following benefits:

•

A lump sum payment equal to 300 percent of the executive’s annual base salary and target bonus opportunity under the Management Incentive Plan for Tier I (Mr. Nuti), and 200 percent of the executive’s annual base salary and target bonus opportunity under the Management Incentive Plan for Tier II (the other Named Executive Officers);

•

A lump sum payment equal to a pro rata portion of the current year’s target bonus opportunity under the Management Incentive Plan, based on the number of days in the year prior to the date of termination;

•

Medical and dental benefits and life insurance coverage for the executive and his or her dependents at the same level he or she received during his or her employment for a period of three years for Tier I (Mr. Nuti) and two years for Tier II (the other Named Executive Officers);

•	Outplacement assistance for a period of one year; and

•	An excise tax gross-up, if applicable, only for individuals who were participants in the Change in Control Severance Plan prior to January 28, 2010.

The term “cause” generally means the willful and continued failure to perform assigned duties or the willful engaging in illegal or gross misconduct that materially injures the Company.

The term “good reason” generally means: (i) a reduction in duties or reporting requirements; (ii) a reduction in base salary; (iii) failure to pay incentive compensation when due; (iv) a reduction in target or maximum incentive opportunities; (v) failure to continue the equity award or other employee benefit programs; (vi) a relocation of an executive’s office by more than forty miles; or (vii) failure by a successor to assume the Change in Control Severance Plan.

The term “change in control” generally means any of the following: (i) an acquisition of 30% or more of our stock by any person or group, other than the Company, our subsidiaries or employee benefit plans; (ii) a change in the membership of our Board of Directors, such that the current incumbents and their approved successors no longer constitute a majority; (iii) a reorganization, merger, consolidation or sale or other disposition of substantially all of our assets in which any one of the following is true – the stockholders of NCR immediately preceding the change in control do not hold at least 50% of the combined enterprise, there is a 30%-or-more stockholder of the combined enterprise (other than as a result of conversion of the stockholder’s pre-combination interest in the Company), or the members of our Board of Directors (immediately before the combination) do not make up a majority of the board of the combined enterprise; or (iv) stockholder approval of a complete liquidation.

Treatment of Economic Profit Plan Bonus Bank upon Change in Control.    Upon a change in control each Named Executive Officer will be entitled to receive 100% of the Bonus Bank within 30 days of the date of the change in control.

Treatment of Equity upon Termination in Connection with a Change in Control

Stock Options and Restricted Stock Units.    Under the Stock Incentive Plan and applicable award agreements, the timing of any accelerated vesting depends upon whether the acquirer assumes the awards. If the acquirer does not assume the awards, the Named Executive Officer’s unvested options will vest and become exercisable and unvested restricted stock units (RSUs) will vest upon a change in control. If the acquirer does assume the awards, the unvested options and RSUs will vest and, in the case of options, become exercisable if the Company terminates the Named Executive Officer’s employment within 24 months following the change in control for a reason other than cause or disability or, if the Named Executive Officer is subject to the NCR Change in Control Severance Plan or other applicable severance plan, and such Named Executive Officer terminates his employment for good reason within that 24-month period. Such stock options generally will remain exercisable until the earlier of (i) the first anniversary of the date of termination of employment and (ii) the expiration of the term of the stock option.

Performance-Based Equity.    Under the Stock Incentive Plan and applicable award agreements, the timing of the vesting of performance-based equity depends upon whether the acquirer assumes the awards. If the acquirer does not assume the awards, they will vest immediately, based on:

•	target amounts if less than one-half of the applicable performance period is complete;

•	actual results if at least one-half of the applicable performance period is complete.

If the acquirer does assume the awards in connection with the change in control, the awards will vest at the end of the original vesting period based on:

•	target amounts if less than one-half of the applicable performance was complete at the time of the change in control;

•	actual results if at least one-half of the applicable performance period was complete at the time of the change in control.

If the Company terminates a Named Executive Officer’s employment within 24 months following the change in control for a reason other than cause or disability or, if the Named Executive Officer is subject to the NCR Change in Control Severance Plan or other applicable severance plan, and such Named Executive Officer terminates his employment for good reason within that 24-month period, the awards will vest immediately based on:

•	target amounts if less than one-half of the applicable performance was complete at the time of the change in control;

•	actual results if at least one-half of the applicable performance period was complete at the time of the change in control.

Treatment of Equity upon Termination

Under the Stock Incentive Plan, the treatment of outstanding equity awards held by our NEOs upon termination of employment differs based on the form of equity award and the reason for the termination, as summarized below.

Stock Options.    In general, any unvested stock options held by our NEOs will vest and become exercisable upon termination of the officer’s employment due to death or long-term disability and will remain exercisable until the earlier of (i) the first anniversary of the date of termination of employment and (ii) the expiration date of the term of the stock option. All unvested stock options held our by NEOs are forfeited upon termination of an NEO’s employment due to retirement, an involuntary termination of employment without cause or voluntary resignation, and all stock options, whether vested or unvested, are forfeited upon termination of employment for cause.

Restricted Stock Units (RSUs).    A pro rata portion of any unvested RSUs held by our NEOs will vest upon termination of an NEO’s employment due to death, disability, retirement (with respect to retirement, only in the case of awards granted prior to 2012) or an involuntary termination of employment without cause, with such pro rata portion being determined based on the length of service during the applicable vesting period. All unvested RSUs are forfeited upon our NEOs’ voluntary resignation or termination of employment for cause.

Performance-Based Restricted Stock Units.    A pro rata portion of any unvested performance-based restricted stock units held by an NEO will vest upon termination of employment due to death, disability, retirement (with respect to retirement, only in the case of awards granted prior to 2012) or an involuntary termination of employment without cause, upon the later of (i) the completion of the performance period and (ii) the date of such termination. Such pro rata portion is determined based on the length of service during the applicable vesting period and the Company’s achievement of performance objectives. All unvested performance-based restricted stock units held by our NEOs are forfeited upon our NEOs’ voluntary resignation, or termination of employment for cause.

In addition, all equity awards are subject to cancellation if, during the participant’s employment or within the twelve months following his or her employment, the participant competes with the Company, induces or attempts to induce any Company employee to terminate his or her employment with the Company, or solicits business from firms or companies (including customers) with which the participant worked during the two years prior to the participant’s termination. Equity awards are also subject to cancellation if the participant fails to keep the terms of the award agreement confidential, or engages, as determined by the Committee, in misconduct in connection with the participant’s employment.

Treatment of Economic Profit Plan Bonus Bank upon Termination

Resignation or Termination for Cause.    A voluntary resignation or termination for cause would result in immediate forfeiture of the entire Bonus Bank.

Other Forms of Termination.    Our NEOs will receive a bonus credit to their Bonus Bank for the current performance period through the end of the quarter in which the termination occurs. The NEOs will then receive a percentage of the Bonus Bank, as set forth below. The payments of the Bonus Bank will be made in four equal installments on each of the first four 6-month anniversaries of the termination other than payment in the case of death which will be made within 30 days. In the event the cash flow test under the EPP is not satisfied in the year prior to the year of termination, the first installment payment will be delayed and paid at the time of the second installment payment.

Involuntary Termination without Cause or a Resignation for Good Reason.    The EPP participant will be eligible to receive 67% of the Bonus Bank.

Termination due to Retirement, Disability, Death.    The EPP participant, or the EPP participant’s estate will be eligible to receive 100% of the Bonus Bank.

Separation Payments and Benefits

In the case of severance agreements, it is generally our practice to negotiate the terms of such agreements, when needed, with each of our executives, including our NEOs. Such negotiated agreements typically include non-competition, non-solicitation and confidentiality provisions. A description of the 2012 U.S. RIF Plan for U.S. employees, including the NEOs other than the CEO, is set forth below. The severance arrangement with our CEO is set forth in the letter agreement described in detail in the “Agreements with our Named Executive Officers” section on page 46 of this proxy statement.

Involuntary Termination Without Cause.    The 2012 U.S. RIF Plan provides our U.S. employees with one week of separation pay for each full year of service (employees with one year of service or less receive a minimum of two weeks of separation pay, while employees with either two or three full years of service receive a minimum of four weeks of separation pay). Payments are capped at an amount equal to 26 weeks of separation pay. The plan also provides employees with outplacement services to assist them with securing new employment and the continuation of Company-subsidized medical coverage for them and their dependents for up to 26 weeks. Finally, the plan gives us the discretion to increase the number of weeks of separation pay that an employee receives. It is generally our practice to negotiate such terms with each of our executives, including our NEOs; however, as noted above, the severance arrangement with our CEO is governed by his letter agreement.

As described in detail on page 41 of this proxy statement, the 2012 U.S. RIF Plan for all US employees (including the NEOs, other than the CEO) will be eliminated effective April 1, 2013. The Company will continue to provide reasonable and market-competitive severance benefits to certain employees, including our NEOs other than the CEO, when appropriate, based on specific guidelines established for each grade/position across the enterprise.

Resignation or Termination for Cause.    A resignation or a termination for cause would not result in any additional compensation, severance or benefits.

Death and Disability Benefits

Benefits provided to NEOs under the termination scenarios of death or disability depend on the individual level of benefits chosen by the NEOs during the annual benefits enrollment process. The NEOs receive the same Company provided life insurance coverage, short-term disability coverage, and long-term disability coverage as the general Company population. These core coverages are 100 percent of base salary for life insurance (up to a maximum benefit of $1,200,000 for core life insurance; additional limits apply if supplemental coverage is purchased), 100 percent of base salary for six weeks and 66.67 percent of base salary for the remainder of a 26-week period for short-term disability coverage, and 50 percent of base salary for the duration of an employee’s long-term disability for long-term disability coverage (up to a maximum of $15,000 per month). Each employee has the option of opting out or choosing a higher level of coverage at his or her own expense.

Potential Payments upon Termination or Change in Control Table

The table that follows shows the estimated amounts each Named Executive Officer would have received upon the occurrence of the events listed in the table as of December 31, 2012.

	Termination upon Change in Control(1)	Involuntary Termination Without Cause (2)	Death	Disability	Voluntary Resignation	Termination for Cause
William Nuti
Cash Severance	$7,500,000	$3,750,000	$—	$—	$—	$—
Prorata Bonus(3)	1,050,000	1,050,000	1,050,000	1,050,000	—	—
Stock Options(4),(5)	1,610,395	—	1,610,395	1,610,395	—	—
Restricted Stock & Performance-Based Shares(4),(5),(6)	20,862,973	11,972,712	11,831,605	11,831,605	—	—
Welfare Benefits	59,755	28,576	—	—	—	—
Economic Profit Plan(7)	9,335,315	6,254,661	9,335,315	9,335,315	—	—
Excise Tax Gross-Up(4),(8),(9),(10),(11)	8,437,273	—	—	—	—	—
Outplacement	10,000	10,000	—	—	—	—
Life Insurance(12)	—	—	1,000,000	—	—	—

Total Benefits Payable upon Termination	$48,865,711	$23,065,949	$24,827,315	$23,827,315	$—	$—

Vested Benefits
Vested and Outstanding Stock Options(4)	$5,016,151	$5,016,151	$5,016,151	$5,016,151	$5,016,151	$5,016,151
Savings Plan(13)	429,527	429,527	429,527	429,527	429,527	429,527
Pension(14)	—	—	—	—	—	—

Total Vested Benefits	$5,445,678	$5,445,678	$5,445,678	$5,445,678	$5,445,678	$5,445,678

Total Benefits Available at Termination(15)	$54,311,389	$28,511,627	$30,272,993	$29,272,993	$5,445,678	$5,445,678

	Termination upon Change in Control(1)	Involuntary Termination Without Cause (2)	Death	Disability	Voluntary Resignation	Termination for Cause
Robert Fishman
Cash Severance	$2,100,000	$521,575	$—	$—	$—	$—
Prorata Bonus(3)	431,250	431,250	431,250	431,250	—	—
Stock Options(4),(5)	117,121	—	117,121	117,121	—	—
Restricted Stock & Performance-Based Shares(4),(5),(6)	3,205,615	2,032,000	2,004,307	2,004,307	—	—
Welfare Benefits	36,143	6,474	—	—	—	—
Economic Profit Plan(7)	1,055,656	707,290	1,055,656	1,055,656	—	—
Excise Tax Gross-Up(4),(8),(9),(10),(11)	—	—	—	—	—	—
Outplacement	10,000	10,000	—	—	—	—
Life Insurance(12)	—	—	500,000	—	—	—

Total Benefits Payable upon Termination	$6,955,786	$3,708,589	$4,108,334	$3,608,334	$—	$—

Vested Benefits
Vested and Outstanding Stock Options(4)	$152,836	$152,836	$152,836	$152,836	$152,836	$152,836
Savings Plan(13)	504,435	504,435	504,435	504,435	504,435	504,435
Pension(14)	200,657	200,657	98,450	200,657	200,657	200,657

Total Vested Benefits	$857,927	$857,927	$755,720	$857,927	$857,927	$857,927

Total Benefits Available at Termination(15)	$7,813,713	$4,566,516	$4,864,055	$4,466,262	$857,927	$857,927

	Termination upon Change in Control(1)	Involuntary Termination Without Cause (2)	Death	Disability	Voluntary Resignation	Termination for Cause
John Bruno
Cash Severance	$3,150,000	$787,500	$—	$—	$—	$—
Prorata Bonus(3)	337,500	337,500	337,500	337,500	—	—
Stock Options(4),(5)	409,925	—	409,925	409,925	—	—
Restricted Stock & Performance-Based Shares(4),(5),(6)	6,621,380	4,232,247	4,237,905	4,237,905	—	—
Welfare Benefits	37,439	6,798	—	—	—	—
Economic Profit Plan(7)	2,111,313	1,414,580	2,111,313	2,111,313	—	—
Excise Tax Gross-Up(4),(8),(9),(10),(11)	2,436,258	—	—	—	—	—
Outplacement	10,000	10,000	—	—	—	—
Life Insurance(12)	—	—	750,000	—	—	—

Total Benefits Payable upon Termination	$15,113,815	$6,788,625	$7,846,643	$7,096,643	$—	$—

Vested Benefits
Vested and Outstanding Stock Options(4)	$1,034,946	$1,034,946	$1,034,946	$1,034,946	$1,034,946	$1,034,946
Savings Plan(13)	115,259	115,259	115,259	115,259	115,259	115,259
Pension(14)	—	—	—	—	—	—

Total Vested Benefits	$1,150,204	$1,150,204	$1,150,204	$1,150,204	$1,150,204	$1,150,204

Total Benefits Available at Termination(15)	$16,264,020	$7,938,830	$8,996,848	$8,246,848	$1,150,204	$1,150,204

	Termination upon Change in Control(1)	Involuntary Termination Without Cause (2)	Death	Disability	Voluntary Resignation	Termination for Cause
Peter Dorsman
Cash Severance	$2,310,000	$577,500	$—	$—	$—	$—
Prorata Bonus(3)	412,500	412,500	412,500	412,500	412,500	—
Stock Options(4),(5)	212,286	—	212,286	212,286	—	—
Restricted Stock & Performance-Based Shares(4),(5),(6)	4,019,719	2,351,877	2,339,809	2,339,809	2,351,877	—
Welfare Benefits	36,143	6,474	—	—	—	—
Economic Profit Plan(7)	1,788,406	1,198,232	1,788,406	1,788,406	—	—
Excise Tax Gross-Up(4),(8),(9),(10),(11)	2,159,975	—	—	—	—	—
Outplacement	10,000	10,000	—	—	—	—
Life Insurance(12)	—	—	550,000	—	—	—

Total Benefits Payable upon Termination	$10,949,029	$4,556,584	$5,303,000	$4,753,000	$2,764,377	$—

Vested Benefits
Vested and Outstanding Stock Options(4)	$546,271	$546,271	$546,271	$546,271	$546,271	$546,271
Savings Plan(13)	246,203	246,203	246,203	246,203	246,203	246,203
Pension(14)	415,365	415,365	192,337	415,365	415,365	415,365

Total Vested Benefits	$1,207,839	$1,207,839	$984,811	$1,207,839	$1,207,839	$1,207,839

Total Benefits Available at Termination(15)	$12,156,868	$5,764,423	$6,287,812	$5,960,840	$3,972,217	$1,207,839

	Termination upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death	Disability	Voluntary Resignation	Termination for Cause
Peter Leav
Cash Severance	$2,310,000	$577,500	$—	$—	$—	$—
Prorata Bonus(3)	350,625	350,625	350,625	350,625	—	—
Stock Options(4),(5)	897,770	—	897,770	897,770	—	—
Restricted Stock & Performance-Based Shares(4),(5),(6)	3,693,244	1,944,887	1,900,773	1,900,773	—	—
Welfare Benefits	14,391	2,854	—	—	—	—
Economic Profit Plan(7)	1,788,406	1,198,232	1,788,406	1,788,406	—	—
Excise Tax Gross-Up(4),(8),(9),(10),(11)	2,185,927	—	—	—	—	—
Outplacement	10,000	10,000	—	—	—	—
Life Insurance(12)	—	—	550,000	—	—	—

Total Benefits Payable upon Termination	$11,250,363	$4,084,098	$5,487,573	$4,937,573	$—	$—

Vested Benefits
Vested and Outstanding Stock Options(4)	$—	$—	$—	$—	$—	$—
Savings Plan(13)	70,462	70,462	70,462	70,462	70,462	70,462
Pension(14)	—	—	—	—	—	—

Total Vested Benefits	$70,462	$70,462	$70,462	$70,462	$70,462	$70,462

Total Benefits Available at Termination(15)	$11,320,825	$4,154,560	$5,558,036	$5,008,036	$70,462	$70,462

(1)  The payments reported in this column are based on the occurrence of a “double trigger” event (a qualifying change in control followed by a qualifying termination) in which the applicable equity awards are assumed in connection with a change in control. In the event that a qualifying change in control occurs and the applicable equity awards are not assumed, then the stock options and performance-based restricted stock unit awards would vest in full immediately prior to the change in control. In either case, the performance-based restricted stock unit awards would vest either at the target level or based on actual performance, depending on when the change in control occurs. The payments reported in this column assume that performance was achieved at the maximum award level of 150% for the 2/22/2011 performance-based restricted stock unit awards and at target 127.8% for the 2/28/2012 performance-based restricted stock unit awards.

(2)  The amounts provided in this column are estimates (based on 26 weeks of severance) because the cash severance payment is subject to individual negotiation. For Mr. Nuti, the amount in this column equals the amount he would receive upon a termination without cause or for good reason under the terms of his letter agreement described in the “Agreements with our Named Executive Officers” section on page 46 of this proxy statement.

(3)  The payments reported in this row are based on Management Incentive Plan actual awards for 2012.

(4)  Equity valuations assume closing price of NCR common stock on December 31, 2012 of $25.48.

(5)  The payments reported in these rows include only unvested awards. Mr. Dorsman will receive a pro rata portion of his 2010 and 2011 granted restricted stock units upon a voluntary resignation since he is eligible for retirement treatment, as described above in the “Treatment of Equity upon Termination” section. Mr. Dorsman is the only Named Executive Officer who is eligible for a pro rata portion of any unvested restricted stock units in the event of a voluntary resignation.

(6)  The payments reported in this row assume that performance will be achieved at 150% of the 2/22/2011 performance-based restricted stock unit awards, and at 127.8% for Change of Control and Termination without Cause, and at target (100%) for death and disability for the 2/28/2012 performance-based restricted stock units awards.

(7)  The payments reported in this row reflect a 67% payout of the Bonus Bank upon an involuntary termination without cause and a 100% payout of the Bonus Bank upon a Change in Control, death or disability.

(8)  Pursuant to an amendment to the Change in Control Severance Plan, the excise tax gross-up does not apply to any participant who enters the plan after January 27, 2010.

(9)  For purposes of calculating the excise tax gross-up, the parachute value of stock options was calculated using the Black-Scholes option valuation methodology and the following assumptions:

(a)  Volatility – 40.1%

(b)  Dividend Yield – 0%

(c)  Risk Free Rate – 0.78%

(d)  Option Term – expected option term of 5.0 years less elapsed time since option grant or one year (depending on stock plan in effect at grant)

(10)  Discount rates to determine the present values of the accelerated benefit of stock options and restricted shares for the parachute calculation were:

(a)  Short Term – .29%

(b)  Mid Term – 1.14%

(c)  Long Term – 2.87%

(11)  The excise tax gross-up is calculated using a 20% excise tax rate and a 40% individual income tax rate.

(12)  Proceeds would be payable by a third-party insurer.

(13)  The amounts reported in “Savings Plan” include contributions made directly to such plans by the Named Executive Officers.

(14)  The payments reported in this row represent the present value of the accumulated benefit under the Company’s qualified and nonqualified pension plans as of December 31, 2012.

(15)  The “Total Benefits Available at Termination” reflects all cash and benefits due the Named Executive Officer, including outstanding vested options, and benefits under the Company’s various retirement and pension plans.

DIRECTOR COMPENSATION

Pursuant to authority granted to it by NCR’s Board of Directors, the Committee on Directors and Governance (the “Directors Committee”) adopted the NCR Director Compensation Program, effective as of April 27, 2010. The Director Compensation Program provides for the payment of annual retainers, annual equity grants and initial equity grants to non-employee members of NCR’s Board of Directors. Mr. Nuti does not receive remuneration for his service as Chairman of the Board of NCR.

Annual Retainer

Under the Director Compensation Program which remained in effect for 2012, each non-employee member of NCR’s Board received an annual retainer of $75,000. The independent Lead Director, Ms. Levinson, received an additional annual retainer of $75,000 for her service in such role, and the members of the Audit Committee, including the Chair of the Audit Committee, received an additional retainer of $5,000. Additionally, the following directors received remuneration for their services as Committee Chairs: Mr. Boykin – $12,000 as Chair of the Audit Committee; Mr. Daichendt – $9,000 as Chair of the Committee on Directors and Governance; and Ms. Levinson – $12,000 as Chair of the Compensation and Human Resource Committee. Mr. Kuehn joined the NCR’s Board on May 23, 2012 and received a pro-rated annual retainer of $33,334. Ms. Oppenheimer joined NCR’s Board on August 1, 2012 and received a pro-rated annual retainer of $20,000 in 2012.

In accordance with the Director Compensation Program, each director has the option to receive his or her annual retainer in the form of cash or common stock, or an equal distribution of each. In the table below, the amounts reported in the first column represent the annual retainer earned by the directors in 2012 and paid in cash. To the extent a director elected to receive all or a portion of his or her annual retainer in common stock, the grant date fair value of the common stock, as determined in accordance with FASB ASC Topic 718, is reflected in the stock awards column.

Prior to January 1 of each year, directors may elect to defer receipt of shares of common stock payable in lieu of cash until they cease to serve as a director of the Company. At the director’s election, any such deferred amounts will be payable in cash or shares of NCR common stock.

Initial Equity Grant

The Director Compensation Program provides that, upon initial election to the Board, each non-employee director will receive a grant of restricted stock or restricted stock units. The restricted stock or restricted stock units vest in four equal quarterly installments commencing three months after the grant date. Payment is made only in NCR common stock. If the grant is made in the form of restricted stock units, a director may elect to defer receipt of the shares of common stock that otherwise would be received upon vesting of restricted stock units. Mr. Kuehn and Ms. Oppenheimer each received an initial equity award of $75,000 in the form of restricted stock units upon joining the NCR Board of Directors.

Annual Equity Grant

The Director Compensation Program provides that, on the date of each annual meeting of NCR’s stockholders, each non-employee director is granted restricted stock or restricted stock units, and options to purchase a number of shares of NCR common stock, the value of which is determined by the Directors Committee. In February 2010, the Directors Committee recommended, and the Board agreed, that the value of the annual equity award to be granted to each non-employee director would be $175,000. The Directors Committee and the Board determined that this action was appropriate based on, among other things, a desire to retain and attract highly qualified and experienced directors, an increased workload for NCR’s directors that was expected to and did continue, into 2012 and will continue into 2013, and a review of competitive board pay practices.

Pursuant to the Director Compensation Program, on April 25, 2012, the date of the 2012 Annual Meeting each non-employee director received an annual equity award valued at $175,000, which was divided equally between restricted stock units and stock options. Each non-employee director received $87,500 granted in the form of 3,752 restricted stock units with a grant date fair value of $87,497 and $87,500 granted in the form of options to purchase 9,688 shares of NCR common stock with a grant date fair value of $80,798. The exercise price for these options at the time of grant was $23.32, which was the closing price on April 25, 2012, the effective date of the grant. Ms. Levinson also received $50,000 granted in the form of 2,144 restricted stock units with a grant date fair value of $49,998 in connection with her service as a member of the Board of Directors of NCR Brasil – Industria de Equipamentos Para Autimacao S.A.

Any restricted stock or restricted stock units awarded will vest in four equal quarterly installments commencing three months after the grant date. Any options granted will be fully vested and exercisable on the first anniversary of the grant. If the grant is made in the form of restricted stock units, a director may elect to defer receipt of the shares of common stock that otherwise would be received upon vesting of restricted stock units. In 2012 Messrs. Boykin, Clemmer, DeRodes and Kuehn elected to defer receipt of shares upon vesting of restricted stock units until the date upon which each of them ceases to serve as a director.

Mid-Year Equity Grant

The Director Compensation Program also provides that each non-employee director who is newly elected to the Board after the annual stockholders meeting may receive a grant of stock options and/or restricted stock or restricted stock units. Any restricted stock or restricted stock units awarded will vest in four equal quarterly installments commencing three months after the grant date. Any options granted will be fully vested and exercisable on the first anniversary of the grant. If the grant is made in the form of restricted stock units, a director may elect to defer receipt of the shares of common stock that would otherwise be received upon vesting of restricted stock units.

In connection with his election to the Board, Mr. Kuehn received a mid-year equity grant of $80,208 granted in the form of 3,888 restricted stock units with a grant date fair value of $80,209 and $80,208 granted in the form of options to purchase 10,039 shares of NCR common stock with a grant date fair value of $73,787. The exercise price of these options was $20.63, which was the closing price on June 1, 2012, the effective date of the grant. In connection with her election to the Board, Ms. Oppenheimer received a mid-year equity grant of $65,625 granted in the form of 2,653 restricted stock units with a grant date fair value of $65,635 and $65,625 granted in the form of options to purchase 6,849 shares of NCR common stock with a grant date fair value of $60,819. The exercise price for these options was $24.74, which was the closing price on August 1, 2012, the effective date of grant.

Stock Ownership Guidelines

The Board of Directors’ Corporate Governance Guidelines include stock ownership guidelines, which operate to promote commonality of interest between non-employee directors and stockholders by encouraging non-employee directors to accumulate a substantial stake in the Company’s common stock. The guidelines encourage the non-employee directors to accumulate ownership of NCR common stock equal to two times the amount of his or her annual retainer within three years after he or she is first elected to the Board. For these purposes, ownership includes shares owned outright by the non-employee director, interests in restricted stock, restricted stock units or deferred shares. Stock options are not taken into consideration in determining whether a director has met the ownership guidelines. As of December 31, 2012, all of our non-employee directors have exceeded these guidelines.

The table below describes 2012 compensation for our non-employee directors. There were no amounts reportable under non-equity incentive plan compensation, change in pension value and nonqualified deferred compensation earnings or all other compensation in 2012.

Director Compensation for 2012

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2),(4)	Option Awards ($)(3),(4)	Total ($)
Linda Fayne Levinson; Independent Lead Director	81,000	218,516	80,798	380,313
Quincy L. Allen(5)	40,000	—	—	40,000
Edward (Pete) Boykin	—	179,528	80,798	260,326
Richard L. Clemmer	—	167,541	80,798	248,339
Gary J. Daichendt	42,000	129,542	80,798	252,340
Robert P. DeRodes	—	162,525	80,798	243,323
Kurt P. Kuehn	33,334	155,199	73,787	262,320
Deanna W. Oppenheimer	20,000	140,647	60,819	221,466

(1)  Represents the cash retainer earned in 2012. Messrs. Boykin, DeRodes, and Clemmer elected to receive their cash retainer in deferred shares in lieu of cash payments. Ms. Levinson and Mr. Daichendt elected to receive one-half of their cash retainer in current shares. These deferred and current shares are reported in the “Stock Awards” column.

(2)  This column shows the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”), of RSU awards, deferred shares (also referred to as “phantom shares”) paid in lieu of cash annual retainers, and current shares paid in lieu of the cash annual retainers, in each case in 2012. See Note 7 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (our “2012 Annual Report”) for an explanation of the assumptions we made in the valuation of these awards. The table below shows the grant date fair value of the shares received for retainer payments and RSU awards. Since Mr. Allen resigned from the Board, he did not receive an equity grant on April 25, 2012.

Name	Annual Equity RSU Grant ($)	Initial Equity RSU Grant ($)	Mid-Year Equity RSU Grant ($)	Current Stock in lieu of cash ($)	Deferred Stock in lieu of cash ($)
Linda Fayne Levinson	137,495	—	—	81,021	—
Quincy L. Allen	—	—	—	—	—
Edward (Pete) Boykin	87,497	—	—	—	92,031
Richard L. Clemmer	87,497	—	—		80,044
Gary J. Daichendt	87,497	—	—	42,045	—
Robert P. DeRodes	87,497	—	—		75,028
Kurt P. Kuehn	—	74,990	80,209	—	—
Deanna W. Oppenheimer	—	75,012	65,635	—	—

(3)  This column shows the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of the stock options granted to each non-employee director in 2012. See Note 7 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for an explanation of the assumptions made in valuing these awards.

(4)  The following table shows the number of shares underlying each option award outstanding and the number of RSUs and deferred shares outstanding for each of the non-employee directors as of December 31, 2012. Mr. Allen had no outstanding options or RSUs because he forfeited such upon his resignation.

Name	Options Outstanding as of 12/31/12 #	RSUs Outstanding as of 12/31/12 #	Deferred Shares Outstanding as of 12/31/12 #
Linda Fayne Levinson	84,143	2,948	—
Edward (Pete) Boykin	84,143		76,257
Richard Clemmer	61,167		50,125
Gary Daichendt	68,143	1,876	—
Robert DeRodes	61,167		15,078
Kurt Kuehn	10,039		5,643
Deanna Oppenheimer	6,849	4,264	—

(5)  Mr. Allen resigned from the Board on April 25, 2012.

EQUITY COMPENSATION PLAN INFORMATION

The table below shows information regarding awards outstanding and shares available for issuance as of December 31, 2012 under our Management Stock Plan that was in effect through April 25, 2006 and our NCR Corporation 2011 Amended and Restated Stock Incentive Plan (referred to below in this section as the “2011 Stock Incentive Plan”).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
	(a)		(b)	(c)
Equity compensation plans approved by stockholders:
Management Stock Plan(1)	1,628,750	(2)	$14.98	0
Stock Incentive Plan(3)	9,004,956	(4)	$18.75	4,509,552
Equity compensation plans not approved by stockholders	0		0	0

Total	10,633,706		$17.49	4,509,552

(1)  The NCR Management Stock Plan was adopted with stockholder approval, effective January 1, 1997. There were no shares authorized under the plan as of December 31, 2007. The NCR Management Stock Plan was terminated as of April 26, 2006, upon the stockholders’ approval of the Stock Incentive Plan; however, such termination did not affect awards previously granted and outstanding under the NCR Management Stock Plan.

(2)  Outstanding consists of 1,628,750 stock options and excludes 28,268 vested outstanding deferred stock units.

(3)  The Stock Incentive Plan was adopted with stockholder approval, effective April 26, 2006, and amended on April 27, 2011.

(4)  Includes 3,229,260 stock options; 4,720,127 service-based and performance-based unvested restricted stock units; and 1,055,569 additional shares that would be issued if outstanding performance-based awards are earned at maximum payout. 259,826 of the 1,055,569 are unlikely to achieve payout. Outstanding number excludes 91,281 vested, undistributed deferred stock units.

RELATED PERSON TRANSACTIONS

Under its charter, the Committee on Directors and Governance is responsible for the review of all related person transactions. In January 2007, the Board of Directors formalized in writing a Related Person Transactions Policy that provides that each related person transaction be considered for approval or ratification (i) by the Company’s Committee on Directors and Governance or (ii) if the Committee on Directors and Governance determines that the approval or ratification of the related person transaction should be considered by all of the disinterested members of the Board of Directors, by a majority vote of such disinterested members of the Board of Directors.

The policy requires each director and executive officer of the Company to use reasonable efforts to report to the Company’s General Counsel any transaction that could constitute a related person transaction prior to the transaction. The General Counsel must advise the Chairman of the Committee on Directors and Governance of any related person transaction of which the General Counsel becomes aware, whether as a result of reporting or otherwise. The Committee on Directors and Governance then considers each such related person transaction, unless the Committee determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board of Directors, in which case such disinterested members of the Board of Directors consider the transaction. Except as set forth below, a related person transaction that is not approved in advance shall not be entered into by the Company unless the effectiveness of the transaction is expressly subject to ratification by the Committee on Directors and Governance or the disinterested members of the Board, as applicable.

If the Company enters into a transaction that it subsequently determines is a related person transaction or a transaction that was not a related person transaction at the time it was entered into but thereafter became a related person transaction, then in either such case the related person transaction shall be presented to the Committee on Directors and Governance or the disinterested members of the Board of Directors, as applicable, for ratification. If such related person transaction is not ratified, then the Company shall take all reasonable actions to attempt to terminate the Company’s participation in that transaction.

Under the policy, a related person transaction generally means any transaction involving or potentially involving an amount in excess of $120,000 in which the Company or any of its subsidiaries is a participant and in which any of its directors or director nominees, executive officers or 5% stockholders, or any immediate family members of any of the foregoing, has or will have a direct or indirect material interest.

In considering whether to approve or ratify a related person transaction or relationship, the Committee on Directors and Governance or the disinterested members of the Board of Directors, as applicable, considers all relevant factors, including:

•	the size of the transaction and the amount payable to a related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest; and

•

whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

Transactions and relationships that are required to be disclosed under applicable securities laws and regulations are disclosed in the Company’s proxy statement. Since the beginning of the Company’s 2012 fiscal year, the Committee on Directors and Governance has not identified any related person transactions requiring such disclosure.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents the approximate fees for professional audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), for the audit of the Company’s financial statements for fiscal years 2012 and 2011, as well as the approximate worldwide fees billed for other services rendered by PricewaterhouseCoopers in such years:

Service	2012	2011
Audit Fees(1)	$6,529,405	$5,649,372
Audit-Related Fees(2)	$216,000	$210,000
Subtotal	$6,745,405	$5,859,372
Tax Fees(3)	$539,000	$818,700
All Other Fees(4)	$47,000	$37,000
Subtotal	$586,000	$855,700
Total Fees	$7,331,405	$6,715,072

(1)  Includes fees required for the review and examination of NCR’s consolidated financial statements, the audit of internal controls over financial reporting, quarterly reviews of interim financial statements, statutory audits, and consultations by management as to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules, standards or interpretations by regulatory and standard setting bodies. Also includes attestation services and review services associated with the Company’s filings with the SEC.

(2)  Includes fees related to financial audits of employee benefit plans and services related to the filing of securities reports for one of the Company’s international subsidiaries.

(3)  Generally includes tax compliance, tax advice, tax planning and expatriate services. In 2012 and 2011, respectively, fees for tax services include:

(a)  $225,000 and $371,700 for tax compliance including the preparation, review and filing of tax returns;

(b)  $249,000 and $10,000 for tax audit consultation and assistance;

(c)  $15,000 and $31,000 for local country statutory financial statement services incidental to the preparation of local country tax returns and tax consultation services among other things; and

(d)  $50,000 and $400,000 for expatriate services including tax return preparation, tax equalization calculations, tax consultancy, and related international assignment administration services.

(4)  Includes fees for all other work performed by PricewaterhouseCoopers that does not meet the above category descriptions. In 2012, of these fees, approximately 85% related to several agreed upon procedure engagements, approximately 9% related to an attestation engagement in Spain related to compliance with the electronic waste legislation and approximately 8% related to licensing and proprietary software for accounting research. In 2011, of these fees, approximately 81% related to a human resources benchmarking study, approximately 11% related to an attestation engagement in Spain related to compliance with the electronic waste legislation and approximately 8% related to licensing and proprietary software for accounting research.

The charter of the Audit Committee requires that all auditing and non-auditing services to be provided to the Company by its independent accountants be pre-approved by the Audit Committee. The Audit Committee has adopted policies and procedures regarding its pre-approval of these services (the “Pre-Approval Policy”). The Pre-Approval Policy, which is designed to assure that the provision of such services does not impair the independence of the Company’s independent registered public accounting firm, includes the following principles and restrictions, among others:

•

In no case should NCR or its consolidated subsidiaries retain the Company’s independent registered public accounting firm or its affiliates to provide management consulting services or any non-audit services that are not permitted under applicable laws and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 and the SEC’s related rules and regulations.

•

Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any other non-audit services and tax consulting services will require specific pre-approvals by the Audit

Committee and a determination that such services would not impair the independence of the Company’s independent registered public accounting firm. Specific pre-approvals by the Audit Committee will also be required for any material changes or additions to the pre-approved services.

•	The Audit Committee recommends that the ratio of total tax and all other non-audit services to total audit and audit-related services procured by the Company in a fiscal year be less than 1 to 1.

•

The Audit Committee will not permit the exclusive retention of NCR’s independent registered public accounting firm in connection with a transaction initially recommended by the independent auditors, the purpose of which may be tax avoidance and the tax treatment of which is not supported in applicable tax law.

•

Pre-approval fee levels for all services to be provided by the independent registered public accounting firm will be established annually by the Audit Committee, and updated on a quarterly basis by the Audit Committee at its regularly scheduled meetings. Any proposed services significantly exceeding these levels will require separate pre-approval by the Audit Committee.

•

The Corporate Controller will report to the Audit Committee on a quarterly basis regarding the status of all pre-approved audit, audit-related, tax and all other non-audit services provided by the Company’s independent registered public accounting firm or its affiliates to NCR or its consolidated subsidiaries.

•

Back-up documentation will be provided to the Audit Committee by management and/or the independent registered public accounting firm when requesting pre-approval of services by the Company’s independent registered public accounting firm. At the request of the Audit Committee, additional detailed documentation regarding the specific services will be provided.

•

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by the Chief Financial Officer, with the support of the independent registered public accounting firm, and must include a joint statement as to whether, in the view of management and the independent registered public accounting firm, the request or application is consistent with the SEC’s rules on auditor independence.

At the beginning of each fiscal year, management and the Company’s independent registered public accounting firm propose the audit and non-audit services to be provided by the firm during that year. The Audit Committee reviews and pre-approves the proposed services taking into account, among other things, the principles and restrictions set forth in the Pre-Approval Policy. Under the Pre-Approval Policy, the Audit Committee also has delegated to its Chair limited authority to grant pre-approvals for audit, audit-related, tax and other non-audit services in the event that immediate approval of a service is needed, or to further delegate such authority to another Audit Committee member. The Chair (or his delegate) must report any pre-approval decisions to the Audit Committee at its next scheduled meeting for its review and approval. The Audit Committee may not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

The audit, non-audit, tax and all other non-audit services provided by PricewaterhouseCoopers to the Company, and the fees charged for such services, are actively monitored by the Audit Committee as set forth in the Pre-Approval Policy on a quarterly basis to maintain the appropriate level of objectivity and independence in the firm’s audit work for NCR. Part of the Audit Committee’s ongoing monitoring includes a review of any de minimis exceptions as provided in the applicable SEC rules for non-audit services that were not pre-approved by the Audit Committee. In 2012 and 2011, of those total amounts reported above, all activities were pre-approved by the Audit Committee prior to commencement, thus no de minimis activity was reported.

BOARD AUDIT COMMITTEE REPORT

The Audit Committee consists of four directors, each of whom is independent as determined by the Board of Directors based on independence standards set forth in the Board’s Corporate Governance Guidelines, which meet, and in some cases exceed, the listing standards of the New York Stock Exchange (“NYSE”) and the applicable rules of the U.S. Securities and Exchange Commission (“SEC”). In accordance with NYSE rules, all members are “financially literate.” In addition, all of its members are “audit committee financial experts” as defined under applicable SEC rules. A brief description of the responsibilities of the Audit Committee is set forth above under the caption “Committees of the Board.” The Audit Committee acts under a charter adopted by the Board of Directors, which is periodically reviewed and revised as appropriate. The Audit Committee charter is available under “Corporate Governance” on the “About NCR” page of the Company’s website at http://www.ncr.com/about-ncr/corporate-governance.

In general, NCR’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), NCR’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, as well as an independent audit of the Company’s internal control over financial reporting.

In the course of fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with NCR management the Company’s audited financial statements for fiscal year 2012, as well as its quarterly public earnings releases and its quarterly reports on Form 10-Q, and, together with the Board, has reviewed and discussed the Company’s Annual Report on Form 10-K and this proxy statement. In addition, the Audit Committee discussed with PricewaterhouseCoopers, the Company’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers required by applicable requirements of the Public Company Accounting Oversight Board and has discussed with PricewaterhouseCoopers its independence. In connection with its discussions concerning the independence of its independent registered public accounting firm, the Audit Committee adopted its annual policy requiring that the Audit Committee pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm or its affiliates to NCR or its consolidated subsidiaries. The committee also reviewed its procedures for processing and addressing complaints regarding accounting, internal controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. Finally, the Audit Committee has reviewed NCR’s critical accounting policies and alternative policies with management and the Company’s independent registered public accounting firm to determine that both are in agreement that the policies currently being used are appropriate.

The Audit Committee met in executive session at its regular meetings periodically throughout the year with both PricewaterhouseCoopers and the internal auditors. It also met privately on occasion with the Chief Financial Officer, who has unrestricted access to the committee.

Based on the reviews and the discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Dated:    February 25, 2013

The Audit Committee:

Edward P. Boykin, Chair

Richard L. Clemmer

Kurt P. Kuehn

Deanna W. Oppenheimer

DIRECTORS’ PROPOSAL TO RATIFY THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013

(Item 2 on Proxy Card)

The Board’s Audit Committee has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered public accounting firm for 2013 and the Board has approved this selection. Although stockholder ratification of this appointment of the Company’s independent registered public accounting firm is not required, the Board is asking that you ratify this appointment as a matter of good corporate governance.

PricewaterhouseCoopers has been the Company’s independent registered public accounting firm for many years and is a leader in providing audit services to companies in the high-technology industry. The Board believes that PricewaterhouseCoopers is well qualified to serve as NCR’s independent registered public accounting firm given its experience, global presence with offices or affiliates in or near most locations where NCR does business, and quality audit work in serving the Company. PricewaterhouseCoopers rotates its audit partners assigned to audit NCR at least once every five years and the Audit Committee has placed restrictions on the Company’s ability to hire any employees or former employees of PricewaterhouseCoopers or its affiliates. Based on its “Pre-Approval Policy” as defined on page 67 of this proxy statement and applicable SEC rules and guidance, the Audit Committee considered whether the provision during 2012 of the tax and other non-audit services described above under the caption “Fees Paid to Independent Registered Public Accounting Firm” was compatible with maintaining PricewaterhouseCoopers’ independence and concluded that it was.

PricewaterhouseCoopers representatives will be present at the Annual Meeting where they will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The Board of Directors and the Audit Committee recommend that you vote FOR this proposal. Proxies received by the Board will be voted FOR this proposal unless they specify otherwise. If the stockholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee and the Board of Directors will reconsider the appointment, but may elect to maintain it.

DIRECTORS’ PROPOSAL TO APPROVE, ON A NON-BINDING ADVISORY BASIS, EXECUTIVE

COMPENSATION AS DISCLOSED IN THESE PROXY MATERIALS

(Item 3 on Proxy Card)

Our Board of Directors is submitting this “Say on Pay” proposal, pursuant to Section 14A of the Securities Exchange Act of 1934 which allows our stockholders to cast a non-binding vote to approve the compensation of our Named Executive Officers (“NEOs”) as disclosed in the Compensation Discussion and Analysis and accompanying compensation tables in this proxy statement. Although this advisory vote is not binding on the Company, the Board and the Compensation and Human Resource Committee (the “Committee”) value the opinions of our stockholders. Accordingly, the Committee will consider the outcome of the Say on Pay vote when it makes future decisions regarding executive compensation.

Our executive compensation programs are designed to pay for performance; to attract, retain and motivate executive talent; align the interests of executives with the interests of stockholders; and adopt competitive, best practices in our compensation programs appropriate for the Company. A comparison of our performance in 2010 and 2011 to the compensation realizable by our CEO demonstrates that our pay for performance compensation philosophy achieves its objectives of motivating executives to deliver strong performance and then rewarding them significantly when they achieve these high standards. The Company’s strong performance during 2010 and 2011 ranked it second in two-year total shareholder return and first in three-year total shareholder return among the peer group currently used for executive compensation comparison purposes. During these years of high performance, our CEO received long-term incentive plan awards at 150% of target for both 2010 and 2011 and an annual bonus at 100% of target for 2010 and at 179% of target for 2011. His realizable compensation is estimated at 217% and 152% of his granted compensation for 2010 and 2011, respectively. Please see the “Executive Summary” in the Compensation Discussion and Analysis in this proxy statement for charts demonstrating this strong correlation between pay and performance.

For the 2012 performance year, the Company ranked second for one-year total shareholder return when compared to our peer group. During 2012, revenue grew by 8%, operating income net of pension expense grew by 22% and we exited 2012 with a sales backlog of $1.1 billion. Despite these strong financial results, the Committee and our CEO felt that several strategic goals established for the organization had not been fully attained by the Company. Therefore, the funding for the Company’s 2012 annual incentive plan payout was reduced from 132.8% to 75% of target for the Core Financial Objective and 0% for the Customer Success bonus which fell short of internal expectations. This resulted in our CEO earning a 2012 annual incentive award payout at 70% of target.

Our compensation programs in 2012 continued to reflect our executive compensation pay-for-performance philosophy as follows:

•	Of the total direct compensation offered to our CEO for 2012, 78% was performance-based;

•	An average of 67% of the total actual direct compensation offered to our other NEOs was performance-based;

•

In 2012 the Committee implemented performance-based vesting provisions for a special, one-time retention award previously made to our CEO. The Committee, with our CEO’s full support, took action to modify this one-time award to make it performance-based and 100% at risk, and also adopted a policy such that all subsequent special retention awards to our executive officers will include both time-based and performance-based vesting conditions;

Since our time-based restricted stock vests 36 months from grant, the vesting period for performance-based LTI awards issued as part of the 2013 annual grants was extended from 36 to 44 months and will vest in October in an effort to maximize the impact of retention value by staggering the vesting/payout dates for the various incentive programs throughout the year;

•

Terms of LTI award agreements were revised to provide more contemporary and competitive features with respect to treatment of equity upon certain separation events, eliminating any special vesting treatment previously associated with retirement.

The Company’s pay practices are designed to manage compensation risk and align our executive compensation with long-term stockholder interests. These practices include:

•	Robust executive stock ownership guidelines that are met by all NEOs;

•	A strong compensation recovery, or “claw back” policy;

•	No excise tax gross-ups for new participants in the Company’s Change in Control Severance Plan;

•	No tax gross-ups on any perquisites other than standard relocation benefits;

•	All U.S. defined benefit pension plans are frozen (qualified and non-qualified).

Please see the Compensation Discussion and Analysis and accompanying compensation tables beginning on pages 17 and 45, respectively, of this proxy statement for additional details about our executive compensation programs and compensation paid to our NEOs.

At the 2012 Annual Meeting, the Company’s stockholders approved the compensation program for the Company’s NEOs with 79.4% of the votes cast. Our Board of Directors and the Committee believe this vote reflects stockholder approval of our pay for performance philosophy and the absence of pay practices that stockholders consider problematic.

We believe that our compensation design and practices are effective in implementing our compensation philosophy and ask you to vote in favor of the adoption of the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, and narrative disclosure in this proxy statement.

Required Vote

The resolution will be considered approved if it receives the affirmative vote of a majority of the votes cast on the proposal. However, the vote is not binding on our Board of Directors and the Committee. Although non-binding, our Board of Directors and the Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

The Board of Directors recommends that you vote FOR the advisory resolution. Proxies received by the Board of Directors will be voted FOR this proposal unless they specify otherwise.

DIRECTORS’ PROPOSAL TO APPROVE THE NCR CORPORATION

2013 STOCK INCENTIVE PLAN AS DISCLOSED IN THESE PROXY MATERIALS

(Item 4 on Proxy Card)

General

Upon the recommendation of the Compensation and Human Resources Committee (the “Committee”), on February 25, 2013, the Board of Directors unanimously approved, subject to stockholder approval, the 2013 Stock Incentive Plan (the “Plan”) and directed that it be submitted, with the Board of Directors’ recommendation, to the Company’s stockholders for approval at the 2013 Annual Meeting. The Plan is intended to replace the Company’s 2011 Amended and Restated Stock Incentive Plan, as amended from time to time (the “2011 Plan”), which will be automatically frozen, replaced and superseded on the date on which the Plan is approved by the Company’s stockholders (the “Approval Date”). The 2011 Plan previously replaced and superseded the Company’s 2006 Stock Incentive Plan, as amended from time to time (the “2006 Plan,” together with the 2011 Plan, the “Prior Plans”). Notwithstanding the foregoing, any awards granted under the Prior Plans will remain in effect pursuant to their respective terms. If stockholder approval for the Plan is not received, the 2011 Plan will not be frozen, replaced and superseded, and will remain in place pursuant to its current terms and the number of shares that would otherwise be available for issuance under the Plan will not be authorized.

The Plan provides for the grant of stock options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Code, non-statutory stock options (“NSOs,” in either case, “Options”), stock appreciation rights (“SARs”), restricted stock awards (“Restricted Stock”), restricted stock units (“RSUs”), performance units (“Performance Units”) and awards of Common Stock and other awards (“Other Stock-Based Awards”) that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock (including unrestricted stock, dividend equivalents and convertible debentures) (each, an “Award”). The terms and conditions of each Award, as determined by the Committee, will be set forth in a written Award agreement (“Award Agreement”). Stockholder approval of the Plan is intended to, among other things, comply with the rules and regulations of the New York Stock Exchange and permit certain Awards, as discussed below, to qualify for deductibility under Section 162(m) of the Code.

A general description of the principal terms of the Plan is set forth below. However, the summary does not purport to be a complete description of the Plan and is qualified in its entirety by the terms of the Plan, as proposed to be adopted, which is attached to this proxy statement as Appendix A.

Purpose of the Plan

The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and consultants and to provide the Company and its Subsidiaries and Affiliates with an equity plan providing incentives directly linked to stockholder value. For the purposes of the Plan, “Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company and “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

Term of the Plan

The Plan will become effective as of the Approval Date, subject to the approval of the Company’s stockholders. The Plan will terminate on the 10th anniversary of the Approval Date, unless sooner terminated by the Board of Directors. Awards outstanding as of such date will not be affected or impaired by the termination of the Plan.

Eligibility

Any director, officer, employee or consultant (including any prospective employee or consultant) of the Company or a Subsidiary or Affiliate will be eligible to participate in the Plan. ISOs may only be granted to employees of the Company and its Subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code) and Options or SARs that are intended to be exempt from Section 409A of the Code (“Section 409A”) may be granted only to eligible individuals who are providing services to the Company or any corporation or other entity as to which the Company is an “eligible issuer of service recipient stock” (within the meaning of Section 409A).

Stock Limits

The securities that will be offered under the Plan are common shares. Subject to adjustment (as described below), (i) the maximum number of common shares that may be granted pursuant to Awards granted under the Plan will be equal to (A) 7,000,000 plus (B) any shares remaining available under the Prior Plans as of the Approval Date plus (C) any shares with respect to awards granted under the Prior Plans that are forfeited (or again become available for grant) following the Approval Date, and (ii) the maximum number of common shares that may be granted pursuant to Options intended to be ISOs will be 7,000,000. No participant in the Plan may be granted Options and SARs covering in excess of 3,000,000 common shares, or Restricted Stock, RSUs, Performance Units or Other Stock-Based Awards covering in excess of 1,000,000 common shares, in either case, during any consecutive 12-month period.

To the extent that any Award is forfeited, or any Option or SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the common shares subject to such Awards not delivered as a result thereof will again be available for Awards under the Plan. If the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering common shares or withholding common shares relating to such Award or if any common shares subject to an Award will otherwise not be delivered in settlement of such Award (including upon the exercise of an SAR), only the net number of common shares received by the participant will be deemed to have been issued for purposes of the maximum share limit under the Plan (provided that such shares will not increase the share limit for ISOs). To the extent that any awards granted under the Company’s Management Stock Plan, the Company’s incentive equity plan that was in effect through April 25, 2006, are outstanding on the Approval Date and common shares subject to such awards are forfeited or terminated, expire, lapse without being exercised or are settled for cash they will also generally again be available for Awards under the Plan.

Under the Plan, “Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a common share on the New York Stock Exchange (or such other exchange as may be the principal market for the Company’s common stock) on the trading date, or if common shares were not traded on an exchange on the trading date, then on the immediately preceding date on which common shares were traded, all as reported by such source as the Committee may select. If the Company’s common stock is not listed on a national securities exchange, Fair Market Value will be determined by the Committee in its good faith discretion.

In the event of certain corporate transactions affecting the Company’s common shares (as described under “Changes in Capitalization and Substitute Awards” below), the Committee or the Board of Directors in its discretion may (and in some instances must) make equitable adjustments and other substitutions to the Plan and the number of common shares that may be delivered pursuant to Awards granted under the Plan.

For the purposes of the Plan, “Performance Goals” means any performance goals established by the Committee in connection with the grant of Restricted Stock, RSUs, Performance Units or Other Stock-Based Awards. In the case of Qualified Performance-Based Awards, (i) such Performance Goals will be based on the attainment of specified levels of one or more of the following measures and will be limited to one or more of the following measures:

revenues; revenue growth; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); earnings per share; operating income (including operating income and non-pension operating income less capital charge); pre- or after-tax income; cash flow (before or after dividends); cash flow per share (before or after dividends); gross margin; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or operating assets; economic value added (or an equivalent metric); stock price appreciation; total stockholder return (measured in terms of stock price appreciation and dividend growth); cost control; gross profit; operating profit; cash generation; unit volume; stock price; market share; sales; asset quality; cost saving levels; marketing-spending efficiency; core noninterest income; or change in working capital with respect to the Company or any one or more Affiliates, subsidiaries, divisions, business units or business segments of the Company either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies and (ii) such Performance Goals will be set by the Committee within the time period prescribed by Section 162(m) of the Code.

Current Capital Structure

Our current capital structure consists of 163,732,442 shares of outstanding common stock as of our record date. The table below represents our potential overhang levels based on our fully-diluted common stock outstanding, as shown above, and our request for 7,000,000 additional shares to be available for awards pursuant to the Plan.

Potential overhang with 7,000,000 additional shares:

Equity awards outstanding as of December 31, 2012			9,800,511
Outstanding awards under the Management Stock Plan	1,694,690	(1)
Outstanding awards under the 2006 Plan	5,635,330	(2)
Outstanding awards under the 2011 Plan	2,470,491	(3)
Shares available for grant under the 2011 Plan			4,509,552
Additional requested shares			7,000,000

Total Potential Dilution, or Overhang			21,310,063
Potential Dilution as a Percentage of Fully-Diluted Common Stock Outstanding			11.5%

(1)  Includes 1,628,750 stock options; 37,672 vested deferred stock awards; and 28,268 vested deferred stock units.

(2)  Includes 3,106,630 stock options; 2,418,315 time-based and performance-based restricted stock units at 100% of target; 43,833 vested deferred stock awards; and 66,552 vested deferred stock units.

(3)  Includes 122,630 stock options; 2,301,812 time-based and performance-based restricted stock units granted at 100% of target; 21,320 vested deferred stock awards; and 24,729 vested deferred stock units.

There are an additional 1,055,569 shares that could be issued if outstanding performance-based awards are earned at the maximum payout of 150%; however, these awards are not considered outstanding as of 12/31/12.

These additional shares have already reduced the number of shares remaining available for future issuance under the plan as reflected in the equity compensation plan information table.

The Company’s 2012 current annual burn rate (the “Burn Rate”), which is the percentage of common stock underlying equity awards granted in one year (as measured from January 1, 2012, to December 31, 2012), is 3.66%. At the current Burn Rate, the Company expects that, if the Plan is not approved, the common shares that are currently available under the 2011 Plan will be exhausted by February 25, 2014. If the Plan is not approved, the Company will no longer be able to make equity awards after the date the common shares currently available under the 2011 Plan are exhausted. This would have a detrimental effect on the Company’s ability to attract, retain and motivate officers, employees, directors and consultants. Our Board of Directors believes that the increase in common shares under the Plan represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity incentives, an important component of our overall compensation program. At the current Burn Rate, the Company expects that the additional common shares under the Plan will enable it to make grants to participants for approximately 5 years.

2012
Time-Based Awards Granted
Options	65,328
Full-Value	660,562
Performance-Based Awards Earned
Options	0
Full-Value	1,646,395
Total(1)	5,832,721
Weighted Average Common Shares Outstanding	159,304,406
Burn Rate	3.66%

(1)  Full-value awards count as 2.5 shares

Plan Administration

The Plan will be administered by the Committee or such other committee as the Board of Directors may designate to administer the Plan. Subject to the terms of the Plan, the Committee will have the authority to administer the Plan, including, but not limited to, the authority to (i) select the eligible individuals to whom Awards may from time to time be granted; (ii) determine whether and to what extent ISOs, NSOs, SARs, Restricted Stock, RSUs, Performance Units, Other Stock-Based Awards, or any combination thereof, are to be granted; (iii) determine the number of common shares to be covered by each Award; (iv) determine the terms and conditions of each Award; (v) modify, amend or adjust the terms and conditions of any Award (subject to the limitations contained in the Plan as described below); (vi) adopt, alter and repeal administrative rules, guidelines and practices governing the Plan; (vii) interpret the terms and provisions of the Plan and any Award agreement or Award; (viii) determine whether, to what extent and under what circumstances cash, common shares and other property and other amounts payable with respect to an Award will be deferred either automatically or at the election of the participant; (ix) establish a “blackout” period and (x) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award.

The Committee may act only by a majority of its members then in office, except that the Committee may, to the extent permitted by applicable law or the listing standards of the New York Stock Exchange or other applicable securities exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Subject to the terms of the Plan, the authority granted to the Committee may also generally be exercised by the full Board of Directors and action taken by the Board of Directors will control. Generally, all decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan will be final and binding on all persons, including the Company, Plan participants, and individuals eligible to participate in the Plan.

Changes in Capitalization and Substitute Awards

In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disaffiliation of a Subsidiary or Affiliate, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board of Directors may in its discretion, and in the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extra-ordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company, the Committee or the Board of Directors will be required to, make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of common shares or other securities reserved for issuance and delivery under the Plan, (B) the maximum share limits of the Plan, (C) the number and kind of common shares or other securities subject to outstanding Awards and (D) the exercise price of outstanding Options and SARs.

In the case of a Corporate Transaction, adjustments may include the cancellation, substitution of property or, in connection with any disaffiliation, the assumption or replacement of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards (provided that in the event of the cancellation of Awards, such Awards will immediately vest prior to the consummation of the Corporate Transaction). The Committee may adjust the Performance Goals (as defined below) applicable to any Awards to reflect, to the extent applicable, any unusual or nonrecurring corporate item, transaction, event or development, including a Change in Control (as defined below), or other extraordinary items affecting the Company, or any of its Affiliates, Subsidiaries, division or operating units or their financial statements, subject to the terms and limitations of the Plan.

Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Subsidiaries or Affiliates or an entity acquired by the Company or any of its Subsidiaries or Affiliates or with which the Company or any of its Subsidiaries or Affiliates combines (“Substitute Awards”); provided, however, that in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs (as described below). The number of common shares underlying any Substitute Awards will generally be counted against the maximum share limits of the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by or combined with the Company or any of its Subsidiaries or Affiliates, will not be counted against the maximum share limits of the Plan (with the exception that Substitute Awards that are ISOs will count against the maximum ISO limit of the Plan). Generally, any adjustments made pursuant to the terms of the Plan to Awards that are considered “deferred compensation” within the meaning of Section 409A will be made in compliance with the requirements of Section 409A and neither the Committee nor the Board of Directors will have the authority to make any adjustments to the extent the adjustment would cause an Award that is not intended to be subject to Section 409A at the date of grant to be subject thereto.

Types of Awards

Stock Options and SARs.    The Award agreement for an Option will indicate whether the Option is intended to be an ISO or an NSO and the method of exercising Options and SARs will be set forth in the applicable Award Agreements. The exercise price per common share subject to an Option or SAR will be determined by the Committee and set forth in the applicable Award Agreement, and will not be less than the Fair Market Value of a common share on the date of grant.

A SAR may be granted free-standing, in relation to an Option being granted at the same time as the SAR is granted, or in relation to an NSO which has been granted prior to the grant of the SAR. Upon the exercise of a SAR, the applicable participant will be entitled to receive an amount in cash, common shares, or both, in a value equal to the number of common shares subject to the SAR multiplied by the excess of the Fair Market Value of one common share over the SAR exercise price.

Other than in connection with permissible adjustments (as described above), in no event will the Committee be permitted to (i) lower the exercise price per common share of any outstanding Option or SAR after the date of grant; (ii) cancel an Option or SAR (at a time when the applicable exercise price per common share exceeds the Fair Market Value of the underlying shares) in exchange for another Award (except in connection with a corporate transaction); (iii) take any action that would be treated as a repricing under generally accepted accounting principles; (iv) take any other action that has the same effect as clause (i), (ii) or (iii), unless such amendment, cancellation, or action is approved by the Company’s stockholders or occurs in connection with a merger, acquisition, spin-off or similar Corporate Transaction. Unless otherwise determined by the Committee, any Option as to which a SAR is related will no longer be exercisable to the extent the SAR has been exercised and the exercise of an Option will cancel any related SAR to the extent of such exercise.

The term of each Option and each SAR will be fixed by the Committee, but will not exceed 10 years from the date of grant, except with regard to any NSO or SAR in the case of death or disability, as determined by the Committee and set forth in the applicable Award Agreement. Generally, Options and SARs will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee, provided that in no event will the normal vesting schedule of an Option or SAR provide that such Option or SAR vest prior to the first anniversary of the date of grant, except in the case of death or disability, as determined by the Committee and set forth in the applicable Award Agreement. No common shares will be delivered pursuant to the exercise of an Option until the exercise price has been fully paid and applicable taxes have been withheld. A participant will generally have the rights of a stockholder once he or she has met the requirements for exercise set forth in the Plan, including payment of the exercise price.

No Option or SAR will be transferable by a participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of an NSO or a SAR and solely as expressly permitted by the Committee, pursuant to a transfer to the participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise.

Restricted Shares, Restricted Stock Units and Other Stock-Based Awards.    Shares of Restricted Stock are actual common shares issued to a Plan participant, and will be evidenced in such manner as the Committee may deem appropriate (including book-entry registration or stock certificates). RSUs are Awards denominated in common shares that will be settled, subject to the terms and conditions of the RSUs, in an amount in cash, common shares, or both, based upon the Fair Market Value of a specified number of common shares. Other Stock-Based Awards may be granted under the Plan, provided that any Other Stock-Based Awards that are Awards of common stock that are unrestricted will only be granted in lieu of other compensation due and payable to the applicable participant.

The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock or RSUs as a Qualified Performance-Based Award (as defined below), in which event the grant or vesting, as applicable, will be conditioned upon the attainment of Performance Goals. The Committee may also generally condition the grant or vesting, as applicable, of an Award of Restricted Stock or RSUs upon the attainment of Performance Goals and/or upon the continued service of the applicable participant, which need not be the same with respect to each recipient. Subject to the provisions of the Plan and the applicable Award Agreement, during the period of time an Award of Restricted Stock or RSUs is subject to the applicable participant’s continued service and/or the attainment of Performance Goals, the applicable participant will not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock or RSUs that are the subject of the award.

Generally, Awards of Restricted Stock, RSUs and Other Stock-Based Awards (that are not Options, SARs or dividend equivalent rights) (collectively with Awards of Restricted Stock and RSUs, “Full-Value Awards”) will be subject to a vesting period of at least three years following the date of grant, or, if vesting is conditioned upon the achievement of Performance Goals, at least one year; provided, however, up to five percent of common shares available for grant as Full-Value Awards may be granted with a vesting period of at least one year following the date of grant, regardless of whether vesting is conditioned upon the achievement of Performance Goals, and a Full-Value Award may vest in part on a pro rata basis prior to the expiration of its vesting period.

Generally, a Plan participant will have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of common stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares; provided, however, that unless otherwise determined by the Committee in the applicable Award Agreement, and subject to Section 409A and the provisions of the Plan, (A) cash dividends on common shares subject to an Award of Restricted Stock will be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, (B) subject to any adjustment, dividends payable in common stock will be paid in the form of Restricted Stock, held subject to the vesting of the underlying Restricted Stock and (C) in the case of an Award of Restricted Stock subject to Performance Goals, the applicable participant will not be entitled to receive payment for dividends with respect to such Restricted Stock unless, until and except to the extent that the applicable Performance Goals are achieved or are otherwise deemed satisfied.

Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment will only be permissible if sufficient shares are available under the Plan. Subject to the terms of the Plan and the requirements of Section 409A, in the event that sufficient shares are not available for such reinvestment or payment, such reinvestment or payment will be made in the form of a grant of RSUs equal in number to the shares that would have been obtained by such payment or reinvestment, the terms of which will provide for settlement in cash and for dividend equivalent reinvestment in further RSUs.

Performance Units.    Performance Units may be issued for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The Performance Goals to be achieved during any period established by the Committee at the time any Performance Unit is granted (or at any time thereafter) (each, a “Performance Period”) and the length of the Performance Period will be determined by the Committee upon the grant of each Performance Unit, provided that the Performance Period will be no less than one year following the date of grant. The conditions for grant or vesting and the other provisions of Performance Units (including any applicable Performance Goals) need not be the same with respect to each recipient.

Performance Units may be paid in cash, common shares, other property or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period, the amount of the Award to be distributed and whether or not the Award will be designated as a Qualified Performance-Based Award will be determined by the Committee. Performance Units may be paid in a lump sum or in installments following the close of the Performance Period. The maximum value of the property, including cash, which may be paid or distributed to any Plan participant pursuant to a grant of Performance Units made in any one calendar year, is $10,000,000.

Qualified Performance-Based Awards.    If at the time an Award is granted to a Plan participant who is, or is likely to be (based on the Committee’s determination), as of the end of the tax year in which the Company would qualify for a tax deduction in connection with such Award, a “covered employee” within the meaning of Section 162(m)(3) of the Code (each such participant, a “Covered Employee”), the Committee determines that it wishes such Award to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, then the Committee may provide that such Award will be an Award intended to qualify for such exemption (each such Award, a “Qualified Performance-Based Award”), and the terms of any Qualified Performance-Based Award will be interpreted and operated consistent with that intention. When granting any Qualified Performance-Based Award other than an Option or a SAR, within 90 days after the commencement of a Performance Period or, if earlier, by the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the participants for the Performance Periods and establish the Performance Goals for the Performance Periods. Each Qualified Performance-Based Award, with the exception of Options and SARs, will be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if it determines that such issuance or transfer might violate applicable law or regulation or entitle the Company to recover under the rules of Section 16 (b) of the Exchange Act.

Amendment and Termination of the Plan

The Board of Directors may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation will be made that would materially impair the rights of the Plan participant with respect to a previously granted Award without such participant’s consent except such an amendment made to comply with applicable law, including Section 409A, stock exchange rules or accounting rules. No amendment will be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the New York Stock Exchange or other applicable securities exchange. Subject to the foregoing restrictions, the Committee has full power and authority to determine whether, to what extent and under what circumstances any Award will be cancelled or suspended. In particular, all outstanding Awards to any Plan participant may be cancelled if the participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any material interest in, any business that is in competition with the Company or with any business in which the Company has a substantial interest, as determined by the Committee or anyone to whom the authority to make such determination is delegated by the Committee.

Change in Control

Unless otherwise provided in the applicable Award Agreement, in the event of a Change in Control (as defined below) unless Awards are assumed, converted or replaced, Awards will vest immediately prior to such Change in Control. Unless otherwise provided in the applicable Award Agreement, upon a Plan participant’s Termination of Employment (as defined below), during the 24-month period following a Change in Control, (x) by the Company other than for Cause (as defined below) or disability or (y) to the extent applicable, by the participant for Good Reason (as defined below):

•	any Options and SARs outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control will become fully exercisable and vested;

•

the restrictions and deferral limitations applicable to any Restricted Stock will lapse, and such Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control will become free of all restrictions and become fully vested and transferable; and

•

all RSUs outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control will be considered to be earned and payable in full, and any deferral or other restriction will lapse.

“Cause” means, unless otherwise provided in an Award Agreement, Cause as defined in any employment, consulting or similar agreement between the Plan participant and the Company or one of its Subsidiaries or Affiliates, or, if no such agreement exists or if it does not define Cause, Cause will generally mean, with regard to the applicable participant: (A) a felony conviction under Federal, state or foreign law, (B) dishonesty in the course of his or her duties, (C) his or her failure to perform substantially his or her employment duties in any material respect, (D) a material violation of the Company’s ethics and compliance program, or (E) before a Change in Control, such other events as will be determined by the Committee and set forth in the applicable participant’s Award Agreement.

Unless otherwise provided pursuant to an Award Agreement, “Change in Control” is defined to mean any of the following events, generally:

•

the acquisition by any individual, entity or group of beneficial ownership of 30% or more of either the then outstanding common shares or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Shares”); except any acquisition directly from or by the Company or any acquisition by any Company employee benefit plan (or related trust), or any Non-Qualifying Transaction (as defined below) will generally not be deemed a Change in Control; or

•	a change in the composition of a majority of the Board of Directors which is not supported by the incumbent board of directors; or

•

the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the Company’s assets or the acquisition of assets of another entity, unless, immediately following such transaction (i) more than 50% of the total voting power of the surviving entity or the ultimate parent entity is represented by Voting Shares that were outstanding immediately before the transaction and are held substantially in the same proportion, (ii) no individual, entity or group (excluding any Company employee benefit plan or related trust) is or becomes the beneficial owner of 30% or more of the outstanding Voting Shares (except as provided above) and (iii) there has not been a change in the composition of a majority of the Board of Directors, as provided above (each, a “Non-Qualifying Transaction”); or

•	the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Good Reason” generally means, if the applicable Plan participant is a participant in the Company’s Change in Control Severance Plan or is subject to a Company severance plan, policy or guideline that provides the applicable participant with the opportunity to resign for good reason, the definition of Good Reason as set forth in such Company arrangement, as applicable. If the participant is not a participant in any such Company arrangement, the definition of Good Reason as set forth in any Award Agreement to which the applicable participant is a party or any employment, consulting or similar agreement between the applicable participant and the Company or one of its Subsidiaries or Affiliates.

“Termination of Employment” generally means, unless otherwise provided in the applicable Award Agreement, the complete termination of the applicable Plan participant’s employment with, and performance of services for, the Company and any of its Subsidiaries or Affiliates (including in connection with a complete disaffiliation of a Subsidiary or an Affiliate or a division of the Company). To the extent that an amount payable pursuant to an Award constitutes “deferred compensation” within the meaning of Section 409A, the applicable participant will be deemed to have experienced a Termination of Employment for purposes of the Plan if and only if such termination is also a “separation from service” within the meaning of Section 409A.

Unless otherwise provided in the applicable Award Agreement, if any amount payable pursuant to an Award constitutes “deferred compensation” within the meaning of Section 409A, in the event of a Change in Control that does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code, such Award (and any other Awards that constitute deferred compensation that vested prior to the date of such Change in Control but are outstanding as of such date) will not be settled until the earliest permissible payment event under Section 409A following such Change in Control.

Claw back

Unless otherwise provided in the applicable Award Agreement, any Award granted under the Plan will be cancelled if the applicable Plan participant, without the consent of the Company, violates any policy adopted by the Company or, if applicable, any one of its Subsidiaries or Affiliates, relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to any participant by the Company or, if applicable, any one of its Subsidiaries or Affiliates, as such policy is in effect on the date of grant of the applicable Award, or, to the extent necessary to address the requirements of applicable law, as may be amended from time to time.

Miscellaneous

Except as otherwise expressly provided in the Plan (as described above), no Plan participant or holder or beneficiary of any Award will have any rights as a stockholder (including, if applicable, the right to vote the applicable common shares and the right to receive dividends) with respect to any common shares to be distributed under the Plan unless and until he or she has become a holder of such shares. The Committee may grant Awards to eligible individuals who are foreign nationals and/or persons who are otherwise subject to foreign legal or regulatory provisions on such terms and conditions different from those specified in the Plan as may be necessary or desirable and make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions. The Committee may require participants to represent and agree in writing that they are acquiring shares without a view to distribute them. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, is not intended to be qualified under Section 401(a) of the Code and it is presently intended that the Plan constitute an

“unfunded” plan for incentive and deferred compensation. The Plan and all Awards made and actions taken under it will be governed by and construed in accordance with the laws of the State of Maryland, without reference to principles of conflicts of laws.

Certain Federal Tax Aspects of the Plan

The following summary describes the U.S. Federal income tax treatment associated with Awards under the Plan. This summary is based on current law as of the date of this proxy statement (March 11, 2013) and is provided only as general information and not as tax advice. It is not intended or written to be used, and cannot be used, (i) by any taxpayer for the purpose of avoiding tax penalties under the Code or (ii) for promoting, marketing or recommending to another party any transaction or matter addressed herein. It does not address all of the tax considerations that may be relevant to a particular holder and does not discuss state, local and foreign tax consequences.

No later than the date as of which an amount first becomes includible in the gross income of a Plan participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such participant will be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount, up to the Participant’s minimum required tax withholding rate (or such other rate that will not trigger a negative accounting impact). Unless otherwise determined by the Company, withholding obligations may be settled with common stock, including common stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditional on such payment or arrangements, and the Company and its Subsidiaries and Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with common stock. For purposes of calculating compensation income and withholding for transactions that settle in common stock, the Company will use the closing price of a share of Company common stock on the New York Stock Exchange (or such other exchange as may be the principal market for the Company’s common stock) on the trading date immediately preceding the distribution date of the common stock.

Incentive Stock Options.    Neither the grant nor the exercise of an ISO results in taxable income to the optionee for regular U.S. Federal income tax purposes. However, an amount equal to (i) the Fair Market Value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the ISO is being exercised will count as “alternative minimum taxable income” which, depending on the particular facts, could result in liability for the “alternative minimum tax” or AMT. If the optionee does not dispose of the shares issued pursuant to the exercise of an ISO until the later of the two-year anniversary of the date of grant of the ISO and the one-year anniversary of the date of the acquisition of those shares, then (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss would be treated for tax purposes as a long-term capital gain or loss and (b) we would not be permitted to take a deduction with respect to that ISO for federal income tax purposes.

If shares acquired upon the exercise of an ISO were disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the optionee would realize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the Fair Market Value of the shares at the time of exercise of the ISO over the amount paid for the shares or (ii) the excess of the amount realized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction would be available to us equal to the amount of ordinary income recognized by the optionee. Any further gain realized by the optionee would be taxed as short-term or long-term capital gain and would not result in any deduction by us. A disqualifying disposition occurring in the same calendar year as the year of exercise would eliminate the alternative minimum tax effect of the ISO exercise.

Special rules may apply where all or a portion of the exercise price of an ISO is paid by tendering shares, or if the shares acquired upon exercise of an ISO are subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an ISO and the disposition of shares acquired upon exercise of an ISO assumes that the ISO is exercised during employment or within three months following termination of employment. The exercise of an ISO more than three months following termination of employment will result in the tax consequences described below for NSOs, except that special rules apply in the case of disability or death. An individual’s Options otherwise qualifying as ISOs will be treated for tax purposes as NSOs (and not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a Fair Market Value in excess of $100,000.

Nonqualified Stock Options.    An NSO (that is, an Option that does not qualify as an ISO) would result in no taxable income to the optionee or deduction to us at the time it is granted. An optionee exercising an NSO would, at that time, realize taxable compensation equal to (i) the Fair Market Value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the Option is being exercised. If the NSO was granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. A corresponding deduction would be available to us. The foregoing summary assumes that the shares acquired upon exercise of an NSO are not subject to a substantial risk of forfeiture.

SARs.    No income will generally be recognized by a Plan participant in connection with the grant of a SAR. When the SAR is exercised, the participant will generally be required to include as ordinary income in the year of exercise an amount equal to the excess of the Fair Market Value of the common shares subject to the SAR on the date of exercise over the aggregate exercise price of the SAR. A participant who is an employee will be subject to income tax withholding on ordinary income recognized upon exercise of a SAR. The Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the participant at the time the SAR is exercised.

A Plan participant’s aggregate tax basis for resale purposes in any common shares received upon exercise of a SAR is the amount taxed as ordinary income upon receipt of such common shares (generally equal to the Fair Market Value of such common shares on the date of receipt). Any gain or loss on a sale of such common shares will be treated as capital gain or loss and will be long-term capital gain or loss if such common shares are held for more than one year after the date of issuance.

Restricted Stock.    No income will generally be recognized by a Plan participant in connection with the grant of Restricted Stock. The participant generally will be subject to tax at ordinary income rates on the Fair Market Value of the common share held at the time the Restricted Stock is no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Vesting Date”), reduced by the amount, if any, paid by the participant for the Restricted Stock (and, with respect to an employee, will be subject to income tax withholding on the amount of such ordinary income). When a participant sells the share held upon vesting of the Restricted Stock, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the share and his or her tax basis in the share (generally equal to the amount, if any, paid for the Restricted Stock and any ordinary income recognized on the Vesting Date). If the participant’s holding period for the share, which begins on the Vesting Date, exceeds one year, such gain or loss will constitute long-term capital gain or loss.

A participant who so elects, pursuant to the express terms of the applicable Award Agreement or by action of the Committee in writing, under Section 83(b) of the Code within 30 days of the date of transfer of the Restricted Stock to the participant will have taxable ordinary income on the date of transfer of the Restricted Stock (the “Transfer Date”) equal to the excess of the Fair Market Value of the Restricted Stock on the Transfer Date (determined without regard to the risk of forfeiture or restrictions on transfer) over the amount, if any, paid for the Restricted Stock (and, with respect to an employee, will be subject to income tax withholding on the amount of such ordinary income). If the Vesting Date occurs, the participant will not recognize any additional income on such date and the gain or loss to the participant on a subsequent sale of the common share (calculated as the difference between the Fair Market Value of the share on the date of sale and the participant’s tax basis in the share (generally equal to the amount, if any, paid for the Restricted Stock and any ordinary income recognized on the Transfer Date)) generally will be treated as capital gain or loss to the participant. If the participant’s holding period for the common share, which begins on the Transfer Date, exceeds one year, such gain or loss will constitute long-term capital gain or loss.

If a Plan participant makes a proper election under Section 83(b) of the Code and the participant forfeits the Restricted Stock, the participant will not be entitled to a deduction equal to the amount of ordinary income recognized with respect to the Restricted Stock. Instead, the participant will only be entitled to recognize a capital loss for the amount, if any, paid for the Restricted Stock.

The amount of ordinary income recognized by a participant making the above-described election or upon the lapse of the restrictions will generally be deductible by the Company, except to the extent that the limitations on deductibility under Section 162(m) of the Code are applicable.

RSUs.    No income will generally be recognized by a Plan participant in connection with the grant of an RSU. A participant is generally subject to withholding of Social Security and Medicare taxes on the value of an RSU at the time that the participant’s rights with respect to the RSU become vested. Although not free from doubt, under the Code, including new Section 409A, if the participant’s employer determines the time at which a vested RSU will be settled, a participant generally should not be subject to income taxes with respect to such RSU until the participant has received shares and/or cash in settlement of the RSU. The Fair Market Value of those shares at the time of settlement and/or any cash received should generally be taxable to the participant as ordinary income at the time of settlement (and, with respect to an employee, will be subject to income tax withholding on the amount of such ordinary income). The amount of ordinary income recognized by the participant will generally be deductible to the Company, except to the extent that the limitations on deductibility under Section 162(m) of the Code are applicable.

The participant’s aggregate tax basis for resale purposes in any common shares received is the amount taxed as ordinary income upon receipt of the common shares. Any gain or loss on a sale of common shares will be treated as capital gain or loss and will be long-term capital gain or loss if such common shares are held for more than one year after the date of issuance.

Performance Units and other Performance-Based Awards.    No income will generally be recognized by a Plan participant in connection with the grant of a performance unit or an Award otherwise subject to Performance Goals. Upon settlement of any such Award, the participant will generally be required to include as ordinary income in the year of payment an amount equal to the amount of any cash, and the Fair Market Value of any non-restricted shares, actually or constructively received (and, with respect to an employee, will be subject to income tax withholding on the amount of such ordinary income). The amount of ordinary income recognized by the participant will generally be deductible to the Company, except to the extent that the limitations on deductibility under Section 162(m) of the Code are applicable.

Shares.    In the event that fully vested common shares are issued to a Plan participant for no cash consideration, an amount equal to the Fair Market Value of the common shares on the date of issuance is taxable to the participant as ordinary income at the time of issuance. The amount of ordinary income recognized by the participant will generally be deductible to the Company, except to the extent that the limitations on deductibility under Section 162(m) of the Code are applicable.

The participant’s aggregate tax basis in the common shares so received will be equal to the amount taxed as ordinary income upon receipt of the common shares. Any gain or loss on a sale of the common shares will be treated as capital gain or loss and will be long-term capital gain or loss if such common shares are held for more than one year after the date of issuance.

Section 162(m).    Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to our Chief Executive Officer or to any of our three other most highly compensated executive officers (excluding our Chief Financial Officer under currently applicable rules) exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by us for U.S. Federal income tax purposes, unless the compensation qualifies for an exception to Section 162(m) of the Code. Certain performance-based awards under plans approved by stockholders are not subject to the deduction limit. Options that would be awarded under the Plan are generally intended to be eligible for this performance-based exception.

Section 409A.    Awards granted under the Plan will generally be designed and administered in such a manner that they are either exempt from the application of or comply with the requirements of Section 409A of the Code. Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder in an amount equal to 20% of the deferred amount, and a possible interest charge. Options granted with an exercise price that is not less than the Fair Market Value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Options that would be awarded under the Plan are generally intended to be eligible for this exception.

We had 4,509,552 shares remaining available for future issuance under the 2011 Plan as of December 31, 2012. No shares remained available for future issuance under either the 2006 Plan or the Management Stock Plan as of December 31, 2012.

EQUITY COMPENSATION PLAN INFORMATION

The table below shows information regarding awards outstanding and shares available for issuance as of December 31, 2012 under our Management Stock Plan that was in effect through April 25, 2006 and our NCR Corporation 2011 Amended and Restated Stock Incentive Plan (referred to below in this section as the “2011 Stock Incentive Plan”).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
	(a)		(b)	(c)
Equity compensation plans approved by stockholders:
Management Stock Plan(1)	1,628,750	(2)	$14.98	0
Stock Incentive Plan(3)	9,004,956	(4)	$18.75	4,509,552
Equity compensation plans not approved by stockholders	0		0	0

Total	10,633,706		$17.49	4,509,552

(1)  The NCR Management Stock Plan was adopted with stockholder approval, effective January 1, 1997. There were no shares authorized under the plan as of December 31, 2007. The NCR Management Stock Plan was terminated as of April 26, 2006, upon the stockholders’ approval of the Stock Incentive Plan; however, such termination did not affect awards previously granted and outstanding under the NCR Management Stock Plan.

(2)  Outstanding consists of 1,628,750 stock options and excludes 28,268 vested outstanding deferred stock units.

(3)  The Stock Incentive Plan was adopted with stockholder approval, effective April 26, 2006, and amended on April 27, 2011.

(4)  Includes 3,229,260 stock options; 4,720,127 service-based and performance-based unvested restricted stock units; and 1,055,569 additional shares that would be issued if outstanding performance-based awards are earned at maximum payout. 259,826 of the 1,055,569 are unlikely to achieve payout. Outstanding number excludes 91,281 vested, undistributed deferred stock units.

NEW PLAN BENEFITS

The Board or the Committee or a delegate will determine in its discretion the amount and timing of Awards under the 2013 Stock Incentive Plan and the recipients or classes of recipients of such Awards. It is therefore not possible to state the amount of awards that will be made in the future if the 2013 Stock Incentive Plan is approved.

Required Vote

The approval of the NCR Corporation 2013 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal, provided that the total votes cast on the proposal, whether in favor, against, or in abstention, represent a majority of the shares entitled to vote.

The Board of Directors recommends that you vote FOR the approval of the 2013 Stock Incentive Plan. Proxies received by the Board of Directors will be voted FOR this proposal unless they specify otherwise.

STOCKHOLDERS’ PROPOSAL TO REPEAL THE CLASSIFIED BOARD OF DIRECTORS

AS DISCLOSED IN THESE PROXY MATERIALS

(Item 5 on Proxy Card)

We expect the following proposal (Proposal 5 on the proxy card and voting instruction card) to be presented by a Stockholder at the annual meeting. The name, address and stock holdings of the Stockholder proponent will be supplied upon request.

Resolution Proposed by Stockholder:

PROPOSAL TO REPEAL CLASSIFIED BOARD

RESOLVED, that shareholders of NCR Corporation urge the Board of Directors to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board of Directors and to require that all directors elected at or after the annual meeting held in 2014 be elected on an annual basis. Implementation of this proposal should not prevent any director elected prior to the annual meeting held in 2014 from completing the term for which such director was elected.

SUPPORTING STATEMENT

The proponent of this resolution is the Florida State Board of Administration. The Shareholder Rights Project submitted the resolution on behalf of the Florida State Board of Administration.

The resolution urges the board of directors to facilitate a declassification of the board. Such a change would enable shareholders to register their views on the performance of all directors at each annual meeting. Having directors stand for elections annually makes directors more accountable to shareholders, and could thereby contribute to improving performance and increasing firm value.

According to data from FactSet Research Systems, the number of S&P 500 companies with classified boards declined by more than two-thirds from 2000 to 2012, and during the period January 1, 2011 to June 30, 2012:

•	More than 50 S&P 500 companies brought management proposals to declassify their boards to a vote at annual meetings;

•	More than 50 precatory declassification proposals passed at annual meetings of S&P 500 companies; and

•	The average percentage of votes cast in favor of shareholder proposals to declassify the boards of S&P 500 companies exceeded 75%.

The significant shareholder support for declassification proposals is consistent with empirical studies reporting that:

•	Classified boards are associated with lower firm valuation (Bebchuk and Cohen, 2005; confirmed by Faleye (2007) and Frakes (2007));

•	Takeover targets with classified boards are associated with lower gains to shareholders (Bebchuk, Coates, and Subramanian, 2002);

•	Firms with classified boards are more likely to be associated with value-decreasing acquisition decisions (Masulis, Wang, and Xie, 2007); and

•	Classified boards are associated with lower sensitivity of compensation to performance and lower sensitivity of CEO turnover to firm performance (Faleye, 2007).

Although one study (Bates, Becher and Lemmon, 2008) reports that classified boards are associated with higher takeover premiums, this study also reports that classified boards are associated with a lower likelihood of an acquisition and that classified boards are associated with lower firm valuation.

Please vote for this proposal to make directors more accountable to shareholders.

Our Response: Statement in Opposition to Proposal:

For the reasons stated below, the Board of Directors unanimously recommends a vote “Against” the proposal:

The Board of Directors unanimously recommends a vote “AGAINST” the above proposal because it believes the proposal is not in the best interests of NCR’s stockholders, as set forth below. Signed proxies will be voted against this proposal, unless stockholders specify a different choice in their proxies.

1.	The Board’s existing fiduciary obligations protect stockholders’ interests.

The Board has existing fiduciary obligations arising under Maryland law that serve to protect the interests of stockholders, regardless of the directors’ term of office. Moreover, our stockholders have the ability to replace a majority of the directors, at a minimum, over the course of two annual meetings. Depending on changes to the Board, that opportunity could arise in an even more condensed time period. For example, at the Annual Stockholders’ Meeting to be held on April 24, 2013, half of our directors are standing for election as two of our directors were appointed to the Board last year and thus must stand for election at the next called Annual Stockholders’ Meeting.

2.	The arguments advanced by the proponent are not applicable to NCR.

The proponent cites a handful of studies in support of its proposal which purport to show that companies with classified boards yield lower value to stockholders. Based on the Company’s track record, the conclusions of those studies do not hold true for the Company.

With a classified board in place, NCR has experienced 12 straight quarters of revenue and Non-Pension Operating Income (“NPOI”) growth. In fact, in the last quarter of 2012, the Company attained the highest NPOI in any quarter since the spin-off of its Teradata division (“Teradata”) in 2007. Simply put, the Company’s sustained strong operational performance does not confirm the results cited in the proponent’s studies.

The Company has consistently provided significant total shareholder return (“TSR”). When giving effect to the spin-off of Teradata (traded as “TDC”), a shareholder owning one share of NCR stock at February 28, 2007 worth $46.22, and holding both the NCR and TDC share at spinoff on October 1, 2007, would have shares at February 6, 2013 worth $94.37. Additionally, even without consideration of the Teradata spin-off, NCR’s TSR has consistently performed above the median, whether compared to the peer group used by Institutional Shareholder Services or the peer group identified by the Company in its 2012 Proxy Statement. The only year in which NCR performed below the median of its peers was 2009, following the economic crisis which had a significant impact on both market conditions and the Company’s pension liability.

The proponent cites one study for the proposition that companies with classified boards are more likely to engage in value-decreasing acquisitions. The Board believes that this does not hold true for the Company. NCR has taken a disciplined approach to acquisitions, undertaking few large transactions over the course of the last several years, including the acquisition of Retalix Ltd., which closed on February 6, 2013. The single largest transaction NCR completed in the last five years was the acquisition of Radiant Systems, Inc. in 2011, a transaction which was accretive to earnings in 2012 and for which the Company has realized meaningful synergies.

The proponent also cites a study that suggests that classified boards are associated with lower sensitivity of compensation to performance, but, as our Compensation Discussion and Analysis in our 2012 Proxy Statement describes, a core principle of our compensation strategy is making compensation decisions based on a pay-for-performance philosophy — — a philosophy that was validated by our stockholders through their vote last year in favor of the Company’s “Say on Pay” proposal.

3.	Board continuity is, and has been, important to the success of NCR.

The Board has demonstrated a long-term view of stockholder value, making investments in the business that have proved beneficial to the Company’s growth and, accordingly, to stockholder value. For example, during the credit crisis, NCR made investments in manufacturing in both Columbus, GA and Manaus, Brazil as part of a long-term plan to globalize its manufacturing base and be more responsive to customer demand. Those investments have yielded significant value. A board that has a short-term perspective will be less inclined to think about the long-term capital investments that are necessary to the growth of a company like NCR.

In addition, the Company has pursued a pension strategy that has resulted in a significant reduction in its underfunded pension liability, ending 2012 with an overall underfunded position of approximately $440 million, which is down from approximately $1.32 billion at the beginning of 2012.

The Company develops complex solutions across a number of different industry segments. Understanding the Company’s solutions and customer base, as well as constantly evolving and expanding the Company’s offerings and go-to-market strategies so that NCR is best positioned to respond to changing markets, requires an ability to act quickly, which the Company has proven it can do. It also, however, requires highly qualified directors who are willing to make the long-term commitments of time necessary to understand the Company, its operations and competitive environment. This commitment is critical to achieving the Company’s strategic goals and is best realized with a stable and reliable board.

4.	The current structure enhances Board independence.

The Board believes that the existing three-year terms of our directors promote independence. Three-year terms make directors less susceptible to special interests that may promote a particular short-term agenda which may not be in the best long-term interests of stockholders.

5.	Declassification of the Board would require the Company’s Charter to be amended by an affirmative vote of not less than eighty percent of outstanding shares of Company stock entitled to vote.

It is important to note that stockholder approval of this proposal will not, itself, result in declassification of the Board. Under the Company’s governance documents, to change the term for which a director is elected, the Board must first authorize an amendment to the Company’s Charter. Stockholders would then have to approve such amendment by the affirmative vote of not less than eighty percent of the shares of the outstanding stock entitled to vote generally in the election of directors.

Required Vote

The approval of the advisory shareholder proposal to declassify the Board of Directors, if properly presented at the 2013 Annual Meeting, requires the affirmative vote of a majority of the votes cast on the proposal. The results of this vote are not binding on the Board of Directors.

OTHER MATTERS

The Board of Directors does not know of any matters that will be brought before the Annual Meeting other than those listed in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed form of proxy will have authority to vote on such matters in their discretion.

ADDITIONAL INFORMATION

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies in connection with the Annual Meeting. Proxies may be solicited on our behalf through the mail, in person, by telephone, electronic transmission, or facsimile transmission. We have hired Georgeson Inc., to assist in the solicitation of proxies, at an estimated cost of $17,000, plus reimbursement of reasonable out-of-pocket expenses. In accordance with SEC and NYSE rules, NCR will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials to the beneficial owners of NCR common stock.

Procedures for Stockholder Proposals and Nominations

Under the Company’s Bylaws, nominations for election of directors at an annual meeting may be made only by (1) the Board of Directors or a committee of the Board, or (2) a stockholder entitled to vote who has delivered notice to the Company no earlier than 150 days nor later than 5:00 p.m., Eastern Time, 120 days before the first anniversary of the date of the proxy statement for the preceding year’s annual meeting.

Our Bylaws also provide that other business may not be brought before an annual meeting unless it is (1) specified in the notice of meeting (which includes stockholder proposals that the Company is required to include in its proxy statement under SEC Rule 14a-8), (2) brought before the meeting by or at the direction of the Board, or (3) brought by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the Bylaws) no earlier than 150 days nor later than 5:00 p.m., Eastern Time, 120 days before the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. In addition, you must comply with SEC Rule 14a-8 to have your proposal included in the Company’s proxy statement.

A copy of the full text of the Company’s Bylaws may be obtained upon written request to the Corporate Secretary at the address provided on page 16 of this proxy statement and online at http://www.ncr.com/about-ncr/corporate-governance.

Stockholder Proposals for 2014 Annual Meeting

Stockholders interested in presenting a proposal for consideration at NCR’s annual meeting of stockholders in 2014 must follow the procedures found in SEC Rule 14a-8 and the Company’s Bylaws. To be eligible for possible inclusion in the Company’s 2014 proxy materials, all qualified proposals must be received by NCR’s Corporate Secretary no earlier than October 13, 2013, nor later than 5:00 p.m., Eastern Time, on November 12, 2013.

The above notice and proxy statement are sent by order of the Board of Directors.

Jennifer M. Daniels

Senior Vice President,

General Counsel and Secretary

Dated:    March 11, 2013

Detach Here

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2013 ANNUAL MEETING OF STOCKHOLDERS

RESERVATION REQUEST FORM

If you plan to attend the 2013 Annual Meeting of Stockholders NCR Corporation, please complete the following information and return to Jennifer M. Daniels, Senior Vice President, General Counsel and Secretary, NCR Corporation, 3097 Satellite Boulevard, Duluth, Georgia 30096-5810.

Your name and address:

Number of shares of NCR common stock you hold:

If the shares listed above are not registered in your name, identify the name of the registered stockholder below and include evidence that you beneficially own the shares.

Registered stockholder:
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THIS IS NOT A PROXY CARD

APPENDIX A

NCR CORPORATION

2013 STOCK INCENTIVE PLAN

ARTICLE I

Purpose; Definitions

The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and consultants and to provide the Company and its Subsidiaries and Affiliates with an equity plan providing incentives directly linked to stockholder value.

Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of the Plan, the following terms are defined as set forth below:

(a) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company.

(b) “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(c) “Award” means an Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted pursuant to the terms of the Plan.

(d) “Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the Participant for committing a felony under Federal law, the law of the state in which such action occurred or any comparable provision of foreign law, (B) dishonesty in the course of fulfilling the Participant’s employment duties, (C) failure on the part of the Participant to perform substantially such Participant’s employment duties in any material respect, (D) a material violation of the Company’s ethics and compliance program, or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Notwithstanding the general rule of Section 2.03, following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(g) “Change in Control” has the meaning set forth in Section 10.02.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the regulations promulgated thereunder.

(i) “Commission” means the Securities and Exchange Commission or any successor agency.

(j) “Committee” has the meaning set forth in Section 2.01.

(k) “Common Stock” means common stock, par value $0.01 per share, of the Company.

(l) “Company” means NCR Corporation, a Maryland corporation, or any successor entity, as applicable.

(m) “Disability” means, unless otherwise provided in the applicable Award Agreement (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define Disability: (A) permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant, “Disability” as determined by the Committee.

(n) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(o) “Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or a Subsidiary or Affiliate.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(q) “Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the trading date, or if Shares were not traded on the Applicable Exchange on the trading date, then on the immediately preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion.

(r) “Full-Value Award” means any Award other than an Option or SAR or dividend equivalent right.

(s) “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.

(t) “Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(u) “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

(v) “Nonqualified Option” means any Option that is not an Incentive Stock Option.

(w) “Option” means an Award granted under Article V that is not a SAR.

(x) “Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including unrestricted stock, dividend equivalents, and convertible debentures.

(y) “Participant” means an Eligible Individual to whom an Award is or has been granted.

(z) “Performance Goals” means any performance goals established by the Committee in connection with the grant of Restricted Stock, Restricted Stock Units, Performance Units or Other Stock-Based Awards. In the case of Qualified Performance-Based Awards, (i) such Performance Goals shall be based on the attainment of specified levels of one or more of the following measures and, notwithstanding Section 14.14, shall be limited to one or more of the following measures: revenues; revenue growth; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); earnings per share; operating income (including nonpension operating income and non pension operating income less capital charge); pre- or after-tax income; cash flow (before or after dividends); cash flow per share (before or after dividends); gross margin; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or operating assets; economic value added (or an equivalent metric); stock price appreciation; total stockholder return (measured in terms of stock price appreciation and dividend growth); cost control; gross profit; operating profit; cash generation; unit volume; stock price; market share; sales; asset quality; cost saving levels; marketing-spending efficiency; core noninterest income; or change in working capital with respect to the Company or any one or more Affiliates, subsidiaries, divisions, business units or business segments of the Company either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code.

(aa) “Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

(bb) “Performance Unit” means any Award granted under Article VIII of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(cc) “Plan” means this NCR Corporation 2013 Stock Incentive Plan, which replaced the Prior Plans, as set forth herein and as hereafter amended from time to time. The Plan is intended to supersede the Company’s 2011 Amended and Restated Stock Incentive Plan prior to this amendment and restatement (the “2011 Plan”), which shall be automatically frozen and replaced and superseded by the Plan on the Effective Date. The 2011 Plan previously replaced and superseded the Company’s 2006 Stock Incentive Plan, as amended (the “2006 Plan”, together with the 2011 Plan, the “Prior Plans”). Notwithstanding the foregoing, any awards granted under the Prior Plans shall remain in effect pursuant to their respective terms.

(dd) “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Article XI.

(ee) “Restricted Stock” means an Award granted under Article VI.

(ff) “Restricted Stock Units” means an Award granted under Article VII.

(gg) “SAR” means a stock appreciation right, as described in Section 5.02.

(hh) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, as it applies to a specific Award subject to Article XI.

(ii) “Share” means a share of Common Stock.

(jj) “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(kk) “Term” means the maximum period during which an Option or SAR may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

(ll) “Termination of Employment” means, unless otherwise provided in the applicable Award Agreement, the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a nonemployee capacity, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. Notwithstanding the foregoing, to the extent that an amount payable pursuant to an Award constitutes “deferred compensation” within the meaning of Section 409A of the Code, the applicable Participant shall be deemed to have experienced a Termination of Employment for purposes of the Plan if and only if such termination is also a “separation from service” within the meaning of Section 409A of the Code.

ARTICLE II

Administration

SECTION 2.01. Committee.    The Plan shall be administered by the Compensation and Human Resource Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(a) to select the Eligible Individuals to whom Awards may from time to time be granted;

(b) to determine whether and to what extent Incentive Stock Options, Nonqualified Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Other Stock-Based Awards, or any combination thereof, are to be granted hereunder;

(c) to determine the number of Shares to be covered by each Award granted hereunder;

(d) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(e) subject to Article XII, to modify, amend or adjust the terms and conditions of any Award;

(f) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(g) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(h) to determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant;

(i) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(j) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award granted under the Plan in the manner and to the extent it shall determine is needed to reflect the intended provisions of the Plan or that Award or to meet any law that is applicable to the Plan (or the provisions of any law which must be met in order for the normal tax consequences of the award to apply), including any provision of Federal or state law or comparable provision of foreign law; and

(k) to otherwise administer the Plan.

SECTION 2.02. Procedures.    (a) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Article XI, if applicable, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

(b) Subject to Section 11.03, if applicable, any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 2.03. Discretion of Committee.    Any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. Subject to Section 1(f), all decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

SECTION 2.04. Cancelation or Suspension.    As described in Sections 12.03 and 12.04, the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be cancelled or suspended. In particular, but without limitation, all outstanding Awards to any Participant may be cancelled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest, as determined by the Committee or anyone to whom the authority to make such determination is delegated by the Committee.

SECTION 2.05. Award Agreements.    The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Article XII.

ARTICLE III

Common Stock Subject to Plan

SECTION 3.01. Plan Maximums.    The maximum number of Shares that may be granted pursuant to Awards under the Plan shall be a total of (i) 7,000,000 Shares, plus (ii) any Shares remaining available for grant under the Prior Plans on the Effective Date, plus (iii) any Shares with respect to Awards granted under the Prior Plans that are forfeited (or again become available for grant) following the Effective Date, in each case, subject to any future adjustments as may be made pursuant to Section 3.04. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 7,000,000 Shares, subject to any future adjustment as may be made pursuant to Section 3.04, and shall not be affected by the provisions of Section 3.03(b). Shares subject to an Award under the Plan may be authorized and unissued Shares.

SECTION 3.02. Individual Limits.    No Participant may be granted Options and SARs covering in excess of 3,000,000 Shares, or Restricted Stock, Restricted Stock Units, Performance Units or Other Stock-Based Awards covering in excess of 1,000,000 Shares, in either case, during any consecutive 12-month period.

SECTION 3.03. Rules for Calculating Shares Delivered.    (a) To the extent that any Award is forfeited, or any Option or SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under the Plan.

(b) If the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through attestation) or withholding Shares relating to such Award or if any Shares subject to an Award shall otherwise not be delivered in settlement of such Award (including upon the exercise of an SAR), only the net number of Shares received by the Participant shall be deemed to have been issued for purposes of the maximum number of Shares in the first sentence of Section 3.01.

(c) The provisions of Section 3.03(a) and 3.03(b) shall also apply to awards granted under the Management Stock Plan that are outstanding on the Effective Date such that any Shares subject to such awards that are forfeited or terminated, expire, lapse without being exercised or are settled for cash shall again be available for Awards under the Plan.

SECTION 3.04. Adjustment Provision.    (a) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3.01 and 3.02 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Options and SARs. In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extra-ordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3.01 and 3.02 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Options and SARs. In the case of Corporate Transactions, such adjustments may include (1) the cancelation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or SAR shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or SAR shall conclusively be deemed valid), provided, that in the event of the cancelation of such Awards pursuant to this clause (1), the Awards shall vest in full immediately prior to the consummation of such Corporate Transaction; (2) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust in its sole discretion the Performance Goals applicable to any Awards to reflect, to the extent applicable to such Performance Goals, any unusual or nonrecurring corporate item, transaction, event or development, including a Change in Control, or other extraordinary items affecting the Company, or any of its Affiliates, Subsidiaries, division or operating units, or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units, or impact of charges for restructurings, discontinued operations, changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, tax rules and regulations, accounting principles or law or business conditions, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other of the Company’s SEC filings, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code.

(b) Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Subsidiaries or Affiliates or an entity acquired by the Company or any of its Subsidiaries or Affiliates or with which the Company or any of its Subsidiaries or Affiliates combines (“Substitute Awards”); provided, however, that in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs, as set forth in Section 5.03. The number of Shares underlying any Substitute Awards shall be counted against the maximum number of Shares in the first sentence of Section 3.01; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Subsidiaries or Affiliates or with which the Company or any of its Subsidiaries or Affiliates combines shall not be counted against the maximum number of Shares in the first sentence of Section 3.01; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Subsidiaries or Affiliates or with which the Company or any of its Subsidiaries or Affiliates combines shall be counted against the maximum aggregate number of Shares available for Incentive Stock Options under the Plan.

SECTION 3.05. Section 409A.    Notwithstanding anything in the Plan to the contrary: (i) any adjustments made pursuant to Section 3.04 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 3.04 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 3.04 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto.

ARTICLE IV

Eligibility

Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code); provided further that Options or SARs that are intended to be exempt from Section 409A of the Code may be granted only to Eligible Individuals who are providing services to the Company or any corporation or other entity as to which the Company is an “eligible issuer of service recipient stock” (within the meaning of Section 409A of the Code).

ARTICLE V

Options and Stock Appreciation Rights

SECTION 5.01. Types of Options.    Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.

SECTION 5.02. Nature of Stock Appreciation Rights.    A SAR may be granted free-standing, in relation to an Option being granted at the same time as the SAR is granted, or in relation to an Option both which is not an Incentive Stock Option and which has been granted prior to the grant of the SAR. Upon the exercise of a SAR, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable SAR, multiplied by (ii) the number of Shares in respect of which the SAR has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the SAR.

SECTION 5.03. Exercise Price.    The exercise price per Share subject to an Option or SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. Other than pursuant to Section 3.04, in no event shall the Committee be permitted to (i) lower the exercise price per Share of any outstanding Option or SAR after the date of grant; (ii) cancel an Option or SAR (at a time when the applicable exercise price per Share exceeds the Fair Market Value of the underlying Shares) in exchange for another Award (except in connection with a corporate transaction); (iii) take any action that would be treated as a repricing under generally accepted accounting principles; (iv) take any other action that has the same effect as clause (i), (ii) or (iii), unless such amendment, cancelation, or action is approved by the Company’s stockholders or occurs in connection with a merger, acquisition, spin-off or similar corporate transaction. Unless otherwise determined by the Committee, any Option as to which a SAR is related shall no longer be exercisable to the extent the SAR has been exercised and the exercise of a stock option shall cancel any related SAR to the extent of such exercise.

SECTION 5.04. Term.    The Term of each Option and each SAR shall be fixed by the Committee, but shall not exceed 10 years from the Grant Date, except with regard to any Nonqualified Option or SAR (except any SAR granted in relation to an Incentive Stock Option) in the case of death or Disability, as determined by the Committee and set forth in the applicable Award Agreement.

SECTION 5.05. Vesting and Exercisability.    Except as otherwise provided herein, Options and SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, provided that in no event shall the normal vesting schedule of an Option or SAR provide that such Option or SAR vest prior to the first anniversary of the date of grant, except in the case of death or Disability, as determined by the Committee and set forth in the applicable Award Agreement. If the Committee provides that any Option or SAR will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

SECTION 5.06. Method of Exercise.    The method of exercising Options and SARs shall be set forth in the applicable Award Agreement.

SECTION 5.07. Delivery; Rights of Stockholders.    No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefore has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or SAR (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14.01 and (ii) in the case of an Option, has paid in full for such Shares.

SECTION 5.08. Nontransferability of Options and Stock Appreciation Rights.    No Option or SAR shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or SAR and solely as expressly permitted by the Committee, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of the Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. Option or SAR shall be exercisable, subject to the terms of the Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or SAR is permissibly transferred pursuant to this Section 5.08, it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

ARTICLE VI

Restricted Stock

SECTION 6.01. Nature of Restricted Stock.    Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or stock certificates with such legends as the Committee shall specify. Notwithstanding anything in the Plan to the contrary, unless otherwise determined by the Committee or required by any applicable law, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

SECTION 6.02. Terms and Conditions.    Shares of Restricted Stock shall be subject to the following terms and conditions:

(a) The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock upon the attainment of Performance Goals. If the Committee does not designate an Award of Restricted Stock as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Committee may also condition the grant or vesting thereof upon the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including any applicable Performance Goals) need not be the same with respect to each recipient.

(b) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such Participant’s continued service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock. Subject to the terms of the Plan, any Award of Restricted Stock shall be subject to vesting during the Restriction Period of at least three years following the date of grant, provided that a Restriction Period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, provided further, that up to five percent of Shares available for grant as Restricted Stock (together with all other Shares available for grant as Full-Value Awards) may be granted with a Restriction Period of at least one year following the date of grant regardless of whether vesting is conditioned upon the achievement of Performance Goals, and provided further that an Award may vest in part on a pro rata basis prior to the expiration of any Restriction Period.

(c) Except as provided in this Article VI and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares, provided, however, that unless otherwise determined by the Committee in the applicable Award Agreement, and subject to Section 409A of the Code and Section 14.05, (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3.04, dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock. Furthermore, not withstanding any provision in the Plan to the contrary, unless otherwise specified by the Committee, in the case of a Restricted Stock Award the vesting of which is conditioned upon the achievement of Performance Goals, a Participant shall not be entitled to receive payment for dividends with respect to such Restricted Stock Award unless, until and except to the extent that the applicable Performance Goals are achieved or are otherwise deemed satisfied.

ARTICLE VII

Restricted Stock Units

SECTION 7.01. Nature of Awards.    Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or both, based upon the Fair Market Value of a specified number of Shares.

SECTION 7.02. Terms and Conditions.    Restricted Stock Units shall be subject to the following terms and conditions:

(a) The Committee may, in connection with the grant of Restricted Stock Units, designate them as Qualified Performance-Based Awards, in which event it shall condition the vesting thereof upon the attainment of Performance Goals. If the Committee does not designate Restricted Stock Units as Qualified Performance-Based Awards, it may also condition the vesting thereof upon the attainment of Performance Goals. Regardless of whether Restricted Stock Units are Qualified Performance-Based Awards, the Committee may also condition the vesting thereof upon the continued service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including any applicable Performance Goals) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits.

(b) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Units Award for which such Participant’s continued service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units. Subject to the terms of the Plan, any Restricted Stock Unit Awards shall be subject to vesting during the Restriction Period of at least three years following the date of grant, provided that a Restriction Period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, provided further, that up to five percent of Shares available for grant as Restricted Stock Units (together with all other Shares available for grant as Full-Value Awards) may be granted with a Restriction Period of at least one year following the date of grant regardless of whether vesting is conditioned upon the achievement of Performance Goals, and provided further that a Restricted Stock Unit Award may vest in part on a pro rata basis prior to the expiration of any Restriction Period.

ARTICLE VIII

Performance Units.

Performance Units may be issued hereunder to Eligible Individuals, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit, provided that the Performance Period shall be no less than one year following the date of grant. The Committee may, in connection with the grant of Performance Units, designate them as Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of Performance Units (including any applicable Performance Goals) need not be the same with respect to each recipient. Performance Units may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Units may be paid in a lump sum or in installments following the close of the Performance Period. The maximum value of the property, including cash, which may be paid or distributed to any Participant pursuant to a grant of Performance Units made in any one calendar year shall be $10,000,000.

ARTICLE IX

Other Stock-Based Awards

Other Stock-Based Awards may be granted under the Plan, provided that any Other Stock-Based Awards that are Awards of Common Stock that are unrestricted shall only be granted in lieu of other compensation due and payable to the Participant. Subject to the terms of the Plan, any Other Stock-Based Award that is a Full-Value Award shall be subject to vesting during a Restriction Period of at least three years following the date of grant, provided that a Restriction Period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, provided further, that up to five percent of Shares available for grant as Other Stock-Based Awards that are Full-Value Awards (together with all other Shares available for grant as Full-Value Awards) may be granted with a Restriction Period of at least one year following the date of grant regardless of whether vesting is conditioned upon the achievement of Performance Goals, and provided further that an Other Stock-Based Award that is a Full-Value Award may vest in part on a pro rata basis prior to the expiration of any Restriction Period.

ARTICLE X

Change in Control Provisions

SECTION 10.01. Impact of Event.    Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control (as herein defined) unless Awards are assumed, converted or replaced, such Awards shall vest immediately prior to such Change in Control. Unless otherwise provided in the applicable Award Agreement, upon a Participant’s Termination of Employment, during the 24-month period following a Change in Control, (x) by the Company other than for Cause or Disability or (y) for Participants who are participants in the NCR Change in Control Severance Plan (the “CIC Severance Plan”), for Participants who are covered by an NCR severance plan, policy or guidelines (“Severance Policy”) at a level that provides the Participant with the opportunity to resign for “good reason,” and for other Participants to the extent set forth in an Award Agreement, by the Participant for Good Reason (as herein defined):

(a) any Options and SARs outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be fully exercisable and vested and shall remain exercisable until the later of (A) the last date on which such Option or SAR would be exercisable in the absence of this Section 10.01 and (B) the first anniversary of such Termination of Employment, provided that in no event shall the Option or SAR be exercisable beyond the expiration of the Term of such Option or SAR;

(b) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable; and

(c) all Restricted Stock Units outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full,

and any deferral or other restriction shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable in (subject to Section 3.04) the form set forth in the applicable Award Agreement.

For purposes of this Article X, “Good Reason” means if the Participant is a participant in the CIC Severance Plan or is subject to the Severance Policy, “Good Reason” as defined in the CIC Severance Plan or the Severance Policy, as applicable, or, if the Participant is not a participant in the CIC Severance Plan or the Severance Policy, as applicable, “Good Reason” as defined in any Individual Agreement or Award Agreement to which the applicable Participant is a party.

Notwithstanding any provision of this Article X to the contrary, unless otherwise provided in the applicable Award Agreement, if any amount payable pursuant to an Award constitutes “deferred compensation” within the meaning of Section 409A of the Code, in the event of a Change in Control that does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code, such Award (and any other Awards that constitute deferred compensation that vested prior to the date of such Change in Control but are outstanding as of such date) shall not be settled until the earliest permissible payment event under Section 409A of the Code following such Change in Control.

SECTION 10.02. Definition of Change in Control.    Unless otherwise provided in the applicable Award Agreement, for purposes of the Plan, a “Change in Control” shall mean any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (d) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (c) of this Section 10.02; or

(b) Individuals who, as of the date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

ARTICLE XI

Qualified Performance-Based Awards; Section 16(b)

(a) Notwithstanding anything in the Plan to the contrary, if at the time an Award is granted to a Participant who is, or is likely to be (based on the Committee’s determination), as of the end of the tax year in which the Company would qualify for a tax deduction in connection with such Award, a “covered employee” within the meaning of Section 162(m)(3) of the Code (each such Participant, a “Covered Employee”), and the Committee determines that it wishes such Award to qualify for the Section 162(m) Exemption, then the Committee may, in its sole and plenary discretion, provide that this Article XI is applicable to such Award.

(b) Any Award granted hereunder that the Committee has determined will be subject to this Article XI in accordance with Section 11(a) above shall be considered a Qualified Performance-Based Award, the terms of any such Award (and of the grant thereof) shall be consistent with such designation and the Plan shall be interpreted and operated consistent with that intention (including to require that such Award be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Qualified Performance-Based Award other than an Option or SAR, within 90 days after the commencement of a Performance Period or, if earlier, by the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods and establish the Performance Goals for the Performance Periods.

(c) Each Qualified Performance-Based Award, with the exception of Options and SARs, shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate.

(d) The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under the short-swing recovery rules of Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise or vesting of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

ARTICLE XII

Term, Amendment and Termination

SECTION 12.01. Effectiveness.    The Plan shall be effective on the date it is approved by the holders of at least a majority of outstanding shares of the Company at a duly constituted meeting of the stockholders of the Company (the “Effective Date”). The 2006 Plan was adopted by the Board on February 28, 2006, and became effective as of the date it was approved by the holders of a majority of the outstanding shares of the Company.

On December 31, 2008, the 2006 Plan was amended and restated in its entirety in order to comply with Section 409A of the Code. On February 22, 2011, the Board approved the 2011 Plan, which became effective and replaced and superseded the 2006 Plan as of the date it was approved by the holders of a majority of the outstanding shares of the Company.

SECTION 12.02. Termination.    The Plan will terminate on the 10th anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

SECTION 12.03. Amendment of Plan.    The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including Section 409A of the Code, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

SECTION 12.04. Amendment of Awards.    Subject to Section 5.03, the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall without the Participant’s consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

ARTICLE XIII

Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

ARTICLE XIV

General Provisions

SECTION 14.01. Conditions for Issuance.    The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares, if applicable, may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or any Award Agreement, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan.

SECTION 14.02. Additional Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

SECTION 14.03. No Contract of Employment.    The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

SECTION 14.04. Required Taxes.    No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount, up to the Participant’s minimum required tax withholding rate (or such other rate that will not trigger a negative accounting impact). Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock. For purposes of calculating compensation income and withholding for transactions that settle in Common Stock, the Company shall use the closing price of a Share on the Applicable Exchange on the trading date immediately preceding the distribution date of the Common Stock.

SECTION 14.05. Limitation on Dividends, No Rights as Stockholder.    Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient Shares are available under Article III for such reinvestment or payment (taking into account then outstanding Awards). Subject to the terms of the Plan and the requirements of Section 409A of the Code, in the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14.05. Except as otherwise expressly provided in the Plan, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder (including, if applicable, the right to vote the applicable Shares and the right to receive dividends) with respect to any Shares to be distributed under the Plan unless and until he or she has become a holder of such Shares.

SECTION 14.06. Designation of Death Beneficiary.    The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Eligible Individual, after such Participant’s death, may be exercised.

SECTION 14.07. Subsidiary Employees.    In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or cancelled should revert to the Company.

SECTION 14.08. Governing Law and Interpretation.    The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to principles of conflict of laws. The captions of the Plan are not part of the provisions hereof and shall have no force or effect.

SECTION 14.09. Non-Transferability.    Except as otherwise provided in Section 5.07 or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

SECTION 14.10. Foreign Employees and Foreign Law Considerations.    The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the

Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

SECTION 14.11. Deferrals.    Subject to the requirements of Section 409A of the Code, the Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred, including, subject to the provisions of the Plan (including Section 14.05) and the provisions of the applicable Award Agreement, any interest or dividends, or interest or dividend equivalents, with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion.

SECTION 14.12. Compliance with Section 409A of the Code.    Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section): (i) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (ii) if an Award constitutes “deferred compensation” within the meaning of Section 409A of the Code, and if the Participant holding the Award is a “specified employee” (as defined by Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), no distribution or payment of any amount shall be made before a date that is six months following the date of such Participant’s “separation from service” (as defined by Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. Neither the Company, its Subsidiaries or Affiliates, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

SECTION 14.13. Clawback.    Notwithstanding anything in the Plan to the contrary, unless otherwise provided in the applicable Award Agreement, any Award granted under the Plan shall be cancelled if the Participant, without the consent of the Company, violates any policy adopted by the Company or, if applicable, any one of its Subsidiaries or Affiliates, relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to any Participant by the Company or, if applicable, any one of its Subsidiaries or Affiliates, as such policy is in effect on the date of grant of the applicable Award, or, to the extent necessary to address the requirements of applicable law (including Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law), as may be amended from time to time.

SECTION 14.14. Construction.    All references to the Plan to “Section”, “Sections”, or “Article” are intended to refer to the Section, Sections or Article, as the case may be, of the Plan. As used in the Plan, the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation, but shall be deemed to be followed by the words “without limitation”, except as expressly provided, and the word “or” shall not be deemed to be exclusive.

NCR CORPORATION

ISRAELI APPENDIX

TO

2013 STOCK INCENTIVE PLAN

1.	Special Provisions for Persons who are Israeli Taxpayers

1.1    This Appendix (the “Appendix”) to NCR Corporation’s 2013 Stock Incentive Plan (the “Plan”) is made and entered effective as of the Effective Date of the Plan. The provisions specified hereunder shall form an integral part of the Plan.

1.2    The provisions specified hereunder apply only to persons who are subject to taxation by the State of Israel with respect to the Award.

1.3    This Appendix applies with respect to the Award under the Plan. The purpose of this Appendix is to establish certain rules and limitations applicable to the Award that may be granted under the Plan to Eligible Individuals from time to time, in compliance with the securities and other applicable laws currently in force in the State of Israel. Except as otherwise provided by this Appendix, all grants made pursuant to this Appendix shall be governed by the terms of the Plan. This Appendix is applicable only to grants made after the Effective Date. This Appendix complies with, and is subject to the ITO (as define below) and Section 102 (as defined below).

1.4    The Plan and this Appendix shall be read together. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions of this Appendix shall govern.

2.	Definitions.

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to grants made pursuant to this Appendix:

“3(i) Award” means an Award that is subject to taxation pursuant to Section 3(i) of the ITO which has been granted to any person who is NOT an Eligible 102 Participant.

“102 Capital Gains Track” means the tax track set forth in Section 102(b)(2) or Section 102(b)(3) of the ITO, as the case may be.

“102 Capital Gains Track Grant” means a 102 Trustee Grant qualifying for the special tax treatment under the 102 Capital Gains Track.

“102 Earned Income Track” means the tax track set forth in Section 102(b)(1) of the ITO.

“102 Earned Income Track Grant” means a 102 Trustee Grant qualifying for the ordinary income tax treatment under the 102 Earned Income Track.

“102 Trustee Grant” means an Award granted pursuant to Section 102(b) of the ITO and held in trust by a Trustee for the benefit of the Eligible 102 Participant, and includes 102 Capital Gains Track Grants or 102 Earned Income Track Grants.

“Affiliate” means any affiliate that is an “employing company” within the meaning of Section 102(a) of the ITO.

“Controlling Shareholder” as defined under Section 32(9) of the ITO.

“Election” means the Company’s election of the type (i.e., between 102 Capital Gains Track or 102 Earned Income Track) of 102 Trustee Grants that it will make under the Plan, as filed with the ITA.

“Eligible 102 Participant” means an individual employed by an Israeli resident Affiliate or an individual who is serving as a director of an Israeli resident Affiliate, who is not a Controlling Shareholder.

“ITA” means the Israeli Tax Authority.

“ITO” means the Israeli Income Tax Ordinance (New Version), 5721-1961 and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the ITO Rules, all as may be amended from time to time.

“ITO Rules” means the Income Tax Rules (Tax Benefits in Share Issuance to Employees), 5763-2003.

“Non-Trustee Grant” means an Award granted to an Eligible 102 Participant pursuant to Section 102(c) of the ITO.

“Required Holding Period” means the requisite period prescribed by Section 102 and the ITO Rules, or such other period as may be required by the ITA, with respect to 102 Trustee Grants, during which Award granted by the Company and the Share issued upon the exercise or vesting of the Award must be held by the Trustee for the benefit of the person to whom it was granted. As of the Effective Date, the Required Holding Period for 102 Capital Gains Track Grants is 24 months from the date the Award is granted, provided that all the conditions set forth in Section 102 and related regulations have been fulfilled.

“Section 102” means the provisions of Section 102 of the ITO, as amended from time to time.

“Trustee” means a person or entity designated by the Board or the Committee to serve as a trustee and/or supervising trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the ITO.

“Trust Agreement” means the agreement(s) between the Company and the Trustee regarding Award granted under this Appendix, as in effect from time to time.

3.	Types of Grants and Section 102 Election.

3.1    Grants of Award made pursuant to Section 102, shall be made pursuant to either (a) Section 102(b)(2) or Section 102(b)(3) of the ITO as the case may be, as 102 Capital Gains Track Grants, or (b) Section 102(b)(1) of the ITO as 102 Earned Income Track Grants. The Company’s Election regarding the type of 102 Trustee Grant it elects to make shall be filed with the ITA before any grant is made pursuant to such Election in accordance with Section 102. Once the Company has filed such Election, it may change the type of 102 Trustee Grant that it elects to make only after the lapse of at least 12 months from the end of the calendar year in which the first grant was made pursuant to the previous Election, in accordance with Section 102. For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee Grants to Eligible 102 Participants at any time.

3.2    Eligible 102 Participants may receive only 102 Trustee Grants or Non-Trustee Grants under this Appendix. Eligible Individuals who are not Eligible 102 Participants may be granted only 3(i) Award under this Appendix.

3.3    No 102 Trustee Grants may be made effective pursuant to this Appendix until 30 days after the requisite filings required by the ITO and the ITO Rules have been filed with the ITA.

3.4    The Award agreement or documents evidencing the Award granted or Share issued pursuant to the Plan and this Appendix shall indicate whether the grant is a 102 Trustee Grant, a Non-Trustee Grant or a 3(i) Grant; and, if the grant is a 102 Trustee Grant, whether it is a 102 Capital Gains Track Grant or a 102 Earned Income Track Grant.

4.	Terms And Conditions of 102 Trustee Grants.

4.1    Each 102 Trustee Grant will be deemed granted on the date stated in the applicable Board or Committee resolution (as applicable), in accordance with the provisions of Section 102 and the Trust Agreement.

4.2    Each 102 Trustee Grant granted to an Eligible 102 Participant shall be held by the Trustee and each certificate for Share acquired pursuant to a 102 Trustee Grant shall be issued to and registered in the name of a Trustee and shall be held in trust for the benefit of the Eligible 102 Participant for the Required Holding Period. After termination of the Required Holding Period, the Trustee may release such Award and any such Share, provided that (i) the Trustee has received an acknowledgment from the ITA that the Eligible 102 Participant has paid any applicable tax due pursuant to the ITO; or (ii) the Trustee and/or the Company withhold any applicable tax due pursuant to the ITO. The Trustee shall not release any 102 Award or Share issued thereunder and held by it prior to the full payment of the Eligible 102 Participant’s tax liabilities.

4.3    Each 102 Trustee Grant (whether a 102 Capital Gains Track Grant or a 102 Earned Income Track Grant, as applicable) shall be subject to the relevant terms of Section 102 and the ITO, which shall be deemed an integral part of the 102 Trustee Grant and shall prevail over any term contained in the Plan, this Appendix or any Award agreement that is not consistent therewith. Any provision of the ITO and any approvals by the ITA not expressly specified in this Appendix or any document evidencing a grant that are necessary to receive or maintain any tax benefit pursuant to Section 102 shall be binding on the Eligible 102 Participant. The Trustee and the Eligible 102 Participant granted a 102 Trustee Grant shall comply with the ITO, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. For avoidance of doubt, it is reiterated that compliance with the ITO specifically includes compliance with the ITO Rules. Further, the Eligible 102 Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the provision of any applicable law, and, particularly, Section 102.

4.4    During the Required Holding Period, the Eligible 102 Participant shall not require the Trustee to release or sell the Award or Share and other share received subsequently following any realization of rights derived from Award or Share (including stock dividends) to the Eligible 102 Participant or to a third party, unless permitted to do so by applicable law. Notwithstanding the foregoing, the Trustee may, pursuant to a written request and subject to applicable law, release and transfer such Share to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (i) all taxes required to be paid upon the release and transfer of the Share have been withheld for transfer to the ITA; and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, this Appendix, any applicable agreement and any applicable law. To avoid doubt, such sale or release during the Required Holding Period will result in different tax ramifications to the Eligible 102 Participant under Section 102 of the ITO and the ITO Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Eligible 102 Participant.

4.5    In the event a stock dividend is declared and/or additional rights are granted with respect to Share which were issued upon an exercise or vesting of an Award granted as 102 Trustee Grants, such dividend and/or rights shall also be subject to the provisions of this Section 4 and the Required Holding Period for such stock dividend and/or rights shall be measured from the commencement of the Required Holding Period for the Award with respect to which the dividend was declared and/or rights granted. In the event of a cash dividend on Award or a Share, the Trustee shall deduct all taxes and mandatory payments from the dividend proceeds in compliance with applicable withholding requirements before transferring the dividend proceeds to the Eligible 102 Participant.

4.6    If an Award which is granted as a 102 Trustee Grant is exercised or vests during the Required Holding Period, the Share issued upon such exercise or vesting shall be issued in the name of the Trustee for the benefit of the Eligible 102 Participant. If such Share is issued after the Required Holding Period has lapsed, the Share issued upon such exercise or vesting shall, at the election of the Eligible 102 Participant, either (i) be issued in the name of the Trustee, or (ii) be transferred to the Eligible 102 Participant directly, provided that the Eligible 102 Participant first complies with all applicable provisions of the Plan, this Appendix and Section 102 and pays all taxes which apply on the Share or to such transfer of Share.

4.7    To avoid doubt, notwithstanding anything to the contrary in the Plan, this Appendix and/or any Award agreement, no grant qualifying as a 102 Trustee Grant shall be substituted for payment in cash or any other form of consideration, including Award or Share, in the absence of an explicit approval of the ITA in advance for such substitution.

5.	Assignability.

As long as Award or Share are held by the Trustee on behalf of the Eligible 102 Participant, all rights of the Eligible 102 Participant over the Award or Share are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

6.	Tax Consequences.

6.1    Any tax consequences arising from the grant or exercise or vesting of any Award, from the payment for Shares covered thereby, or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Eligible Individual), hereunder, shall be borne solely by the Eligible Individual. The Company and/or its Affiliates, and/or the Trustee shall be entitled to withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Eligible Individual shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Eligible Individual. The Company or any of its Affiliates and the Trustee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Award granted under the Plan and this Appendix and the exercise or vesting or sale thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to an Eligible Individual, and/or (ii) requiring an Eligible Individual to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Share, and/or (iii) by causing the exercise of an Award and/or the sale of Share held by or on behalf of an Eligible Individual to cover such liability, up to the amount required to satisfy minimum statuary withholding requirements. In addition, the Eligible Individuals will be required to pay any amount which exceeds the tax to be withheld and remitted to the tax authorities, pursuant to applicable tax laws, regulations and rules.

6.2    With respect to Non-Trustee Grants, if the Eligible 102 Participant ceases to be employed by the Company or any Affiliate, the Eligible 102 Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Share to the satisfaction of the Company, all in accordance with the provisions of Section 102 of the ITO and the ITO Rules.

7.	Governing Law and Jurisdiction.

Notwithstanding any other provision of the Plan, with respect to Eligible Individuals subject to this Appendix, the Plan and all instruments issued thereunder or in connection therewith shall be governed by, and interpreted in accordance with, the laws of the State of Israel applicable to contracts made and to be performed therein.

8.	Securities Laws.

Without derogation from any provisions of the Plan, all grants pursuant to this Appendix shall be subject to compliance with the Israeli Securities Law, 1968, and the rules and regulations promulgated thereunder.

* * * * * * *

Your Internet or telephone authorization authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

AUTHORIZE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 23, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

AUTHORIZE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 23, 2013. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NCR Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by NCR in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to authorize your vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M52657-P33683-Z59619 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NCR CORPORATION		For	Withhold	For All		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:		All	All	Except
Vote on Directors:		☐	☐	☐
1.	Election of Directors
Class B Nominees:
01) Edward P. Boykin
02) Linda Fayne Levinson
03) Deanna W. Oppenheimer
Class C Nominee:
04) Kurt P. Kuehn
Vote on Proposals:
The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain		The Board of Directors recommends you vote AGAINST the following proposal:		For	Against	Abstain

2.	Ratify the appointment of independent registered public accounting firm for 2013.	☐	☐	☐	.	5.	Stockholder proposal to repeal the classified Board of Directors.	☐	☐	☐

3.	Advisory vote to approve executive compensation as disclosed in these proxy materials.	☐	☐	☐		NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

4.	To approve the NCR Corporation 2013 Stock Incentive Plan.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

NOTE: If you attend the meeting and decide to vote by ballot, your ballot will supersede this proxy. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)				Date

Annual Meeting of Stockholders

NCR’s Annual Meeting of Stockholders will be held at 9:00 a.m. on April 24, 2013, in the Auditorium at NCR Corporation’s office located at 3097 Satellite Boulevard, Duluth, Georgia 30096. Please see your proxy statement for instructions should you wish to attend the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of 2013 Annual Meeting of Stockholders and Proxy Statement, and 2012 Annual Report

on Form 10-K are available at www.proxyvote.com.

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M52658-P33683-Z59619

NCR CORPORATION
Proxy/Voting Instruction Card
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR NCR’S ANNUAL MEETING OF STOCKHOLDERS ON APRIL 24, 2013

The undersigned stockholder of NCR Corporation, a Maryland corporation (“NCR” or the “Company”), hereby appoints William R. Nuti, Jennifer M. Daniels and Robert P. Fishman, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of NCR that the undersigned is entitled to vote at NCR’s Annual Meeting of Stockholders to be held in Duluth, Georgia on April 24, 2013, and at any postponement or adjournment thereof, upon any matter that may properly come before the meeting, or any postponement or adjournment thereof, including the matters described in the accompanying proxy statement. This proxy also provides voting instructions to the trustee of the NCR Savings Plan and to the trustees and administrators of other plans, with regard to shares of NCR common stock the undersigned may hold under such plans for which the undersigned is entitled to vote at said meeting to the extent permitted by such plans and their trustees and administrators. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THE PROXIES OR THE TRUSTEES AND ADMINISTRATORS OF THE PLANS, AS THE CASE MAY BE, WILL VOTE THE SHARES IN ACCORDANCE WITH THE DIRECTIONS ON THIS CARD. IF YOU DO NOT INDICATE YOUR CHOICES ON THIS CARD, THE PROXIES WILL VOTE THE SHARES “FOR” THE NOMINEES FOR DIRECTORS, “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION AS DESCRIBED IN THE PROXY MATERIALS, “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM, “FOR” THE APPROVAL OF THE NCR CORPORATION 2013 STOCK INCENTIVE PLAN; “AGAINST” THE STOCKHOLDER PROPOSAL TO REPEAL THE CLASSIFIED BOARD OF DIRECTORS, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF YOU ARE AN NCR SAVINGS PLAN PARTICIPANT OR OTHER PLAN PARTICIPANT ENTITLED TO VOTE AT THE 2013 ANNUAL MEETING OF STOCKHOLDERS AND DO NOT INDICATE YOUR CHOICES ON THIS CARD, THOSE SHARES WILL BE SO VOTED BY THE TRUSTEES OF SUCH PLANS.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on reverse side.)

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on April 24, 2013.

NCR CORPORATION	Meeting Information
	Meeting Type:	Annual Meeting
	For holders as of:	February 12, 2013
	Date: April 24, 2013	Time: 9:00 a.m.
Location: NCR Corporation
3097 Satellite Boulevard
Duluth, Georgia 30096

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT        2012 ANNUAL REPORT ON FORM 10-K

How to View Online:

Have the information that is printed in the box marked by the arrow  è   (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

                               1) BY INTERNET:         www.proxyvote.com

                               2) BY TELEPHONE:     1-800-579-1639

                               3) BY E-MAIL*:             sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow  è   (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 10, 2013 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow  è   (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
The Board of Directors recommends that you vote FOR the following: 1. Election of Directors
Class B Nominees:
01)	Edward P. Boykin
02)	Linda Fayne Levinson
03)	Deanna W. Oppenheimer
Class C Nominee:
04)	Kurt P. Kuehn

The Board of Directors recommends you vote FOR the following proposals:

2. Ratify the appointment of independent registered public accounting firm for 2013.

3. Advisory vote to approve executive compensation as disclosed in these proxy materials.

4. To approve the NCR Corporation 2013 Stock Incentive Plan.

The Board of Directors recommends you vote AGAINST the following proposal:

5. Stockholder proposal to repeal the classified Board of Directors.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.